PROSPECTUS SUPPLEMENT
(To Prospectus dated October 21, 2004)

                           $827,050,000 (APPROXIMATE)

                      AEGIS ASSET BACKED SECURITIES TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-5

                       [Aegis Mortgage Corporation Logo]

AEGIS ASSET BACKED SECURITIES CORPORATION             AEGIS MORTGAGE CORPORATION
                DEPOSITOR                                       SELLER

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                                ----------------

   The trust fund will issue certificates including the following classes offered hereby:

   o FOUR CLASSES OF SENIOR CERTIFICATES.

   o SIX CLASSES OF SUBORDINATE CERTIFICATES.

   The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under "Summary of Terms--The Offered Certificates" on page S-2 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-2 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

   The assets of the trust fund will primarily consist of two pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, default and foreclosure than if they had been underwritten in accordance with more restrictive standards.

   The Class IIA Certificates will have the benefit of a surety bond issued by Financial Guaranty Insurance Company. Subject to the exceptions and limitations that are described in this prospectus supplement, the surety bond will guarantee certain payments of interest and principal to holders of the Class IIA Certificates as described in this prospectus supplement.

                                  [FGIC Logo]

--------------------------------------------------------------------------------
   INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE FACTORS
DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

   The Certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.
--------------------------------------------------------------------------------

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The certificates offered by this prospectus supplement will be purchased by the underwriters from Aegis Asset Backed Securities Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters have the right to reject any order. Proceeds to Aegis Asset Backed Securities Corporation from the sale of these certificates will be approximately 99.75% of their initial total class principal amount before deducting expenses.

   On or about October 27, 2004, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

BEAR, STEARNS & CO. INC.                                         LEHMAN BROTHERS
         CREDIT SUISSE FIRST BOSTON                    UBS INVESTMENT BANK

          The date of this prospectus supplement is October 21, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

   We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

   IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                                ----------------

   Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                                ----------------

   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.
                                ----------------

   This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" and "Yield and Prepayment Considerations" in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms ........................................................    S-1
Risk Factors ............................................................    S-9
Description of the Certificates .........................................   S-22
 General ................................................................   S-22
 Book-Entry Registration ................................................   S-24
 Distributions of Interest ..............................................   S-28
 Determination of LIBOR .................................................   S-36
 Distributions of Principal .............................................   S-37
 Credit Enhancement .....................................................   S-46
 Supplemental Interest Trust ............................................   S-51
 Final Scheduled Distribution Date ......................................   S-55
 Optional Purchase of Mortgage Loans ....................................   S-55
 The Securities Administrator ...........................................   S-55
 The Trustee ............................................................   S-56
Description of the Mortgage Pools .......................................   S-57
 General ................................................................   S-57
 Adjustable Rate Mortgage Loans .........................................   S-59
 The Index ..............................................................   S-59
 Certain Characteristics of the Mortgage Loans ..........................   S-60
Additional Information ..................................................   S-60
Aegis Mortgage Corporation ..............................................   S-60
Underwriting Standards ..................................................   S-61
The Master Servicer .....................................................   S-66
The Servicer and the Subservicer ........................................   S-66
 General ................................................................   S-66
 Ocwen Federal Bank FSB .................................................   S-67
 Aegis Mortgage Corporation .............................................   S-70
Servicing of the Mortgage Loans .........................................   S-71
 General ................................................................   S-71
 The Subservicer ........................................................   S-71
 Servicing Compensation and Payment of Expenses .........................   S-71
 Prepayment Interest Shortfalls .........................................   S-72
 Advances, Servicing Advances ...........................................   S-72
 Collection of Taxes, Assessments and Similar Items .....................   S-73
 Insurance Coverage .....................................................   S-73
 Evidence as to Compliance ..............................................   S-73
 Termination of Servicer ................................................   S-73
 The Credit Risk Manager ................................................   S-73
 Optional Purchase of Distressed Mortgage Loans .........................   S-74
 Special Servicer for Distressed Mortgage Loans .........................   S-74

                                                                            PAGE
                                                                           -----
The Pooling and Servicing Agreement ....................................    S-75
 Formation of the Trust Fund ...........................................    S-75
 Amendments ............................................................    S-75
 Reports to Certificateholders .........................................    S-75
 Delivery and Substitution of Mortgage Loans ...........................    S-77
 Voting Rights .........................................................    S-77
 Termination of the Trust Fund .........................................    S-77
 Sale of the Mortgage Loans ............................................    S-78
 Events of Default; Servicer Termination Events ........................    S-79
Yield, Prepayment and Weighted
  Average Life..........................................................    S-80
 General ...............................................................    S-80
 Overcollateralization .................................................    S-83
 Subordination of the Offered Subordinate Certificates and the Class B4
   Certificates ........................................................    S-83
 Weighted Average Life .................................................    S-83
The Class IIA Surety Bond ..............................................    S-93
 The Class IIA Policy ..................................................    S-93
 The Class IIA Insurer .................................................    S-95
 The Class IIA Insurer's Credit Ratings ................................    S-97
Material Federal Income Tax Considerations .............................    S-97
 General ...............................................................    S-97
 Tax Treatment of the Offered Certificates .............................    S-98
Legal Investment Considerations ........................................   S-100
ERISA Considerations ...................................................   S-100
 ERISA Considerations With Respect to the Swap Agreement ...............   S-101
Use of Proceeds ........................................................   S-102
Underwriting ...........................................................   S-102
Experts ................................................................   S-103
Legal Matters ..........................................................   S-103
Ratings ................................................................   S-103
Index of Principal Terms ...............................................   S-105
Annex A Global Clearance, Settlement and Tax Documentation Procedures ..   S-A-1
Annex B  Swap Agreement Scheduled Notional Amounts .....................   S-B-1
Annex C Certain Characteristics of the Mortgage Loans ..................   S-C-1

                      [This page intentionally left blank]

                                SUMMARY OF TERMS


   o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

   o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

   o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF OCTOBER 1, 2004, UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF PRINCIPAL" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY OTHERWISE.

   PARTIES

   SELLER

      Aegis Mortgage Corporation.

   DEPOSITOR

      Aegis Asset Backed Securities Corporation.

   TRUSTEE

      Wachovia Bank, National Association.

   SECURITIES ADMINISTRATOR

      Wells Fargo Bank, N.A.

   CUSTODIAN

      Wells Fargo Bank, N.A.

   MASTER SERVICER

      Wells Fargo Bank, N.A.

   SERVICER

      Ocwen Federal Bank FSB.

   SUBSERVICER

      Aegis Mortgage Corporation.

   CREDIT RISK MANAGER

      The Murrayhill Company will monitor and advise the servicer with respect to default management of the mortgage loans.

   SWAP COUNTERPARTY

      Credit Suisse First Boston International.

   CLASS IIA INSURER

      Financial Guaranty Insurance Company will provide a surety bond for the Class IIA Certificates.

                            THE OFFERED CERTIFICATES

CLASSES OF CERTIFICATES

   The Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 2004-5, consist of the classes of certificates listed in the table below, together with the Class B4, Class P, Class X and Class R Certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement.

                                                                                   CLASS               INTEREST           CUSIP
CLASS                                                                       PRINCIPAL AMOUNT(1)          RATE             NUMBER
-----                                                                       -------------------          ----          ------------
IA1 .................................................................           $199,836,000              (2)          00764M   DC8
IA2 .................................................................             78,423,000              (2)          00764M   DD6
IA3 .................................................................             65,779,000              (2)          00764M   DE4
IIA .................................................................            344,037,000              (2)          00764M   DF1
M1 ..................................................................             53,975,000              (2)          00764M   DG9
M2 ..................................................................             44,625,000              (2)          00764M   DH7
M3 ..................................................................             11,900,000              (2)          00764M   DJ3
B1 ..................................................................             11,050,000              (2)          00764M   DK0
B2 ..................................................................              8,925,000              (2)          00764M   DL8
B3 ..................................................................              8,500,000              (2)          00764M   DM6

---------------
(1) These balances are approximate, as described in this prospectus supplement.
(2) Interest will accrue on the Class IA1, IA2, IA3, IIA, M1, M2, M3, B1, B2 and B3 Certificates based on one-month LIBOR plus a specified margin, subject to limitation, as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest." The margins may be increased as described under "Description of the Certificates-- Distributions of Interest" in this prospectus supplement.

   The certificates offered by this prospectus supplement will be issued in book-entry form.

   See "Description of the Certificates--General" in this prospectus supplement for the minimum denominations and the incremental denominations of each class of offered certificates.

   The certificates will represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of October 1, 2004, of approximately $850,000,311. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

   The mortgage loans to be included in the trust fund will be divided into two mortgage pools: "pool 1" and "pool 2." Pool 2 will consist of those mortgage loans in the trust fund with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one-to four-family residential mortgaged properties. Pool 1 will consist of mortgage loans with original principal balances which may be less than, equal to, or in excess of, those loan amount limitations.

   The offered certificates will have an approximate total initial principal amount of $827,050,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

   Principal and interest on the certificates will be paid on the 25th day of each month, or if the 25th day is not a business day, on the next business day thereafter, beginning in November 2004.

   The rights of holders of the Class M1, M2, M3, B1, B2, B3 and B4 Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below. We refer to these certificates as "subordinate" certificates, and we refer to the Class IA1, IA2, IA3 and IIA Certificates as "senior" certificates.

   The Class P Certificates will be entitled to all the cash flow arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, such amounts will not be available for payment to holders of the offered certificates. The Class X Certificates will be entitled to excess cashflow remaining after required payments are made on the offered certificates and the Class B4 Certificates, and after certain fees and expenses are paid, as described in this prospectus supplement.

INTEREST PAYMENTS

   Interest will accrue on each class of offered certificates at the applicable annual rates described in this prospectus supplement on the principal amount of that class.

   See "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

   The amount of principal payable on each class of certificates that is entitled to principal payments will be determined by (1) funds actually received on the mortgage loans that are available to make payments of principal on the certificates, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (3) the application of excess interest and swap payments to pay principal on the certificates, as described in this prospectus supplement.

   Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

   The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon whether a distribution date occurs before the stepdown date described in this prospectus supplement or on or after that date, and depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

   See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

LIMITED RECOURSE

   The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and the supplemental interest trust. The trust fund will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates, other than the Class IIA Certificates, which will have the benefit of a surety bond issued by Financial Guaranty Insurance Company.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

   In order to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, the payment structure includes excess interest, overcollateralization, subordination and loss allocation features, an interest rate swap agreement and, for the benefit of the Class IIA Certificates only, a surety bond. Other than the Class IIA Certificates, the certificates will not be insured by any surety bond.

   The Class B4 Certificates are more likely to experience losses than the Class B3, B2, B1, M3, M2 and M1 Certificates and the senior certificates. The Class B3 Certificates are more likely to experience losses than the Class B2, B1, M3, M2 and M1 Certificates and the senior certificates. The Class B2 Certificates are more likely to experience losses than the Class B1, M3, M2 and M1 Certificates and the senior certificates. The Class B1 Certificates are more likely to experience losses than the Class M3, M2 and M1 Certificates and the senior certificates. The Class M3 Certificates are more likely to experience losses than the Class M2 and M1 Certificates and the senior certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 Certificates and the senior certificates; and the Class M1 Certificates are more likely to experience losses than the senior certificates.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement," and "Description of the Certificates--Credit Enhancement" and "--Supplemental Interest Trust" in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the certificates.

Excess Interest

   The mortgage loans included in the trust fund will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust fund. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at the required levels.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

   We refer to the amount, if any, by which the total principal balance of the mortgage loans exceeds the total principal amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates at any time as "overcollateralization." On the closing date, this amount will be approximately $12,750,311, which represents approximately 1.50% of the total principal balance of the mortgage loans as of October 1, 2004.

   To the extent described in this prospectus supplement, a portion of interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund will be applied to reduce the principal balances of the offered certificates and the Class B4 Certificates in order to reduce the total principal amount of the offered certificates and the Class B4 Certificates to maintain the level of overcollateralization set by the rating agencies. We cannot assure you that sufficient excess interest will be generated to maintain the required overcollateralization.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Credit Enhancement-- Overcollateralization" in this prospectus supplement.

   See "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

Subordination of Payments

   The senior certificates will have a payment priority as a group over other certificates. The Class M1 Certificates will have a payment priority over the Class M2, Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates; the Class M2 Certificates will have a payment priority over the Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates; the Class M3 Certificates will have a payment priority over the Class B1, Class B2, Class B3 and Class B4 Certificates; the Class B1 Certificates will have a payment priority over the Class B2, Class B3 and Class B4 Certificates; the Class B2 Certificates will have a payment priority over the Class B3 and Class B4 Certificates; and the Class B3 Certificates will have a payment priority over the Class B4 Certificates. Each class of offered certificates and the Class B4 Certificates will have a payment priority over the Class X and Class R Certificates.

   See "Description of the Certificates--Credit Enhancement--Subordination" in this prospectus supplement.

Allocation of Losses

   As described in this prospectus supplement, the amount of losses on the mortgage loans, to the extent that such losses exceed excess interest and any overcollateralization, as described in this prospectus supplement, will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. Losses will first be allocated in reduction of the principal amount of the Class B4 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B2 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. Losses will not be applied to reduce the principal amounts of the Class IA1, IA2, IA3 or IIA Certificates. If a loss has been allocated to reduce the principal amount of your subordinate certificate, it is possible, although it is unlikely, that you will receive payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates (other than the Class IIA Certificates) may not receive all of their principal payments.

   See "Description of the Certificates--Credit Enhancement--Application of Realized Losses" in this prospectus supplement.

Limited Cross-Collateralization

   Under certain limited circumstances, principal and interest payments on the mortgage loans in one pool may be distributed as principal to holders of the senior certificates corresponding to the other pool.

   If the senior certificates relating to one pool have been retired, then principal and interest payments on the mortgage loans relating to the retired senior certificates will be distributed to the remaining senior certificates of the other pool, if any, before being distributed to the Class M1, M2, M3, B1, B2, B3 and B4 Certificates.

   See "Risk Factors--Potential Inadequacy of Credit Enhancement" and "Description of the Certificates--Distributions of Principal" in this prospectus supplement.

The Interest Rate Swap Agreement

   The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with Credit Suisse First Boston International, as swap counterparty. Under the interest rate swap agreement, on each distribution date the supplemental interest trust will be obligated to make fixed payments at a rate of 2.89% and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that a fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net payment to the supplemental interest trust. Any net amounts received under the interest rate swap agreement will be paid by the supplemental interest trust as described in this prospectus supplement.

   See "Description of the Certificates--Supplemental Interest Trust--Interest Rate Swap Agreement" and "--Application of Payments Received under the Interest Rate Swap Agreement" in this prospectus supplement.

The Class IIA Surety Bond

   The Financial Guaranty Insurance Company surety bond will guarantee certain interest and principal payments to holders of the Class IIA Certificates under the circumstances described in this prospectus supplement. No other class of certificates will benefit from the certificate guaranty insurance policy.

   For information about Financial Guaranty Insurance Company and for a more detailed discussion of the Financial Guaranty Insurance Company surety bond, see "The Class IIA Surety Bond" in this prospectus supplement.

THE MORTGAGE LOANS

   On the closing date, the assets of the trust fund will consist primarily of two pools of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of October 1, 2004, of approximately $850,000,311. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

   Approximately 21.37% of the mortgage loans have fixed interest rates, and the remainder have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. Approximately 96.78% of the mortgage loans have original terms to maturity of greater than 15 years and not greater than 30 years, and approximately 3.22% of the mortgage loans have original terms to maturity of not greater than 15 years.

   Approximately 6.67% of the mortgage loans are secured by second liens on the mortgaged properties. Substantially all of the related first lien loans are included in the trust fund.

   The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less restrictive than Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

   The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

   See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust fund.

SERVICING OF THE MORTGAGE LOANS

   The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the pooling and servicing agreement and described in this prospectus supplement.

   The mortgage loans will be serviced by Ocwen Federal Bank FSB. On the closing date, Ocwen Federal Bank FSB will enter into a subservicing agreement with Aegis Mortgage Corporation for the servicing of the mortgage loans.

   In its capacity as seller, Aegis Mortgage Corporation will retain ownership of the servicing rights and will have the right to terminate Ocwen as servicer at any time with the consent of the Class IIA insurer, which will not unreasonably be withheld.

   If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer, the Class IIA insurer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

   See "The Servicer and the Subservicer," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement--Events of Default; Servicer Termination Events" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

   The majority holders of the Class X Certificates (or the Servicer, if the Class X Certificateholders do not do so) may purchase the mortgage loans on any distribution date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance.

   If the mortgage loans are purchased, certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

   If the option to purchase the mortgage loans is not exercised on the earliest possible distribution date as described above, then, beginning with the next succeeding distribution date and thereafter, the interest rates of the Class IA1, IA2, IA3, IIA, M1, M2, M3, B1, B2, B3 and B4 Certificates will be increased as described in this prospectus supplement.

   See "Description of the Certificates--Optional Purchase of Mortgage Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

   See "Description of the Certificates--Distributions of Interest" in this prospectus supplement for a description of the increased interest rates to be paid on the Class IA1, IA2, IA3, IIA, M1, M2, M3, B1, B2, B3 and B4 Certificates in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

FINANCING

   Certain of the underwriters, or affiliates of certain of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered certificates will be used to repay this financing.

TAX STATUS

   The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates, the Class B4 Certificates, the Class P Certificates and the Class X Certificates will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the REMICs.

   Certain of the offered certificates may be issued with original issue discount for federal income tax purposes.

   See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

   Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. Offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations--ERISA Considerations With Respect to the Swap Agreement."

   See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

   The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

   There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

   See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

RATINGS OF THE CERTIFICATES

   Each class of offered certificates will initially have the following ratings from Fitch Ratings, Moody's Investors Service and Standard and Poor's Ratings Services.

                                              FITCH'S    MOODY'S     STANDARD &
CLASS                                          RATING    RATING    POOR'S RATING
-----                                         -------    -------   -------------
IA1                                             AAA        Aaa          AAA
IA2                                             AAA        Aaa          AAA
IA3                                             AAA        Aaa          AAA
IIA                                             AAA        Aaa          AAA
M1                                               AA        Aa2           AA
M2                                               A         A2            A
M3                                               A-        A3            A-
B1                                              BBB+      Baa1          BBB+
B2                                              BBB       Baa2          BBB
B3                                              BBB-      Baa3          BBB-

   These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

   The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the Class IA1, IA2, IA3, IIA, M1, M2, M3, B1, B2 and B3 Certificates.

   The ratings on the Class IIA Certificates will be assigned without regard to the surety bond.

   See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                  RISK FACTORS

   THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

HIGHER EXPECTED DELINQUENCIES
  OF THE MORTGAGE LOANS . . . . . . . .  In general, the underwriting guidelines applied to the mortgage
                                         loans to be included in the trust
                                         fund are not as strict as Fannie Mae
                                         or Freddie Mac guidelines, so the
                                         mortgage loans are likely to
                                         experience rates of delinquency,
                                         foreclosure and bankruptcy that are
                                         higher, and that may be substantially
                                         higher, than those experienced by
                                         mortgage loans underwritten in
                                         accordance with higher standards. The
                                         seller's underwriting of the mortgage
                                         loans generally consisted of
                                         analyzing the creditworthiness of a
                                         borrower based on both a credit score
                                         and mortgage history, the income
                                         sufficiency of a borrower's projected
                                         family income relative to the
                                         mortgage payment and to other fixed
                                         obligations, including in certain
                                         instances rental income from
                                         investment property, and the adequacy
                                         of the mortgaged property expressed
                                         in terms of loan-to-value ratio, to
                                         serve as the collateral for a
                                         mortgage loan.

                                         Changes in the values of mortgaged
                                         properties related to the mortgage
                                         loans may have a greater effect on
                                         the delinquency, foreclosure,
                                         bankruptcy and loss experience of the
                                         mortgage loans in the trust fund than
                                         on mortgage loans originated under
                                         stricter guidelines. We cannot assure
                                         you that the values of the mortgaged
                                         properties have remained or will
                                         remain at levels in effect on the
                                         dates of origination of the related
                                         mortgage loans.

                                         See "Description of the Mortgage
                                         Pools--General" in this prospectus
                                         supplement for a description of the
                                         characteristics of the mortgage loans
                                         in each mortgage pool and "Aegis
                                         Mortgage Corporation--Underwriting
                                         Standards" in this prospectus
                                         supplement for a general description
                                         of the underwriting standards applied
                                         in originating the mortgage loans.

MORTGAGE LOAN INTEREST RATES
  MAY LIMIT INTEREST RATES
  ON THE CERTIFICATES . . . . . . . . .  The Class IA1, IA2, IA3, IIA, M1, M2,
                                         M3, B1, B2, B3 and B4 Certificates
                                         will accrue interest at interest
                                         rates based on the one-month LIBOR
                                         index plus a specified margin, but
                                         these interest rates are subject to
                                         limitation. The limit on the interest
                                         rate of each of these classes of
                                         certificates is based on the weighted
                                         average interest rate of the mortgage
                                         loans in pool 1, in the case of the
                                         Class IA1, Class IA2 and Class IA3
                                         Certificates; in pool 2, in the case
                                         of the Class IIA Certificates; or in
                                         both pools, in the case of the
                                         subordinate certificates, net of
                                         certain allocable fees and expenses
                                         of the trust fund. Substantially all
                                         of the mortgage loans to be included
                                         in each mortgage pool will have
                                         interest rates that either are fixed
                                         or adjust based on a six-month

                                         LIBOR index, as described under
                                         "Description of the Mortgage Pools--
                                         The Index" in this prospectus
                                         supplement.

                                         The adjustable rate mortgage loans in
                                         each pool may also have periodic
                                         maximum and minimum limitations on
                                         adjustments to their interest rates,
                                         and the first interest rate
                                         adjustment date for substantially all
                                         of the adjustable rate mortgage loans
                                         will occur approximately two,
                                         approximately three or approximately
                                         five years after their first payment
                                         date. As a result, the interest rates
                                         for the Class IA1, IA2, IA3, IIA, M1,
                                         M2, M3, B1, B2, B3 and B4
                                         Certificates may be lower than they
                                         would be if the interest rates were
                                         not subject to the net funds cap
                                         described in this prospectus
                                         supplement.

                                         A variety of factors could limit the
                                         interest rates and adversely affect
                                         the yields on the Class IA1, IA2,
                                         IA3, IIA, M1, M2, M3, B1, B2, B3 and
                                         B4 Certificates. These factors
                                         include:

                                         o  The interest rates for the Class
                                            IA1, IA2, IA3, IIA, M1, M2, M3, B1,
                                            B2, B3 and B4 Certificates adjust
                                            monthly, while the interest rates
                                            on the mortgage loans to be
                                            included in each mortgage pool
                                            adjust less frequently or do not
                                            adjust at all. Consequently, the
                                            net funds cap limitation on the
                                            interest rates on these
                                            certificates may prevent increases
                                            in the interest rates on the
                                            related certificates for extended
                                            periods in a rising interest rate
                                            environment.

                                         o  The interest rates on the
                                            adjustable rate mortgage loans to
                                            be included in each mortgage pool
                                            may respond to economic and market
                                            factors that differ from those that
                                            affect one-month LIBOR. It is
                                            possible that the interest rates on
                                            the adjustable rate mortgage loans
                                            may decline while one-month LIBOR
                                            is stable or rising, or that one-
                                            month LIBOR will increase
                                            more rapidly than the interest
                                            rates on the adjustable rate
                                            mortgage loans.

                                         o  To the extent that mortgage loans
                                            having relatively higher interest
                                            rates are subject to default or
                                            prepayment, the interest rates on
                                            the offered certificates may be
                                            reduced as a result of the net
                                            funds cap limitation described in
                                            this prospectus supplement.

                                         If the interest rates on the Class
                                         IA1, IA2, IA3, IIA, M1, M2, M3, B1,
                                         B2, B3 and B4 Certificates are
                                         limited for any distribution date,
                                         the resulting basis risk shortfalls
                                         may be paid to holders of those
                                         certificates on future distribution
                                         dates, but only if there is enough
                                         cashflow generated from excess
                                         interest (and in limited
                                         circumstances, principal) on the
                                         mortgage loans to fund those
                                         shortfalls or payments are received
                                         under the interest rate swap
                                         agreement in an amount sufficient to
                                         cover those shortfalls. The Class IIA
                                         surety bond will not cover these
                                         shortfalls on the Class IIA
                                         Certificates.

                                         See "Description of the
                                         Certificates--Distributions of
                                         Interest" and "--Credit Enhancement--
                                         Overcollateralization" in this
                                         prospectus supplement. For a general
                                         description of the interest rates of
                                         the mortgage loans, see "Description
                                         of the Mortgage Pools" in this
                                         prospectus supplement.

SPECIAL RISKS RELATED TO JUNIOR
  LIEN MORTGAGE LOANS . . . . . . . . .  Approximately 6.67% of the mortgage loans are secured by second liens on
                                         the related mortgaged properties.
                                         These junior lien mortgage loans were
                                         generally originated at the same time
                                         as origination of the first lien
                                         mortgage loans with respect to the
                                         related mortgaged properties,
                                         substantially all of which are
                                         included in the trust fund. The
                                         weighted average of the original
                                         loan-to-value ratios of the first
                                         lien mortgage loans and the original
                                         combined loan-to-value ratios of the
                                         related junior lien mortgage loans is
                                         approximately 84.67%.

                                         The junior lien mortgage loans are
                                         subordinate to the rights of the
                                         mortgagee under the related first
                                         lien mortgage loans, substantially
                                         all of which are assets of the trust
                                         fund. Generally, the holder of a
                                         junior lien mortgage loan will be
                                         subject to a loss of its mortgage if
                                         the holder of the first mortgage is
                                         successful in foreclosure of its
                                         mortgage, because no junior liens or
                                         encumbrances survive such a
                                         foreclosure. Furthermore, any
                                         liquidation, insurance or
                                         condemnation proceeds received with
                                         respect to any mortgaged property
                                         will be available to satisfy the
                                         outstanding balance of the junior
                                         lien mortgage loans only to the
                                         extent that the claim of the first
                                         mortgage has been satisfied in full,
                                         including any related foreclosure
                                         costs. Accordingly, if liquidation
                                         proceeds are insufficient to satisfy
                                         the mortgage loan secured by the
                                         junior mortgage and the related first
                                         lien mortgage loan, and if the credit
                                         enhancement provided by
                                         excess interest and
                                         overcollateralization has been
                                         exhausted or is otherwise unavailable
                                         to cover the loss, certificateholders
                                         will bear:

                                         o  the risk of delay in payments while
                                            a deficiency judgment, if any, is
                                            sought against the borrower; and

                                         o  the risk of loss if the deficiency
                                            judgment is not pursued, cannot be
                                            obtained or is not realized for any
                                            other reason.

                                         The existence of the junior lien
                                         mortgage loans also presents
                                         additional risks. Defaults on first
                                         lien loans may be triggered by
                                         defaults on related junior lien
                                         loans. Borrowers who are in default
                                         may be more likely to submit to
                                         foreclosure proceedings because they
                                         have little or no equity in their
                                         properties.

RISKS RELATED TO
  SIMULTANEOUS SECOND
  LIENS . . . . . . . . . . . . . . . .  With respect to approximately 21.77%
                                         of the mortgage loans, all of which
                                         are secured by first liens, at the
                                         time of origination Aegis also
                                         originated a second lien loan that
                                         will, in most cases, be included in
                                         the trust fund. However, other
                                         borrowers whose first lien loans are
                                         included in the trust fund may have
                                         obtained secondary mortgage
                                         financing. Investors should consider
                                         that
                                         borrowers who have less equity in
                                         their homes may be more likely to
                                         default, and may be more likely to
                                         submit to foreclosure proceedings.

RISKS RELATED TO
  SUBSERVICING. . . . . . . . . . . . .  The servicer will contract with Aegis
                                         Mortgage Corporation as subservicer
                                         to perform the direct servicing of
                                         the mortgage loans. The subservicer
                                         has only limited experience servicing
                                         mortgage loans in its portfolio and
                                         no experience servicing mortgage
                                         loans in a securitization, which
                                         could lead to higher levels of
                                         delinquencies and defaults on the
                                         mortgage loans than would be the case
                                         if the mortgage loans were directly
                                         serviced by a more experienced
                                         servicer. The servicer will monitor
                                         the performance of the subservicer,
                                         but if substantial losses occur as a
                                         result of delinquencies and defaults
                                         on the mortgage loans, you may
                                         suffer losses.

                                         While Aegis Mortgage Corporation in
                                         its capacity as subservicer will
                                         service the mortgage loans under the
                                         supervision of the servicer, Aegis
                                         Mortgage Corporation in its capacity
                                         as seller will have the right to
                                         terminate the servicer at any time
                                         without cause but with the prior
                                         written consent of the Class IIA
                                         insurer, which will not unreasonably
                                         be withheld. This dual relationship
                                         between Aegis Mortgage Corporation
                                         and the servicer could affect the
                                         manner in which the servicer fulfills
                                         its oversight responsibilities.

                                         See "The Servicer and the
                                         Subservicer--Aegis Mortgage
                                         Corporation" and "Servicing of the
                                         Mortgage Loans--The Subservicer" in
                                         this prospectus supplement.

POTENTIAL INADEQUACY OF CREDIT
  ENHANCEMENT . . . . . . . . . . . . .  With the exception of the Class IIA
                                         Certificates, the certificates are
                                         not insured by any surety bond. The
                                         credit enhancement features described
                                         in this prospectus supplement are
                                         intended to enhance the likelihood
                                         that holders of more senior classes
                                         of certificates will receive regular
                                         payments of interest and principal,
                                         but are limited in nature and may be
                                         insufficient to cover all losses on
                                         the mortgage loans.

                                         EXCESS INTEREST AND
                                         OVERCOLLATERALIZATION.  In order to
                                         maintain overcollateralization after
                                         losses have occurred on the Mortgage
                                         Loans it will be necessary that the
                                         mortgage loans in each pool generate
                                         more interest than is needed to pay
                                         interest on the related offered
                                         certificates and the Class B4
                                         Certificates, as well as that pool's
                                         allocable portion of fees and
                                         expenses of the trust fund. We expect
                                         that the mortgage loans will generate
                                         more interest than is needed to pay
                                         these amounts, at least during
                                         certain periods, because the weighted
                                         average of the interest rates on the
                                         mortgage loans in each pool is
                                         expected to be higher than the
                                         weighted average of the interest
                                         rates on the related certificates.
                                         Any remaining interest generated by
                                         the mortgage loans will, in effect,
                                         absorb losses on the mortgage loans,
                                         and will be applied to maintain
                                         overcollateralization.

                                         We cannot assure you, however, that
                                         the mortgage loans will generate
                                         enough excess interest in all periods
                                         to maintain the overcollateralization
                                         level required by the rating
                                         agencies. In addition, there may be
                                         no amounts available from the
                                         interest rate swap agreement to cover
                                         shortfalls. The following factors
                                         will affect the amount of excess
                                         interest that the mortgage loans will
                                         generate:

                                         o  Prepayments. Every time a mortgage
                                            loan is prepaid, total excess
                                            interest after the date of
                                            prepayment will be reduced because
                                            that mortgage loan will no longer
                                            be outstanding and generating
                                            interest, or, in the case of a
                                            partial prepayment, will be
                                            generating less interest. The
                                            effect on your certificates of this
                                            reduction will be influenced by the
                                            amount of prepaid loans and the
                                            characteristics of the prepaid
                                            loans. Prepayment of a
                                            disproportionately high number of
                                            high interest rate mortgage loans
                                            would have a greater negative
                                            effect on future excess interest.

                                         o  Defaults, Delinquencies and
                                            Liquidations. If the rates of
                                            delinquencies, defaults or losses
                                            on the mortgage loans turn out to
                                            be higher than expected, excess
                                            interest will be reduced by the
                                            amount necessary to compensate for
                                            any shortfalls in cash available to
                                            pay certificateholders. Every time
                                            a mortgage loan is liquidated or
                                            written off, excess interest is
                                            reduced because the mortgage loan
                                            will no longer be outstanding and
                                            generating interest. Defaults on a
                                            disproportionately high number of
                                            high interest rate mortgage loans
                                            would have a greater negative
                                            effect on future excess interest.

                                         o  Increases in LIBOR. Substantially
                                            all of the mortgage loans have
                                            either fixed interest rates or
                                            interest rates that adjust based on
                                            a six-month LIBOR index and not the
                                            one-month LIBOR index used to
                                            determine the interest rates on the
                                            Class IA1, IA2, IA3, IIA, M1, M2,
                                            M3, B1, B2, B3 and B4 Certificates.
                                            As a result of an increase in one-
                                            month LIBOR, the interest rate on
                                            the related offered certificates
                                            may increase relative to interest
                                            rates on the mortgage loans,
                                            requiring that more of the interest
                                            generated by the mortgage loans be
                                            applied to cover interest on the
                                            certificates.

                                         See "Description of the
                                         Certificates--Credit Enhancement--
                                         Overcollateralization" in this
                                         prospectus supplement.

                                         THE CLASS IIA SURETY BOND.  Although
                                         the Class IIA Certificates will have
                                         the benefit of the Class IIA surety
                                         bond under which the Class IIA
                                         insurer will be required to guarantee
                                         timely payments of interest, payments
                                         of certain loss amounts and the
                                         ultimate payment of principal on the
                                         Class IIA Certificates, the Class IIA
                                         surety bond will not guarantee
                                         shortfalls in interest resulting from
                                         the timing of prepayments, the
                                         application of the Servicemembers
                                         Civil Relief Act or any comparable
                                         state or local law, or the
                                         application of limitations on the
                                         Class IIA interest rate.

                                         See "The Class IIA Surety Bond" in
                                         this prospectus supplement.

                                         THE INTEREST RATE SWAP AGREEMENT.  Any
                                         amounts received under the interest
                                         rate swap agreement will be applied
                                         as described in this prospectus
                                         supplement to pay interest
                                         shortfalls, maintain
                                         overcollateralization and cover
                                         losses. However, no amounts will be
                                         payable to the supplemental interest
                                         trust by the swap counterparty unless
                                         the floating amount owed by the swap
                                         counterparty on a distribution date
                                         exceeds the fixed amount owed to the
                                         swap counterparty. This will not
                                         occur except in periods when one-
                                         month LIBOR (as determined pursuant
                                         to the interest rate swap agreement)
                                         generally exceeds 2.89%. We cannot
                                         assure you that any amounts will be
                                         received under the interest rate swap
                                         agreement, or that any such amounts
                                         that are received will be sufficient
                                         to maintain required
                                         overcollateralization or to cover
                                         interest shortfalls and losses on the
                                         mortgage loans.

                                         See "Description of the
                                         Certificates--Supplemental Interest
                                         Trust--Interest Rate Swap Agreement"
                                         in this prospectus supplement.

                                         SUBORDINATION.  Subordination in right
                                         of payment of the subordinate
                                         certificates provides a form of
                                         credit enhancement for the senior
                                         certificates and for each class of
                                         subordinate certificates having a
                                         higher priority of payment. However,
                                         if this subordination is insufficient
                                         to absorb losses in excess of excess
                                         interest and any
                                         overcollateralization that is
                                         created, then holders of subordinate
                                         certificates, particularly the Class
                                         B4 certificates, may never receive
                                         all of their principal payments. You
                                         should consider the following:

                                         o  if you buy a Class B3 Certificate
                                            and losses on the mortgage loans
                                            exceed excess interest and any
                                            overcollateralization that has been
                                            created, plus the class principal
                                            amount of the Class B4
                                            Certificates, the principal amount
                                            of your certificate will be reduced
                                            proportionately with the principal
                                            amounts of the other Class B3
                                            Certificates by the amount of that
                                            excess;

                                         o  if you buy a Class B2 Certificate
                                            and losses on the mortgage loans
                                            exceed excess interest and any
                                            overcollateralization that has been
                                            created, plus the total class
                                            principal amount of the Class B4
                                            and B3 Certificates, the principal
                                            amount of your certificate will be
                                            reduced proportionately with the
                                            principal amounts of the other
                                            Class B2 Certificates by the amount
                                            of that excess;

                                         o  if you buy a Class B1 Certificate
                                            and losses on the mortgage loans
                                            exceed excess interest and any
                                            overcollateralization that has been
                                            created, plus the total class
                                            principal amount of the Class B4,
                                            B3 and B2 Certificates, the
                                            principal amount of your
                                            certificate will be reduced
                                            proportionately with the principal
                                            amounts of the other Class B1
                                            Certificates by the amount of that
                                            excess;

                                         o  if you buy a Class M3 Certificate
                                            and losses on the mortgage loans
                                            exceed excess interest and any
                                            overcollateralization that has been
                                            created, plus the total class
                                            principal amount of the Class B4,
                                            B3, B2 and B1 Certificates, the
                                            principal amount of your
                                            certificate will be reduced
                                            proportionately with the principal
                                            amounts of the other Class M3
                                            Certificates by the amount of that
                                            excess;

                                         o  if you buy a Class M2 Certificate
                                            and losses on the mortgage loans
                                            exceed excess interest and any
                                            overcollateralization that has been
                                            created, plus the total class
                                            principal amount of the Class B4,
                                            B3, B2, B1 and M3 Certificates, the
                                            principal amount of your
                                            certificate will be reduced
                                            proportionately with the principal
                                            amounts of the other Class M2
                                            Certificates by the amount of that
                                            excess; and

                                         o  if you buy a Class M1 Certificate
                                            and losses on the mortgage loans
                                            exceed excess interest and any
                                            overcollateralization that has been
                                            created, plus the total class
                                            principal amount of the Class B4,
                                            B3, B2, B1, M3 and M2 Certificates,
                                            the principal amount of your
                                            certificate will be reduced
                                            proportionately with the principal
                                            amounts of the other Class M1
                                            Certificates by the amount of that
                                            excess.

                                         Losses on the mortgage loans will not
                                         reduce the principal amounts of the
                                         Class IA1, IA2, IA3 or IIA
                                         Certificates.

                                         If overcollateralization is
                                         maintained at the required amount and
                                         the mortgage loans generate interest
                                         in excess of the amount needed to pay
                                         interest and principal on the offered
                                         certificates and the Class B4
                                         Certificates and the fees, expenses
                                         and reimbursements owed by the trust
                                         fund, then excess interest will be
                                         used to pay certificateholders the
                                         amount of any reduction in the
                                         principal balances of the
                                         certificates caused by application of
                                         losses. These payments will be made
                                         to the Class M1, M2, M3, B1, B2, B3
                                         and B4 Certificates in order of
                                         seniority. We cannot assure you,
                                         however, that excess interest will be
                                         generated in an amount sufficient to
                                         make these payments, and in any
                                         event, no interest will be paid to
                                         you on the amount by which the
                                         principal balance of your certificate
                                         was reduced by the application of
                                         losses.

                                         See "Description of the
                                         Certificates--Credit Enhancement--
                                         Subordination" and "--Application of
                                         Realized Losses" in this prospectus
                                         supplement.

                                         LIMITED CROSS-COLLATERALIZATION.  If
                                         you buy a senior certificate, your
                                         principal payments will depend, for
                                         the most part, on collections on the
                                         mortgage loans in the pool that
                                         relates to your class of
                                         certificates. However, each class of
                                         certificates will have the benefit of
                                         credit enhancement in the form of
                                         overcollateralization and
                                         subordination from each pool. That
                                         means that even if the rate of losses
                                         on mortgage loans in the pool that
                                         relates to your class of certificates
                                         is low, losses in
                                         the other pool may reduce the loss
                                         protection for your certificates.

RISKS RELATED TO THE INTEREST RATE
  SWAP AGREEMENT. . . . . . . . . . . .  Any net payment payable to the swap counterparty under the terms of the
                                         interest rate swap agreement will
                                         reduce amounts available for
                                         distribution to certificateholders,
                                         and may reduce the interest rates of
                                         the certificates. If the rate of
                                         prepayments on the mortgage loans is
                                         faster than anticipated, the
                                         scheduled notional amount on which
                                         payments due under the interest rate
                                         swap agreement are calculated may
                                         exceed the total principal balance of
                                         the mortgage loans, thereby
                                         increasing the relative proportion of
                                         interest collections on the loans
                                         that must be applied to make net
                                         payments to the swap counterparty.
                                         The combination of a rapid rate of
                                         prepayment and low prevailing
                                         interest rates could adversely affect
                                         the yields on the certificates.

                                         In addition, any termination payment
                                         payable to the swap counterparty in
                                         the event of early termination of the
                                         interest rate swap agreement will
                                         reduce amounts available for
                                         distribution to certificateholders.

                                         See "Description of the
                                         Certificates--Distributions of
                                         Interest," "--Distributions of
                                         Principal" and "--Supplemental
                                         Interest Trust."

CREDIT RATING OF SWAP
  COUNTERPARTY. . . . . . . . . . . . .  The swap counterparty or its credit support provider under the interest
                                         rate swap agreement, if applicable,
                                         will have, as of the closing date, a
                                         long-term counterparty credit rating
                                         of "A+" and a short-term rating of
                                         "A-1" from S&P. The ratings on the
                                         offered certificates are dependent in
                                         part upon the credit ratings of the
                                         swap counterparty (or its credit
                                         support provider, if applicable). If
                                         a credit rating of the swap
                                         counterparty (or its credit support
                                         provider, if applicable) is
                                         qualified, reduced or withdrawn and a
                                         substitute counterparty is not
                                         obtained in accordance with the terms
                                         of the interest rate swap agreement,
                                         the ratings of the offered
                                         certificates may be qualified,
                                         reduced or withdrawn. In such event,
                                         the value and marketability of the
                                         offered certificates will be
                                         adversely affected.

                                         See "Description of the
                                         Certificates--Supplemental Interest
                                         Trust--Interest Rate Swap Agreement."

UNPREDICTABILITY AND EFFECT OF
  PREPAYMENTS . . . . . . . . . . . . .  The rate of prepayments on the mortgage loans will be sensitive to
                                         prevailing interest rates. Generally,
                                         if prevailing interest rates decline,
                                         mortgage loan prepayments may
                                         increase due to the availability of
                                         refinancing at lower interest rates.
                                         If prevailing interest rates rise,
                                         prepayments on the mortgage loans may
                                         decrease.

                                         Borrowers may prepay their mortgage
                                         loans in whole or in part at any
                                         time; however, approximately 72.45%
                                         and 72.28% of the mortgage loans to
                                         be included in pool 1 and pool 2,
                                         respectively, require the borrower to
                                         pay a prepayment premium in
                                         connection with any voluntary
                                         prepayments in full, and certain
                                         voluntary prepayments in part, made
                                         during a stated period that ranges
                                         from one year to three years after
                                         origination. These prepayment
                                         premiums may discourage borrowers
                                         from prepaying their mortgage loans
                                         during the applicable period.

                                         The timing of prepayments of
                                         principal may also be affected by
                                         liquidations of or insurance payments
                                         on the mortgage loans. In addition,
                                         the seller of the mortgage loans to
                                         the depositor may be required to
                                         repurchase mortgage loans from the
                                         trust in the event that certain
                                         breaches of representations and
                                         warranties occur and are not cured,
                                         and the majority Class X
                                         Certificateholders (or the Servicer,
                                         if the majority Class X
                                         Certificateholders do not do so) will
                                         have the option to purchase mortgage
                                         loans under certain circumstances.
                                         These purchases will have the same
                                         effect on certificateholders as
                                         prepayments of mortgage loans.

                                         A prepayment of a mortgage loan will
                                         usually result in a payment of
                                         principal on the offered
                                         certificates.

                                         o  If you purchase your certificates
                                            at a discount and principal is
                                            repaid slower than you anticipate,
                                            then your yield may be lower than
                                            you anticipate.

                                         o  If you purchase your certificates
                                            at a premium and principal is
                                            repaid faster than you anticipate,
                                            then your yield may be lower than
                                            you anticipate.

                                         The prepayment experience of the
                                         mortgage loans may differ
                                         significantly from that of other
                                         residential mortgage loans.

                                         See "Yield, Prepayment and Weighted
                                         Average Life" in this prospectus
                                         supplement for a description of
                                         factors that may influence the rate
                                         and timing of prepayments on the
                                         mortgage loans.

THE WEIGHTED AVERAGE LIVES
  OF THE CLASS IA2, IA3 AND
  IIA CERTIFICATES MAY BE
  EXTENDED UNDER CERTAIN
   CIRCUMSTANCES. . . . . . . . . . . .  If the rate of principal prepayments on the mortgage loans in pool 1 is
                                         slower than anticipated and the Class
                                         IA1 Certificates remain outstanding
                                         on the distribution date in November
                                         2011 - this is referred to in this
                                         prospectus supplement as an
                                         "accelerated amortization event" for
                                         Class IA1 - monthly excess cashflow
                                         that would otherwise have been
                                         released to the holder of the
                                         Residual Certificate will instead be
                                         distributed as principal to holders
                                         of Class IA1 Certificates until the
                                         class principal amount of that class
                                         has been reduced to zero. For as long
                                         as these accelerated distributions of
                                         principal on the Class IA1
                                         Certificates are made,
                                         overcollateralization will (absent
                                         losses) continue to increase without
                                         regard to the target level set by the
                                         rating agencies. After the class
                                         principal amount of the Class IA1
                                         Certificates has been
                                         reduced to zero, all payments of
                                         principal received on the mortgage
                                         loans will be released to the holder
                                         of the Residual Certificate until
                                         overcollateralization has been
                                         reduced to the target level. As a
                                         result, there may be no distributions
                                         of principal to the Class IA2, IA3
                                         and IIA Certificates for an extended
                                         period of time, and the weighted
                                         average lives of these classes may
                                         extend beyond what investors may have
                                         anticipated.

DELAY IN RECEIPT OF LIQUIDATION
  PROCEEDS; LIQUIDATION PROCEEDS
  MAY BE LESS THAN MORTGAGE
  LOAN BALANCE. . . . . . . . . . . . .  Substantial delays could be encountered in connection with the
                                         liquidation of delinquent mortgage
                                         loans. Further, reimbursement of
                                         advances made by or on behalf of the
                                         servicer and liquidation expenses
                                         such as legal fees, real estate taxes
                                         and maintenance and preservation
                                         expenses may reduce the portion of
                                         liquidation proceeds payable to
                                         certificateholders. If a mortgaged
                                         property fails to provide adequate
                                         security for the related mortgage
                                         loan, you could incur a loss on your
                                         investment if the applicable credit
                                         enhancement is insufficient to cover
                                         the loss.

GEOGRAPHIC CONCENTRATION OF
  MORTGAGE LOANS. . . . . . . . . . . .  Approximately 15.94% and 12.05% of
                                         the mortgage loans to be included in
                                         the pool 1 and pool 2, respectively,
                                         are secured by properties located in
                                         California and approximately 4.16%
                                         and 4.58% of the mortgage loans to be
                                         included in the pool 1 and pool 2,
                                         respectively, are secured by
                                         properties located in Florida. The
                                         rate of delinquencies, defaults and
                                         losses on the mortgage loans may be
                                         higher than if fewer of the mortgage
                                         loans were concentrated in these
                                         states because the following
                                         conditions, among others, will have a
                                         disproportionate impact on the
                                         mortgage loans in general:

                                         o  weak economic conditions, which may
                                            or may not affect real property
                                            values, may affect the ability of
                                            borrowers to repay their loans on
                                            time.

                                         o  declines in the residential real
                                            estate markets in these states may
                                            reduce the values of properties
                                            located in these states, which
                                            would result in an increase in the
                                            loan-to-value ratios.

                                         o  properties in California may be
                                            more susceptible than homes located
                                            in other parts of the country to
                                            certain types of uninsurable
                                            hazards, such as earthquakes, as
                                            well as floods, wildfires,
                                            mudslides and other natural
                                            disasters. Properties in Florida
                                            may be more susceptible to
                                            hurricanes and other storms.

                                         o  any increase in the market value of
                                            properties located in a particular
                                            state would reduce the loan-to-
                                            value ratios of the mortgage loans
                                            and could, therefore, make
                                            alternative sources of financing
                                            available to the borrowers at lower
                                            interest rates, which could result
                                            in an increased rate of prepayment
                                            of the mortgage loans.

                                         Natural disasters affect regions of
                                         the United States from time to time,
                                         and may result in increased losses on
                                         mortgage loans in those regions, or
                                         in insurance payments that will
                                         constitute prepayments of principal
                                         of those mortgage loans. Properties
                                         located in certain parts of the
                                         southern and eastern United States
                                         may have been damaged by the
                                         hurricanes and tropical storms that
                                         recently affected those areas.

                                         See "Yield, Prepayment and Weighted
                                         Average Life" in this prospectus
                                         supplement. For additional
                                         information regarding the geographic
                                         concentration of the mortgage loans
                                         to be included in each mortgage pool,
                                         see the geographic distribution table
                                         under "Description of the Mortgage
                                         Pools" in this prospectus supplement.

LIMITED ABILITY TO RESELL
  CERTIFICATES. . . . . . . . . . . . .  The underwriters are not required to assist in resales of the offered
                                         certificates, although they may do
                                         so. A secondary market for any class
                                         of offered certificates may not
                                         develop. If a secondary market does
                                         develop, it might not continue or it
                                         might not be sufficiently liquid to
                                         allow you to resell any of your
                                         certificates.

MILITARY ACTION AND TERRORIST
  ATTACKS . . . . . . . . . . . . . . .  The effects that military action by
                                         U.S. forces in Iraq, Afghanistan or
                                         other regions, terrorist attacks in
                                         the United States or other incidents
                                         and related military action may have
                                         on the performance of the mortgage
                                         loans or on the values of mortgaged
                                         properties cannot be determined at
                                         this time. Investors should consider
                                         the possible effects on delinquency,
                                         default and prepayment experience of
                                         the mortgage loans. Federal agencies
                                         and non-government lenders may defer,
                                         reduce or forgive payments and delay
                                         foreclosure proceedings in respect of
                                         loans to borrowers affected in some
                                         way by possible future events.
                                         In addition, activation of additional
                                         U.S. military reservists or members
                                         of the National Guard may
                                         significantly increase the proportion
                                         of mortgage loans whose mortgage
                                         rates are reduced by application of
                                         the Servicemembers Civil Relief Act
                                         or similar state or local laws. The
                                         amount of interest available for
                                         distribution to holders of the
                                         offered certificates will be reduced
                                         by any reductions in the amount of
                                         interest collectible as a result of
                                         application of the Servicemembers
                                         Civil Relief Act or similar state or
                                         local laws and none of the master
                                         servicer, the servicer, the
                                         subservicer or any other party will
                                         be required to fund any interest
                                         shortfall caused by any such
                                         reduction. The Class IIA surety bond
                                         will not cover these shortfalls.

VIOLATION OF VARIOUS FEDERAL,
  STATE AND LOCAL LAWS MAY
  RESULT IN LOSSES ON THE
  MORTGAGE LOANS. . . . . . . . . . . .  Applicable state laws generally regulate interest rates and other
                                         charges, require certain disclosure,
                                         and require licensing of the seller
                                         and its lending affiliates. In
                                         addition, other state laws,
                                         public policy and general principles
                                         of equity relating to the protection
                                         of consumers, unfair and deceptive
                                         practices and debt collection
                                         practices may apply to the
                                         origination, servicing and collection
                                         of the mortgage loans.

                                         The mortgage loans are also subject
                                         to various federal laws, including:

                                         o  the federal Truth-in-Lending Act
                                            and Regulation Z promulgated
                                            thereunder, which require certain
                                            disclosures to borrowers regarding
                                            the terms of the mortgage loans;

                                         o  the Equal Credit Opportunity Act
                                            and Regulation B promulgated
                                            thereunder, which prohibit
                                            discrimination on the basis of age,
                                            race, color, sex, religion, marital
                                            status, national origin, receipt of
                                            public assistance or the exercise
                                            of any right under the Consumer
                                            Credit Protection Act, in the
                                            extension of credit; and

                                         o  the Fair Credit Reporting Act,
                                            which regulates the use and
                                            reporting of information related to
                                            the borrower's credit experience.

                                         Violations of certain provisions of
                                         these federal laws may limit the
                                         ability of the servicer to collect
                                         all or part of the principal of or
                                         interest on the mortgage loans and in
                                         addition could subject the trust fund
                                         to damages and administrative
                                         enforcement.

                                         The seller will represent that each
                                         mortgage loan was originated in
                                         compliance with applicable federal,
                                         state and local laws and regulations.
                                         In the event of a breach of such
                                         representation, the seller will be
                                         obligated to cure such breach or
                                         repurchase or replace the affected
                                         mortgage loan in the manner described
                                         under "The Pooling and Servicing
                                         Agreement--Sale of Mortgage Loans" in
                                         this prospectus supplement.

HIGH COST LOANS . . . . . . . . . . . .  Various federal, state and local laws have been enacted that are designed
                                         to discourage predatory lending
                                         practices. The federal Home Ownership
                                         and Equity Protection Act of 1994,
                                         commonly known as HOEPA, prohibits
                                         inclusion of certain provisions in
                                         mortgage loans that have mortgage
                                         rates or origination costs in excess
                                         of prescribed levels, and requires
                                         that borrowers be given certain
                                         disclosures prior to the origination
                                         of the mortgage loans. Some states
                                         have enacted, or may enact, similar
                                         laws or regulations, which in some
                                         cases impose restrictions and
                                         requirements greater than those in
                                         HOEPA. Failure to comply with these
                                         laws, to the extent applicable to any
                                         of the mortgage loans, could subject
                                         the trust fund as an assignee of the
                                         mortgage loans to monetary penalties
                                         and could result in the borrowers
                                         rescinding the mortgage loans.
                                         Lawsuits have been brought in various
                                         states making claims against
                                         assignees of high cost loans for
                                         violations of state law. Named
                                         defendants in these cases have
                                         included numerous participants within
                                         the secondary mortgage market,
                                         including some securitization trusts.

                                         The seller will represent that the
                                         trust fund does not include any
                                         mortgage loans subject to HOEPA or
                                         any similar federal, state or local
                                         predatory lending laws. If it is
                                         determined that the trust fund
                                         includes loans subject to HOEPA or
                                         similar state laws, the seller will
                                         be required to repurchase the
                                         affected loans and to pay any
                                         liabilities incurred by the trust
                                         fund due to any violations of these
                                         laws. If the loans are found to have
                                         been originated in violation of
                                         predatory lending laws and the Seller
                                         does not repurchase the affected
                                         loans and pay any related
                                         liabilities, certificateholders could
                                         incur losses.

LIMITED OBLIGATIONS . . . . . . . . . .  The assets of the trust fund are the sole source of payments on the
                                         certificates. The certificates are
                                         not the obligations of any other
                                         entity. None of the seller, the
                                         depositor, the underwriters, the
                                         trustee, the securities
                                         administrator, the master servicer,
                                         the servicer, the Class IIA insurer
                                         or any of their affiliates will have
                                         any obligation to replace or
                                         supplement the credit enhancement, or
                                         take any other action to maintain the
                                         rating of the certificates. If credit
                                         enhancement is not available, holders
                                         of certificates may suffer losses on
                                         their investments.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

   The Aegis Asset Backed Securities Trust Mortgage Pass-Through Certificates, Series 2004-5 (the "Certificates"), will consist of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3, Class B4, Class P, Class X and Class R Certificates. The Class IA1, Class IA2, Class IA3 and Class IIA Certificates are referred to herein as the "Senior Certificates"; the Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates are collectively referred to herein as the "Offered Subordinate Certificates"; and the Offered Subordinate Certificates, together with the Class B4, Class X and Class R Certificates, are sometimes collectively referred to herein as the "Subordinate Certificates." Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby. The Offered Certificates and the Class B4 Certificates are also sometimes collectively referred to herein as the "LIBOR Certificates." The Class R Certificates are also referred to as the "Residual Certificates."

   The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which will consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a certificate account maintained by the Trustee (the "Certificate Account"),
(3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) for the benefit of the Class IIA Certificates only, the Class IIA Policy (as defined herein), as described under "The Class IIA Surety Bond," (5) the rights of the Depositor under the Sale Agreement, as described under "The Pooling and Servicing Agreement--Sale of Mortgage Loans," (6) the Basis Risk Reserve Fund, as described under "--Distributions of Interest-- Basis Risk Shortfalls" and (7) all proceeds of the foregoing, and in a supplemental interest trust, the primary asset of which will be the Swap Agreement (as defined herein) described under "--Supplemental Interest Trust-- Interest Rate Swap Agreement," and all proceeds thereof. In connection with the Class IIA Policy for the Class IIA Certificates, the Seller will enter into the insurance and indemnity agreement (the "Insurance Agreement") dated as of October 27, 2004, among the Seller, the Depositor, the Master Servicer, the Securities Administrator, the Custodian, the Trustee and the Class IIA Insurer (as defined herein).

   Each class of Offered Certificates will be issued in the respective approximate initial total principal amount (a "Class Principal Amount") specified in the table on page S-2. The Class B4 Certificates will be issued in an approximate initial Class Principal Amount of $10,200,000 and will accrue interest at an interest rate as described under "--Distributions of Interest." The Class P, Class X and Class R Certificates will be entitled to the amounts provided in the Pooling and Servicing Agreement and will be issued without interest rates. The initial total Certificate Principal Amount (as defined herein) of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool" herein. The date on which the Certificates are issued is referred to herein as the "Closing Date."

   For purposes of allocating distributions of principal and interest on the Senior Certificates, (1) the Class IA1, Class IA2 and Class IA3 Certificates will relate to, and generally will receive collections from, the Mortgage Loans in Pool 1 and (2) the Class IIA Certificates will relate to, and generally will receive collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of Monthly Excess Interest (as defined herein) generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of Subordinate Certificates will be entitled to receive distributions of principal and interest based upon collections from each Mortgage Pool, but such rights to distributions will be subordinate to the rights of the holders of the Senior Certificates, to the extent described herein.

   The Class X Certificates will be entitled to monthly excess cashflow from both Mortgage Pools remaining after required distributions are made to the Offered Certificates and the Class B4 Certificates and certain fees, expenses, indemnities and reimbursements are paid. The Class P Certificates will be entitled to receive all Prepayment Premiums (as defined herein) received in respect of the Mortgage Loans from both Mortgage Pools and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates. The Class R Certificates evidence the residual interest in each of the REMICs and will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other Classes of Certificates and certain fees, expenses, indemnities and reimbursements are paid.

   An affiliate of the Seller will initially hold the Class P and Class X Certificates and may place such Certificates into a separate trust or other special purpose entity and issue securities backed by all or a portion of such Certificates (a "NIMS Transaction," and such net interest margin securities, the "NIM Securities").

   Distributions on the Certificates will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business
Day, beginning in November 2004 (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for the LIBOR Certificates and each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which the Class IIA Insurer or banks in New York, Minnesota, Maryland, Texas, Arizona or California (or, as to the Servicer, such other states as are specified in the Pooling and Servicing Agreement) are closed.

   Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office of the Securities Administrator, as "Certificate Registrar."

   The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Certificates." The Senior Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Offered Subordinate Certificates will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

   Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related Class registered in the name of the nominee of DTC. Aegis Asset Backed Securities Corporation (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration--Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the

Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

   GENERAL. Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Banking Luxembourg (formerly Cedelbank) ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Securities Administrator through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

   Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences--Taxation of Securities Treated as Debt Instruments--Foreign Persons" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries in a manner generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Taxation of Securities Treated as Debt Instruments--Foreign Persons" and "--Information Reporting" in the prospectus.

   Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

   Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

   DTC has advised the Trustee and the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Depositor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Class IIA Insurer, the Trustee or the Securities Administrator (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

   DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Securities--Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Securities Administrator will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS OF INTEREST

   CALCULATION OF INTEREST. The amount of interest distributable on each Distribution Date in respect of each class of LIBOR Certificates will equal the sum of (1) Current Interest (as defined herein) for such class on such date and (2) any Carryforward Interest (as defined herein) for such class on such date. Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below).

     o "Current Interest" with respect to any class of LIBOR Certificates and any Distribution Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

     o "Carryforward Interest" with respect to any class of LIBOR Certificates and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

     o The "Accrual Period" applicable to each class of LIBOR Certificates with respect to each Distribution Date will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

   The "Interest Rate" for each of the LIBOR Certificates will be the applicable annual rate described below:

     o CLASS IA1 CERTIFICATES: the lesser of (1) LIBOR plus 0.190% (the "IA1 Spread") and (2) for any Distribution Date on which the Class IIA Certificates are outstanding, the Pool 1 Net Funds Cap (as described below), and for any Distribution Date thereafter, the Aggregate Net Funds Cap (as described below).

     o CLASS IA2 CERTIFICATES: the lesser of (1) LIBOR plus 0.340% (the "IA2 Spread") and (2) for any Distribution Date on which the Class IIA Certificates are outstanding, the Pool 1 Net Funds Cap (as described below), and for any Distribution Date thereafter, the Aggregate Net Funds Cap (as described below).

     o CLASS IA3 CERTIFICATES: the lesser of (1) LIBOR plus 0.530% (the "IA3 Spread") and (2) for any Distribution Date on which the Class IIA Certificates are outstanding, the Pool 1 Net Funds Cap (as described below), and for any Distribution Date thereafter, the Aggregate Net Funds Cap (as described below).

     o CLASS IIA CERTIFICATES: the lesser of (1) LIBOR plus 0.380% (the "IIA Spread") and (2) for any Distribution Date on which any of the Class IA1, Class IA2 or Class IA3 Certificates are outstanding, the Pool 2 Net Funds Cap (as described below), and for any Distribution Date thereafter, the Aggregate Net Funds Cap (as described below).

     o CLASS M1 CERTIFICATES: the lesser of (1) LIBOR plus 0.650% (the "M1 Spread") and (2) the Aggregate Net Funds Cap.

     o CLASS M2 CERTIFICATES: the lesser of (1) LIBOR plus 1.220% (the "M2 Spread") and (2) the Aggregate Net Funds Cap.

     o CLASS M3 CERTIFICATES: the lesser of (1) LIBOR plus 1.400% (the "M3 Spread") and (2) the Aggregate Net Funds Cap.

     o CLASS B1 CERTIFICATES: the lesser of (1) LIBOR plus 1.750% (the "B1 Spread") and (2) the Aggregate Net Funds Cap.

     o CLASS B2 CERTIFICATES: the lesser of (1) LIBOR plus 1.900% (the "B2 Spread") and (2) the Aggregate Net Funds Cap.

     o CLASS B3 CERTIFICATES: the lesser of (1) LIBOR plus 3.500% (the "B3 Spread") and (2) the Aggregate Net Funds Cap.

     o CLASS B4 CERTIFICATES: the lesser of (1) LIBOR plus 3.500% (the "B4 Spread") and (2) the Aggregate Net Funds Cap.

   If the option to purchase the Mortgage Loans is not exercised on the Initial Purchase Date by the majority Class X Certificateholders (or in the case of the majority Class X Certificateholders' failure to exercise, by the Servicer) as described under "--Optional Purchase of Mortgage Loans" herein, then with respect to the following Distribution Date and each Distribution Date thereafter, the IA1 Spread will be increased to 0.380%, the IA2 Spread will be increased to 0.680%, the IA3 Spread will be increased to 1.060%, the IIA
Spread will be increased to 0.760%; the M1 Spread will be increased to 0.975%, the M2 Spread will be increased to 1.830%, the M3 Spread will be increased to 2.100%, the B1 Spread will be increased to 2.625%, the B2 Spread will be increased to 2.850%, the B3 Spread will be increased to 5.250% and the B4 Spread will be increased to 5.250%.

   DEFINITIONS RELATING TO INTEREST DISTRIBUTION PRIORITIES.

     o The "Class Principal Amount" of any class is the aggregate of the Certificate Principal Amounts of all certificates of that class.

     o The "Certificate Principal Amount" of any LIBOR Certificate as of any Distribution Date will be its Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal prior to such Distribution Date (including, with respect to the Class IIA Certificates, payments made under the Class IIA Policy (as defined herein) relating to principal), and in the case of any Offered Subordinate Certificate or Class B4 Certificate, as further reduced by any Applied Loss Amount (as defined herein) previously allocated thereto; provided, however, that on each Distribution Date on which a Subsequent Recovery (as defined herein) is distributed, the Certificate Principal Amount of any Offered Subordinate Certificate or Class B4 Certificate whose Certificate Principal Amount has previously been reduced by application of any Applied Loss Amount will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (1) any Deferred Amount for each such class immediately prior to such Distribution Date and (2) the total amount of any Subsequent Recovery distributed on such Distribution Date to Certificateholders, after application (for this purpose) to any more senior classes of Certificates.

     o The "Pool 1 Net Funds Cap" with respect to each Distribution Date will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) (i) the Pool 1 Optimal Interest Remittance Amount (as defined below) for such date minus (ii) the lesser of any Net Swap Payment or Swap Termination Payment (each as defined herein) owed to the Swap Counterparty (as defined herein) for such Distribution Date allocable to Pool 1 (based on Pool Percentage) and the Pool 1 Optimal Interest Remittance Amount and (2) 12, and the denominator of which is the Pool Balance (as defined below) for Pool 1 for the immediately preceding Distribution Date, multiplied by

          (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

     o The "Pool 2 Net Funds Cap" with respect to each Distribution Date will be an annual rate equal to (i) (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) (i) the Pool 2 Optimal Interest Remittance Amount (as defined below) for such date minus (ii) the lesser of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on Pool Percentage) and the Pool 2 Optimal Interest Remittance Amount and (2) 12, and the denominator of which is the Pool Balance for Pool 2 for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date minus (ii) so long as the Class IIA Certificates remain outstanding, the annual rate at which premiums are paid to the Class IIA Insurer, as specified in the Insurance Agreement (the "Class IIA Insurance Rate") due to the Class IIA Insurer for the Certificate Insurance Policy for that Distribution Date.

     o The "Aggregate Net Funds Cap" for any Distribution Date will equal the weighted average of the Pool 1 Net Funds Cap and the Pool 2 Net Funds Cap, weighted on the basis of the Pool Subordinate Amount for each Mortgage Pool; provided, that on any Distribution Date after the Class Principal Amounts of the Senior Certificates related to either Mortgage Pool have been reduced to zero, such weighting will be on the basis of the Pool Balance rather than the Pool Subordinate Amount of each Mortgage Pool.

     o The "Pool Subordinate Amount" as to any Mortgage Pool and any Distribution Date is the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date over the aggregate Class Principal Amount of the Class IA1, Class IA2 and Class IA3 Certificates (in the case of Pool 1) or the Class Principal Amount of the Class IIA Certificates (in the case of Pool
          2), immediately prior to the related Distribution Date.

     o The "Net Funds Cap" means the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap or the Aggregate Net Funds Cap, as the context requires.

     o The "Pool 1 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Pool 1 Mortgage Loans as of the first day of the related Collection Period (as defined herein) and adjusted for prepayments received and distributed on the prior Distribution Date divided by (y) 12 and (B) the Pool Balance for Pool 1 for the immediately preceding Distribution Date.

     o The "Pool 2 Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the related Collection Period and adjusted for prepayments received and distributed on the prior Distribution Date divided by (y) 12 and (B) the Pool Balance for Pool 2 for the immediately preceding Distribution Date.

     o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Servicing Fee Rate.

     o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate determined as provided in the related mortgage note, as reduced by any application of the Servicemembers Civil Relief Act, as such may be amended from time to time (the "Relief Act"), or similar state or local laws.

     o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined herein) of the Mortgage Loans in such Mortgage Pool as of such date.

     o The "Pool Percentage" for any Mortgage Pool and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Pool Balance for such date.

     o The "Aggregate Pool Balance" as of any date of determination will be equal to the aggregate of the Pool Balances of Pool 1 and Pool 2 on such date.

     o The "Reimbursement Amount" with respect to each Distribution Date will be the sum of the aggregate unreimbursed amount of any payments made by the Class IIA Insurer under the Class IIA Policy, together with (a) interest thereon from the date of payment until paid in full at the rate specified in the Insurance Agreement and (b) any other amounts owed to the Class IIA Insurer under the Insurance Agreement or the Pooling and Servicing Agreement.

   INTEREST DISTRIBUTION PRIORITIES. The Interest Remittance Amount (as defined below) for each Mortgage Pool will be distributed on each Distribution Date concurrently as follows:

   A. On each Distribution Date, the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

   (1) for deposit into the Supplemental Interest Trust (See "--Supplemental Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below) Pool 1's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap Termination Payment (each as defined herein) owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates).

   (2) concurrently, pro rata, to the Class IA1, Class IA2 and Class IA3 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date;

   (3) to the Class IIA Certificates, Current Interest and any Carryforward Interest (after giving effect to the distribution of the Interest Remittance Amount for Pool 2) for such class for such Distribution Date;

   (4) to the Class IIA Insurer, any Reimbursement Amount;

   (5) to the Class M1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (6) to the Class M2 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (7) to the Class M3 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (8) to the Class B1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (9) to the Class B2 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (10) to the Class B3 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (11) to the Class B4 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

   (12) to the Credit Risk Manager, such Pool's allocable portion (based on the applicable Pool Percentage) of the Credit Risk Manager's Fee;

   (13) to the Trustee, such Pool's allocable portion (based on the applicable Pool Percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

   (14) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, the "Pool 1 Monthly Excess Interest" for such Distribution Date).

   B. On each Distribution Date, the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

      (1) to deposit into the Supplemental Interest Trust (See "--Supplemental Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below) Pool 2's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates).

      (2) to the Class IIA Insurer, the monthly premium due under the Class IIA Policy for such Distribution Date;

      (3) to the Class IIA Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (4) to the Class IIA Insurer, any Reimbursement Amount;

      (5) concurrently, pro rata, to the Class IA1, Class IA2 and Class IA3 Certificates, Current Interest and any Carryforward Interest (after giving effect to the distribution of the Interest Remittance Amount for Pool 1) for each such class for such Distribution Date;

      (6) to the Class M1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (7) to the Class M2 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (8) to the Class M3 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (9) to the Class B1 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (10) to the Class B2 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (11) to the Class B3 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (12) to the Class B4 Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date;

      (13) to the Credit Risk Manager, such Pool's allocable portion (based on the applicable Pool Percentage) the Credit Risk Manager's Fee;

      (14) to the Trustee, such Pool's allocable portion (based on the applicable Pool Percentage) of any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Pooling and Servicing Agreement; and

      (15) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Interest Remittance Amount remaining after application pursuant to clauses (1) through (14) above (such amount, the "Pool 2 Monthly Excess Interest" for such Distribution Date).

   Notwithstanding the foregoing, on each Distribution Date distributions in respect of interest will be made to each class of Senior Certificates from the Interest Remittance Amount for the related Mortgage Pool before any such distributions are made to such Senior Certificates from the Interest Remittance Amount for the other Mortgage Pool.

   The "Interest Remittance Amount" with respect to any Distribution Date and any Mortgage Pool will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related Collection Period (as defined herein) minus (w) the Servicing Fee with respect to such Mortgage Loans, (x) previously unreimbursed Advances (as defined herein) and other amounts due to the Servicer or the Master Servicer with respect to such Mortgage Loans, to the extent allocable to interest, and (y) previously unreimbursed Servicing Advances, (2) all Compensating Interest (as defined herein) paid by the Servicer or the Master Servicer with respect to such Mortgage Loans for the related Prepayment Period (as defined herein), (3) the portion of any Purchase Price or Substitution Amount (each as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds (each as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced (but not below zero) by (b) the applicable Pool Percentage of other costs, expenses or liabilities reimbursable to the Master Servicer, the Securities Administrator, the Custodian, the Servicer, or the Trustee to the extent provided (and, in the case of the Trustee, up to the amount of the dollar limitation specified) in the Pooling and Servicing Agreement.

   o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

   o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, and any unpaid Advances or Servicing Advances, unpaid Servicing Fees, and interest with respect thereto, and the amount of any costs and damages incurred by the Trust Fund in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of a Mortgage Loan required to be so removed.

   BASIS RISK SHORTFALLS. With respect to each Distribution Date and any class of LIBOR Certificates, to the extent that (a) the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) for such class exceeds (b) the applicable Net Funds Cap (the amount calculated on the basis of such rate, a "Basis Risk Shortfall"), such class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall (as defined below) with interest thereon at the applicable Interest Rate (calculated without regard to the applicable Net Funds Cap) before the holders of the Class X and Class R Certificates are entitled to any distributions. Such class of LIBOR Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from (1) Monthly Excess Cashflow (as described below), treated as paid from, and to the extent such funds are on deposit in, a reserve fund (the "Basis Risk Reserve Fund") and (2) any amounts received under the Swap Agreement for the related Distribution Date or future Distribution Dates. See "--Credit Enhancement--Application of Monthly Excess Cashflow" and "--Supplemental Interest Trust--Interest Rate Swap Agreement" below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by the Depositor, (2) certain amounts that would otherwise be distributed to the Class X Certificates, and
(3) any amounts received by the Securities Administrator from the Swap Counterparty under the Swap Agreement. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any class of LIBOR Certificates for any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Interest Rate (as defined below) exceeds (y) the amount payable at the applicable Net Funds Cap.

   o The "Unpaid Basis Risk Shortfall" for any class of LIBOR Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such class remaining unpaid from all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, computed without regard to the applicable Net Funds Cap, but limited to a rate no greater than the applicable Maximum Interest Rate.

   o The "Maximum Interest Rate" with respect to any Distribution Date will be an annual rate equal to:

          o in the case of the Class IA1, Class IA2 and Class IA3 Certificates, for each Distribution Date on or before the Distribution Date on which the Class Principal Amount of the Class IIA Certificates has been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of (1) the amount, if any, by which the weighted average of the maximum Mortgage Rates specified in the related mortgage notes for the Pool 1 Mortgage Loans exceeds the Servicing Fee Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the amount of any Net Swap Payment owed by the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 1 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus (c) the product, expressed as a percentage, of (1) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 1 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 1 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

          o in the case of the Class IIA Certificates, for each Distribution Date on or before the Distribution Date on which the Class Principal Amounts of the Class IA1, Class IA2 and Class IA3 Certificates have been reduced to zero, an annual rate equal to (a) the product, expressed as a percentage, of
               (1) the amount, if any, by which the weighted average of the maximum Mortgage Rates specified in the related mortgage notes for the Pool 2 Mortgage Loans exceeds the sum of the Servicing Fee Rate and the Class IIA Insurance Rate and (2) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; plus (b) the product, expressed as a percentage, of (1) the amount of any Net Swap Payment owed by the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 2 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date; minus
               (c) the product, expressed as a percentage, of (1) the amount of any Net Swap Payment owed to the Swap Counterparty for such Distribution Date allocable to Pool 2 (based on the applicable Pool Percentage) divided by the Pool Balance for Pool 2 as of the beginning of the related Collection Period and (2) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

          o in the case of (i) the Offered Subordinate Certificates and the Class B4 Certificates, (ii) the Class IA1, IA2 and Class IA3 Certificates, for each Distribution Date after the Distribution Date on which the Class Principal Amount of the Class IIA Certificates has been reduced to zero and (iii) the Class IIA Certificates, for each Distribution Date after the Distribution Date on which the Class Principal Amounts of the Class IA1, Class IA2 and Class IA3 Certificates have been reduced to zero, an annual rate equal to (a) the Aggregate Net Funds Cap for such Distribution Date if (x) the Pool 1 Net Funds Cap were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 1 Mortgage Loans over the Servicing Fee Rate and (y) the Pool 2 Net Funds Cap were computed by reference to the weighted average of the excess of the maximum lifetime Mortgage Rates specified in the related mortgage notes for the Pool 2 Mortgage Loans over the Servicing Fee Rate.

   The amount of Monthly Excess Cashflow distributable with respect to the Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund. The "Basis Risk Payment" for any Distribution Date will be the sum of (1) any Basis Risk Shortfall for such Distribution Date,
(2) any Unpaid Basis Risk Shortfall for such Distribution Date, and (3) any Required Reserve Fund Amount (as specified in the Pooling and Servicing Agreement) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cash Flow otherwise distributable in respect of the Class X Certificates.

   The Class IIA Policy for the Class IIA Certificates does not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

   PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be distributed to Certificateholders on the Distribution Date following the Prepayment Period or Collection Period, as applicable. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the Certificates could result. The amount by which one month's interest at the Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest Shortfall."

   With respect to prepayments in full received from a borrower during any Prepayment Period, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans for the applicable Distribution Date). The Servicer is obligated to reduce its servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls. The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer, but only up to the amount of the Master Servicer's compensation. See "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" herein. Any such payment by the Servicer or the Master Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

   Any Net Prepayment Interest Shortfalls, Relief Act Reductions, failure of the Swap Counterparty to make a required Net Swap Payment, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls (each as defined herein) allocated to the Class IIA Certificates will not be covered by the Class IIA Policy.

DETERMINATION OF LIBOR

   On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Securities Administrator will determine one-month LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

   The BBA's Interest Settlement Rates are currently displayed on the Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate
Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

   A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

   With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

   The establishment of LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

DISTRIBUTIONS OF PRINCIPAL

   GENERAL DEFINITIONS. Distributions of principal on the Senior Certificates will be made primarily from the Principal Distribution Amount for the related Mortgage Pool and secondarily from the Principal Distribution Amount from the unrelated Mortgage Pool and from Monthly Excess Cashflow from each Mortgage Pool, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, and the Supplemental Interest Trust Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below. Distributions of principal on the Offered Subordinate Certificates and the Class B4 Certificates will be made from the aggregate of the Principal Distribution Amounts from each Mortgage Pool after distributions of principal have been made on the Class IA1, Class IA2, Class IA3 and Class IIA Certificates.

   o The "Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Aggregate
     Overcollateralization Release Amount (as defined below) attributable to such Mortgage Pool, if any, and such Distribution Date.

   o The "Principal Remittance Amount" for each Mortgage Pool for any Distribution Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period minus previously unreimbursed Advances and other amounts due to the Servicer or the Master Servicer with respect to such Mortgage Loans, to the extent allocable to principal, (2) all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period or Collection Period, as applicable (exclusive of any related Prepayment Premiums), (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period, (4) the portion of any Substitution Amount paid with respect to any replaced Mortgage Loans in such Mortgage Pool during the related Prepayment Period allocable to principal, and (5) all Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and any other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, minus (b) the applicable Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Custodian or the Trustee (up to the applicable dollar limitation) and not reimbursed from the Interest Remittance Amount or otherwise.

   o The "Collection Period" with respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

   o "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

   o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses, (2) unreimbursed Advances and Servicing Advances and (3) in the case of a liquidated Junior Lien Mortgage Loan (as defined herein), the amount necessary to repay the related senior lien mortgage loan, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

   o The "Prepayment Period" for any Distribution Date is the immediately preceding calendar month.

   o The "Determination Date" with respect to each Distribution Date is the 18th day of the month in which that Distribution Date occurs, or if the 18th day is not a Business Day, the immediately preceding Business Day.

   o A "Scheduled Payment" with respect to any Mortgage Loan is the monthly scheduled payment of interest and principal specified in the related mortgage note.

   o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination.

   PRINCIPAL DISTRIBUTION PRIORITIES. The Principal Distribution Amount for each Mortgage Pool will be distributed on each Distribution Date as follows:

   A. On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, concurrently:

      (1) For Pool 1: Until the aggregate Certificate Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

         (i) for deposit into the Supplemental Interest Trust (See "-- Supplemental Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below), Pool 1's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest Remittance Amount for Pool 1 in accordance with "--Interest Distribution Priorities" above);

         (ii) for deposit into the Supplemental Interest Trust, Pool 2's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest Remittance Amount for Pool 2 in accordance with "--Interest Distribution Priorities" above or from the Principal Distribution Amount for Pool 2 in accordance with clause (2)(i) below);

         (iii) to the Class IA1, Class IA2 and Class IA3 Certificates, sequentially, in that order, in reduction of their Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

         (iv) to the Class IIA Certificates, in reduction of their Class Principal Amount, after giving effect to distributions pursuant to clause
      (A)(2)(iii) below, until the Class Principal Amount of such class has been reduced to zero;

         (v) to the Class IIA Insurer, any Reimbursement Amount (to the extent not paid in accordance with "--Distributions of Interest--Interest Distribution Priorities" above or as paid from the Principal Distribution Amount for Pool 2 in accordance with clause (2)(iv) below);

         (vi) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (vii) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (viii)to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (ix) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (x) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (xi) to the Class B3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (xii) to the Class B4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

         (xiii)for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement-Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 1 remaining after application pursuant to clauses (i) through
      (xii) above.

   The priority of distributions on the Class IA1, Class IA2 and Class IA3 Certificates described in clause (A)(1)(iii) above is referred to herein as the "Senior Priority" for Pool 1.

      (2) For Pool 2: Until the aggregate Certificate Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates equals the Target Amount for such Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

         (i) for deposit into the Supplemental Interest Trust (See "-- Supplemental Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below) Pool 2's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest Remittance Amount for Pool 2 in accordance with "--Interest Distribution Priorities" above);

         (ii) for deposit into the Supplemental Interest Trust (See "-- Supplemental Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below) Pool 1's allocable portion (based on the applicable Pool Percentage) of any Net

      Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest Remittance Amount for Pool 1 in accordance with "--Interest Distribution Priorities" above or from the Principal Distribution Amount for Pool 1 in accordance with clause (1)(i) above)

         (iii) to the Class IIA Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (iv) to the Class IIA Insurer, any Reimbursement Amount (to the extent not paid as described under "--Distributions of Interest--Interest Distribution Priorities" above);

         (v) to the Class IA1, Class IA2 and Class IA3 Certificates, sequentially, in that order, in reduction of their Class Principal Amounts, after giving effect to distributions pursuant to clause
      (A)(1)(iii) above, until the Class Principal Amount of each such class has been reduced to zero;

         (vi) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (vii) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (viii)to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (ix) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (x) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (xi) to the Class B3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (xii) to the Class B4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

         (xiii)for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Distribution Amount for Pool 2 remaining after application pursuant to clauses (i) through
      (xii) above.

   Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Distribution Date as described under "--Credit Enhancement-- Application of Monthly Excess Cashflow" below.

   B. On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, concurrently:

      (1) for deposit into the Supplemental Interest Trust (See "-- Supplemental Trust--Application of Deposits and Payments Received by the Supplemental Interest Trust" below) such Pool's allocable portion (based on the applicable Pool Percentage) of any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest Remittance Amounts for Pool 1 and Pool 2 in accordance with "--Interest Distribution Priorities" above);

      (2) (a) so long as any of the Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 or Class B4 Certificates are outstanding, to the Class IA1, Class IA2 and Class IA3 Certificates, in accordance with the Senior Priority for Pool 1 (from amounts for Pool 1 except as provided below) and to the Class IIA Certificates (from amounts for Pool 2 except as provided below), in reduction of their respective Class Principal Amounts, in each case, an amount equal to the lesser of (x) the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date and (y) the Related Senior Principal Distribution Amount for such Mortgage Pool for such Distribution Date, in each case until the Class Principal Amount of each such class has been reduced to zero; provided, that to the extent that the Principal Distribution Amount for a Mortgage Pool exceeds the Related Senior Principal Distribution Amount for such Mortgage Pool plus, in the case of Pool 2, any Reimbursement Amount remaining unpaid to the Class IIA Insurer, such excess shall be applied to the Senior Certificates of the other Mortgage Pool (in accordance with the Senior Priority for Pool 1 in the case of the Class IA1, Class IA2 and Class IA3 Certificates), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as reduced by any distributions pursuant to subclauses (x) and (y) of this clause (2) on such Distribution Date); or (b); otherwise to the Class IA1, Class IA2 and Class IA3 Certificates (in accordance with the Senior Priority for Pool 1) and to the Class IIA Certificates, in each case in reduction of their respective Class Principal Amounts, the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

      (3) to the Class IIA Insurer, any Reimbursement Amount (to the extent not paid as described under "--Distributions of Interest--Interest Distribution Priorities" above);

      (4) to the Class M1 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class IA1, Class IA2, Class IA3 and Class IIA Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2) and (3) above, and (y) the M1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (5) to the Class M2 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class IA1, Class IA2, Class IA3, Class IIA and Class M1 Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2), (3) and (4) above, and (y) the M2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (6) to the Class M3 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class IA1, Class IA2, Class IA3, Class IIA, Class M1 and Class M2 Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2), (3),
   (4) and (5) above, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (7) to the Class B1 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class

   IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2 and Class M3 Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2), (3), (4), (5) and (6) above, and (y) the B1 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (8) to the Class B2 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3 and Class B1 Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2), (3), (4), (5), (6) and (7) above, and (y) the B2 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (9) to the Class B3 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1 and Class B2 Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2), (3), (4), (5), (6), (7) and (8) above, and (y) the B3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

      (10) to the Class B4 Certificates, in reduction of their Class Principal Amount, an amount equal to the lesser of (x) the excess of (a) the aggregate of the Principal Distribution Amounts for Pool 1 and Pool 2 for such Distribution Date over (b) the amount distributed to the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates and to the Class IIA Insurer on such Distribution Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8) and (9) above, and (y) the B4 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero; and

      (11) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under "--Credit Enhancement-Application of Monthly Excess Cashflow" below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (10) above.

   Notwithstanding the foregoing, on any Distribution Date on which the Class Principal Amount of each class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount for a Mortgage Pool will be distributed to the remaining Certificates, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

   DEFINITIONS RELATING TO PRINCIPAL DISTRIBUTION PRIORITIES.

   o The "Target Amount" for any Distribution Date will be equal to the Aggregate Pool Balance as of such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date.

   o A "Trigger Event" is in effect with respect to any Distribution Date if
     (a) a Delinquency Event has occurred for such Distribution Date or (b) a Cumulative Loss Trigger Event has occurred for such Distribution Date.

   o A "Delinquency Event" will have occurred with respect to any Distribution Date, if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 40.00% of the Senior Enhancement Percentage for such Distribution Date.

   o The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

   o The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Pool Balance as of the close of business on the last day of such month.

   o A "Cumulative Loss Trigger Event" will have occurred with respect to any Distribution Date beginning in November 2007 if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Distribution Date:

      DISTRIBUTION DATE                                                LOSS PERCENTAGE
      -----------------                                                ---------------
      November 2007 through October 2008...........................         3.25%
      November 2008 through October 2009...........................         5.00%
      November 2009 through October 2010...........................         6.50%
      November 2010 and thereafter.................................         7.25%

   o The "Stepdown Date" is the latest to occur of (x) the Distribution Date in November 2007, (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to approximately 38.10% and (z) the Distribution Date immediately succeeding the Distribution Date on which the Class Principal Balance of the Class IA1 Certificates has been reduced to zero.

   o The "Senior Principal Distribution Amount" with respect to any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amount for both Mortgage Pools and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date the lesser of (x) the Principal Distribution Amount for both Mortgage Pools and (y) the amount, if any, by which (A) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3 and Class IIA Certificates immediately prior to that Distribution Date exceeds (B) the Senior Target Amount (as defined below).

   o The "Related Senior Principal Distribution Amount" for each Mortgage Pool for any Distribution Date will be equal to the lesser of (x) the sum of the Class Principal Amounts of the Class IA1, Class IA2 and Class IA3 Certificates (with respect to Pool 1) or the Class Principal Amount of the Class IIA Certificates (with respect to Pool 2) immediately prior to that Distribution Date and (y) the product of (a) the Senior Principal Distribution Amount and (b) the related Senior Proportionate Percentage in each case for such date.

   o A "Class IA1 Accelerated Amortization Event" will be in effect with respect to each Distribution Date beginning on the Distribution Date in November 2011, unless and until the Class Principal Amount of the Class IA1 Certificates has been reduced to zero.

   o The "M1 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3 and Class IIA Certificates, in each case after giving effect to distributions on such Distribution Date and (ii) the Class Principal Amount of the Class M1 Certificates immediately prior to such Distribution Date exceeds (y) the M1 Target Amount (as defined below).

   o The "M2 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA and Class M1 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M2 Certificates immediately prior to such Distribution Date exceeds
     (y) the M2 Target Amount (as defined below).

   o The "M3 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1 and Class M2 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class M3 Certificates immediately prior to such Distribution Date exceeds (y) the M3 Target Amount (as defined below).

   o The "B1 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2 and Class M3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B1 Certificates immediately prior to such Distribution Date exceeds (y) the B1 Target Amount (as defined below).

   o The "B2 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3 and Class B1 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B2 Certificates immediately prior to such Distribution Date exceeds (y) the B2 Target Amount (as defined below).

   o The "B3 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1 and Class B2 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B3 Certificates immediately prior to such Distribution Date exceeds (y) the B3 Target Amount (as defined below).

   o The "B4 Principal Distribution Amount" with respect to any Distribution Date will be equal to, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of
     (i) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates, in each case after giving effect to distributions on such Distribution Date, and (ii) the Class Principal Amount of the Class B4 Certificates immediately prior to such Distribution Date exceeds (y) the B4 Target Amount (as defined below).

   o The "Overcollateralization Amount" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Aggregate Pool Balance for such Distribution Date exceeds (y) the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates after giving effect to distributions on such Distribution Date.

   o The "Overcollateralization Deficiency" with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Certificate Principal Amounts of the Offered Certificates and the Class B4 Certificates resulting from the distribution of the Principal Distribution Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

   o The "Aggregate Overcollateralization Release Amount" with respect to any Distribution Date for which a Class IA1 Accelerated Amortization Event is not in effect will be equal to the lesser of (x) the aggregate of the Principal Remittance Amounts for each Mortgage Pool for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such date is applied on such date in reduction of the aggregate Class Principal Amount of the LIBOR Certificates) exceeds (2) the Targeted Overcollateralization Amount for such date. With respect to any Distribution Date for which a Class IA1 Accelerated Amortization Event is in effect, the Aggregate Overcollateralization Release Amount will be zero.

   o The "Senior Enhancement Percentage" with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Offered Subordinate Certificates and the Class B4 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) and the denominator of which is the Aggregate Pool Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

   o The "Senior Proportionate Percentage" for Pool 1 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date. The "Senior Proportionate Percentage" for Pool 2 with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date.

   o The "Targeted Overcollateralization Amount" with respect to any Distribution Date will be equal to (x) prior to the Stepdown Date, approximately $12,750,000, (y) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (1) approximately $4,250,000 and (2) approximately 3.00% of the Aggregate Pool Balance and
     (z) on or after
     the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

   o The "Senior Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 61.90% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "M1 Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 74.60% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "M2 Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 85.10% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "M3 Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 87.90% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "B1 Target Amount" for any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 90.50% and (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "B2 Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 92.60% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "B3 Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 94.60% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

   o The "B4 Target Amount" with respect to any Distribution Date will be equal to the lesser of (a) the product of (1) approximately 97.00% and
     (2) the Aggregate Pool Balance for such Distribution Date and (b) the amount, if any, by which (i) the Aggregate Pool Balance for such Distribution Date exceeds (ii) 0.50% of the Cut-off Date Balance.

CREDIT ENHANCEMENT

   Credit enhancement for the Offered Certificates consists of, in addition to limited cross collateralization, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein), excess interest, an interest rate swap agreement and overcollateralization, in each case as described herein. The Class IIA Certificates will also have the benefit of the Class IIA Policy described herein.

   SUBORDINATION. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of LIBOR Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of LIBOR Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

   The limited protection afforded to holders of LIBOR Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of more senior classes of Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date.

   APPLICATION OF REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B4 Certificates; third, the Class B3 Certificates; fourth, the Class B2 Certificates; fifth, the Class B1 Certificates; sixth, the Class M3 Certificates; seventh, the Class M2 Certificates; and eighth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates.

   o A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

   To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Pool Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates and the Class B4 Certificates.

   If on any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the aggregate Class Principal Amount of the Offered Certificates and the Class B4 Certificates exceeds the Aggregate Pool Balance for such Distribution Date (such excess, an "Applied Loss Amount"), the Class Principal Amounts of the Offered Subordinate Certificates and the Class B4 Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B4 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class B3 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class B2 Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; fifth, the Class M3 Certificates, until their Class Principal Amount has been reduced to zero; sixth, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; and seventh, the Class M1 Certificates, until their Class Principal Amount has been reduced to zero. The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

   Holders of Offered Subordinate Certificates and the Class B4 Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

   In the event that the Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation of such Mortgage Loan (any such amount, a "Subsequent Recovery"), such Subsequent Recovery will be distributed in accordance with the priorities described under "Description of the Certificates--Distributions of Principal--Principal Distribution Priorities" in this Prospectus Supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of "Certificate Principal Amount." Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

   EXCESS INTEREST. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related LIBOR Certificates and the fees and expenses of the Master Servicer, the Servicer, the Class IIA Insurer, the Securities Administrator, the Credit Risk Manager, the Custodian and the Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

   SWAP AGREEMENT. Amounts received under the Swap Agreement will be applied to cover interest shortfalls and losses and to maintain overcollateralization at required levels as described under "--Supplemental Interest Trust-- Application of Deposits and Payments Received by the Supplemental Interest Trust" below.

   OVERCOLLATERALIZATION. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Offered Certificates and the Class B4 Certificates plus the Class IIA Insurance Rate due to the Class IIA Insurer. As described below, the application of interest collections as distributions of principal will cause the aggregate Class Principal Amount of the Offered Certificates and the Class B4 Certificates to amortize more rapidly than the Aggregate Pool Balance, thus maintaining overcollateralization (i.e., the excess of the Aggregate Pool Balance over the aggregate Class Principal Amount of the Offered Certificates and the Class B4 Certificates). However, Realized Losses with respect to Mortgage Loans in either Mortgage Pool may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

   As described herein, on and after the Stepdown Date, to the extent that the Overcollateralization Amount exceeds the related Targeted
Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates and the Class B4 Certificates, but will instead be applied as described below.

   APPLICATION OF MONTHLY EXCESS CASHFLOW. The sum (without duplication) of the Pool 1 Monthly Excess Interest and the Pool 2 Monthly Excess Interest for any Distribution Date, the Aggregate Overcollateralization Release Amount and any Principal Distribution Amount from either Mortgage Pool remaining after application as described under "--Distributions of Principal--Principal Distribution Priorities" above for any Distribution Date will constitute the "Monthly Excess Cashflow" for such Distribution Date, which will, on each Distribution Date, be distributed in the following order of priority:

      (1) for each Distribution Date occurring (a) before the Stepdown Date or
   (b) on or after the Stepdown Date but for which a Trigger Event is in effect, until the aggregate Class Principal Amount of the Offered Certificates equals the Aggregate Pool Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such Distribution Date, in the following order of priority:

         (a) concurrently, in proportion to the related Senior Proportionate Percentage, after giving effect to principal distributions on such Distribution Date as described under "--Distributions of Principal-- Principal Distribution Priorities" above, to the Class IA1, Class IA2 and Class IA3 Certificates, in accordance with the Senior Priority for Pool 1, and to the Class IIA Certificates, in each case in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero;

         (b) to the Class IIA Insurer, payment of any Reimbursement Amount;

         (c) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (d) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (e) to the Class M3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (f) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (g) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

         (h) to the Class B3 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

         (i) to the Class B4 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero.

      (2) for each Distribution Date occurring (a) on or after the Stepdown Date and (b) for which a Trigger Event is not in effect, in the following order of priority:

         (a) concurrently, in proportion to the related Senior Proportionate Percentage, after giving effect to principal distributions on such Distribution Date as described under "--Distributions of Principal-- Principal Distribution Priorities" above, to the Class IA1, Class IA2 and Class IA3 Certificates, in accordance with the Senior Priority for Pool 1, and to the Class IIA Certificates, in each case in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Senior Target Amount;

         (b) to the Class M1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA and Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

         (c) to the Class M2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2 Target Amount;

         (d) to the Class M3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2 and Class M3 Certificates, after giving effect to distributions on such Distribution Date, equals the M3 Target Amount;

         (e) to the Class B1 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3 and Class B1 Certificates, after giving effect to distributions on such Distribution Date, equals the B1 Target Amount;

         (f) to the Class B2 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1 and Class B2 Certificates, after giving effect to distributions on such Distribution Date, equals the B2 Target Amount; and

         (g) to the Class B3 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2 and Class B3 Certificates, after giving effect to distributions on such Distribution Date, equals the B3 Target Amount;

         (h) to the Class B4 Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class IA1, Class IA2, Class IA3, Class IIA, Class M1, Class M2, Class M3, Class B1, Class B2, Class B3 and Class B4 Certificates, after giving effect to distributions on such Distribution Date, equals the B4 Target Amount;

      (3) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

         (a) concurrently, pro rata, to the Class IA1, Class IA2, Class IA3 and Class IIA Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and for such Distribution Date;

         (b) to the Class M1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (c) to the Class M2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (d) to the Class M3 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (e) to the Class B1 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (f) to the Class B2 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (g) to the Class B3 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (h) to the Class B4 Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such class and for such Distribution Date;

         (i) for addition to amounts distributable pursuant to priority (11) below, to the Supplemental Interest Trust, as provided in the Pooling and Servicing Agreement, for distribution as provided therein, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities 3(a) through (h) for that Distribution Date;

      (4) to the Class M1 Certificates, any Deferred Amount (as defined below) for such class and such date;

      (5) to the Class M2 Certificates, any Deferred Amount for such class and such date;

      (6) to the Class M3 Certificates, any Deferred Amount for such class and such date;

      (7) to the Class B1 Certificates, any Deferred Amount for such class and such date;

      (8) to the Class B2 Certificates, any Deferred Amount for such class and such date;

      (9) to the Class B3 Certificates, any Deferred Amount for such class and such date;

      (10) to the Class B4 Certificates, any Deferred Amount for such class and such date;

      (11) if a Class IA1 Accelerated Amortization Event is in effect, to the Class IA1 Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount thereof has been reduced to zero;

      (12) to the Supplemental Interest Trust, as provided in the Pooling and Servicing Agreement, for distribution as provided therein; and

      (13) to the Class R Certificate, any remaining amount

   With respect to each Distribution Date, the "Deferred Amount" for each class of Offered Subordinate Certificates and Class B4 Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such class has been increased due to any Subsequent Recovery.

SUPPLEMENTAL INTEREST TRUST

   INTEREST RATE SWAP AGREEMENT. A separate trust created under the Pooling and Servicing Agreement (the "Supplemental Interest Trust") will hold an interest rate swap agreement documented pursuant to an ISDA Master Agreement (Multicurrency - Cross Border) (the "ISDA Master Agreement"), together with a schedule and a confirmation (collectively, the "Swap Agreement") between the Trustee, on behalf of the Supplemental Interest Trust, and Credit Suisse First Boston International ("CSFBi" and together with any successor, the "Swap Counterparty").

   Under the Swap Agreement, on each Distribution Date, the Securities Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) 2.89%, (b) the Scheduled Notional Amount (as defined below) for that Distribution Date, and (c) a fraction, the numerator of which is 30 (or in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the first Distribution Date based on a 30-day month) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Securities Administrator, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled Notional Amount for that Distribution Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is
360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

   The "Scheduled Notional Amount" is set forth with respect to each Distribution Date on Annex B. The initial Scheduled Notional Amount will be $850,000,311.46. The Swap Agreement will terminate immediately following the Distribution Date in October 2009 unless terminated earlier upon the occurrence of a Swap Default (as defined below).

   The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

   CSFBi was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990, with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an authorized institution under the Banking Act 1987 and is regulated by The Financial Services Authority. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International." This change was a renaming only.

   CSFBi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse First Boston, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

   CSFBi has been assigned a senior unsecured debt rating of "A+" by S&P, a senior debt rating of "Aa3" by Moody's and a long-term rating of "AA-" by Fitch Ratings.

   CSFBi has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus, except with respect to the information set forth in the immediately preceding paragraph.

   The respective obligations of the Swap Counterparty and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "Early Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

   "Events of Default" under the Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

   o "Failure to Pay,"

   o "Bankruptcy," and

   o "Merger without Assumption" (but only with respect to the Swap
     Counterparty),

   o as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

   "Termination Events" under the Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

   o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

   o "Tax Event" (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

   o "Tax Event Upon Merger" (which generally relates to the Swap
     Counterparty's receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Swap Agreement) relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the Trust Fund should terminate, if the Pooling and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Pooling and Servicing Agreement, either the majority Class X Certificateholders or the Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination Event will occur if the Swap Counterparty fails to comply with the Downgrade Provisions (as defined below).

   Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. The Trustee, on behalf of the Supplemental Interest Trust, may not designate an Early Termination Date without the consent of the controlling party specified in the Pooling and Servicing Agreement. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

   Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the "Swap
Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust Fund on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

   A "Swap Counterparty Trigger Event" will have occurred upon the occurrence of any of the following events: (i) a Swap Default with respect to which the Swap Counterparty is a "Defaulting Party" (as defined in the Swap Agreement),
(ii) a Termination Event with respect to which the Swap Counterparty is the sole "Affected Party" (as defined in the Swap Agreement) or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.

   If the Swap Counterparty's long-term or short-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement (such provisions, the "Downgrade Provisions").

   APPLICATION OF DEPOSITS AND PAYMENTS RECEIVED BY THE SUPPLEMENTAL INTEREST TRUST. The sum of any Net Swap Payment and any Swap Termination Payment either
(i) deposited in the Supplemental Interest Trust as described under "-- Distributions of Interest--Interest Distribution Priorities" and "-- Distributions of Principal--Principal Distribution Priorities" above or
(ii) received from the Swap Counterparty pursuant to the terms of the Swap Agreement as described under "--Interest Rate Swap Agreement" above for any Distribution Date will constitute the "Supplemental Interest Trust Amount" for such Distribution Date, which will, on each Distribution Date, be distributed in the following order of priority:

      (1) to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date;

      (2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

      (3) to the Offered Certificates and the Class B4 Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, for application in accordance with the same priorities set forth in clauses (A)(2) through (A)(11) and clauses B(3) through B(12) under "--Interest Distribution Priorities" above, to the extent unpaid pursuant to such clauses, such amount to be allocated proportionately on the basis of amounts distributable pursuant to such clauses, as provided in the Pooling and Servicing Agreement;

      (4) to the Offered Certificates and the Class B4 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and for such Distribution Date, for application pursuant to the priorities set forth in clauses 3(a) through (h) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid pursuant to such clauses;

      (5) to the Offered Certificates and the Class B4 Certificates, any amount necessary to maintain the applicable overcollateralization targets or balance targets specified in such clauses for such Distribution Date, for application pursuant to the priorities set forth in clauses (1) and (2) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, after giving effect to distributions pursuant to such clauses;

      (6) to the Offered Subordinate Certificates and the Class B4 Certificates, any Deferred Amount for each such class and such Distribution Date, for application pursuant to the priorities set forth in clauses (4) through (10) under "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid pursuant to such clauses;

      (7) if applicable, for application to the purchase of a replacement interest rate swap agreement;

      (8) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

      (9) to the Class X Certificates, any amount deposited into the Supplemental Interest Trust as described under "--Credit Enhancement-- Application of Monthly Excess Cashflow" above and any remaining Supplemental Interest Trust Amount.

FINAL SCHEDULED DISTRIBUTION DATE

   The Final Scheduled Distribution Date for the LIBOR Certificates, other than the Class IA1 and Class IA2 Certificates, has been determined to be the Distribution Date in December 2034 based upon the third Distribution Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. The Final Scheduled Distribution Date for the Class IA1 Certificates has been determined to be the Distribution Date occurring in October 2013 based upon the Modeling Assumptions (as defined herein) and the assumption that the related Mortgage Loans prepay at a constant rate of 10.5% of the Prepayment Assumption. The Final Scheduled Distribution Date for the Class IA2 Certificates has been determined to be the Distribution Date occurring in March 2031 based upon the Modeling Assumptions and the assumption that the related Mortgage Loans prepay at a constant rate of 0% of the Prepayment Assumption (as defined herein) (assuming a Class IA1 Accelerated Amortization Event does not occur). As to each class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL PURCHASE OF MORTGAGE LOANS

   On any Distribution Date following the month in which the Aggregate Pool Balance is less than 10% of the Cut-off Date Balance (such date, the "Initial Purchase Date"), the majority Class X Certificateholders (or the Servicer, if the Class X Certificateholders do not do so) will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Advances and Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan, (d) any outstanding amounts due to the Class IIA Insurer, the Master Servicer, the Securities Administrator and the Trustee and (e) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of such option (the "Purchase Price"). If such option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination"). If the Class X Certificateholders or the Servicer fail to exercise such option on the Initial Purchase Date, the applicable Spread of each class of LIBOR Certificates will be increased as described under "--Distributions of Interest" herein.

   On any Distribution Date, the Depositor will have the option to purchase, one time only, 1.0% (and, in any case, not less than five Mortgage Loans) of the Mortgage Loans, by Aggregate Pool Balance as of such date. The Mortgage Loans so purchased will be selected by the Depositor in its sole discretion and will be purchased at a price not less than the outstanding principal balance of such Mortgage Loans.

   In addition, as described under "The Pooling and Servicing Agreement - Optional Purchase of Distressed Mortgage Loans," the majority Class X Certificateholders will have the right to purchase any Mortgage Loan that becomes 90 or more days delinquent in payment.

THE SECURITIES ADMINISTRATOR

   Wells Fargo Bank, N.A. will be appointed securities administrator under the Pooling and Servicing Agreement (referred to in such capacity as the "Securities Administrator") and, as such, will be responsible for preparing certain investor reports, including the monthly distribution date statement to Certificateholders, providing all customary tax reports to Certificateholders related to their investment, preparing and filling the tax information returns related to the Trust Fund, providing monthly calculations to the Trustee regarding distributions to Certificateholders and acting as certificate registrar and paying agent. The Securities Administrator will be compensated by the Master Servicer for its services. In addition, any investment income on funds in the distribution account established and maintained by the Securities Administrator pursuant to the Pooling and Servicing Agreement (the "Distribution Account") will be paid to the Securities Administrator. The Securities Administrator will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The office of the Securities Administrator for purposes of transfers and surrender of the Offered Certificates is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Aegis 2004-5, and for all other purposes is P.O. Box 98, Columbia, Maryland 21046,
Attention: Aegis 2004-5 (or for overnight delivery at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager Aegis 2004-5), or any other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor and the Trustee.

   The Securities Administrator may resign at any time, in which event the Trustee will be obligated to appoint a successor Securities Administrator reasonably acceptable to the Class IIA Insurer. The Trustee may also remove the Securities Administrator with the consent of the Class IIA Insurer, which will not unreasonably be withheld if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator reasonably acceptable to the Class IIA Insurer. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust Fund with the consent of the Class IIA Insurer, which will not unreasonably be withheld. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator. If at any time Wells Fargo Bank, N.A. resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo Bank, N.A. will be terminated as Securities Administrator. In such event, the obligations of each such party shall be assumed by the Trustee or any successor master servicer or securities administrator appointed by the Trustee.

   Wells Fargo Bank, N.A. will also act as custodian (the "Custodian") of the Mortgage Loan documents without additional compensation.

THE TRUSTEE

   Wachovia Bank, National Association will be the trustee (the "Trustee") under the Pooling and Servicing Agreement. The Trustee will be paid a fixed annual fee (the "Trustee Fee"), and will be entitled to reimbursement for expenses and certain other amounts prior to distribution of any amounts to Certificateholders in accordance with the Pooling and Servicing Agreement. The Trustee's "Corporate Trust Office" is located at 401 S. Tryon Street, Charlotte, North Carolina 28288-1179, Attention: AEGIS 2004-5, or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Servicer.

                       DESCRIPTION OF THE MORTGAGE POOLS


   Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans (or of the specified Pool of Mortgage Loans) as of October 1, 2004 (the "Cut-off Date," and such total, the "Cut-off Date Balance").

GENERAL

   On the Closing Date the Trust Fund is expected to include approximately 6,912 conventional, adjustable and fixed rate, fully-amortizing and balloon, first and second lien residential Mortgage Loans, substantially all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a total Scheduled Principal Balance (after giving effect to Scheduled Payments due on the Cut-off Date) of approximately $850,000,311.

   The underwriting guidelines generally applied by the Seller in originating the Mortgage Loans are described under "Underwriting Standards" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a more restrictive standard. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust Fund. See "The Pooling and Servicing Agreement--Sale of the of Mortgage Loans."

   As of the Cut-off Date, approximately 2,434 (or 21.37%) of the Mortgage Loans bear interest rates at fixed rates ("Fixed Rate Mortgage Loans") and approximately 4,478 (or 78.63%) bear interest at rates that adjust at specified intervals as described in more detail under "--Adjustable Rate Mortgage Loans" below ("Adjustable Rate Mortgage Loans"). Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   As of the Cut-off Date, approximately 5,384 (or 93.33%) of the Mortgage Loans are secured by first liens on the related Mortgaged Properties and approximately 1,528 (or 6.67%) are secured by junior liens ("Junior Lien Mortgage Loans").

   As of the Cut-off Date, approximately 476 (or 11.29%) of the Mortgage Loans provide for monthly payments of interest, but not principal, for a period of five years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.

   Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the real property securing such Mortgaged Loan (a "Mortgaged Property"). Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

   As of the Cut-off Date, approximately 36.69% of the Mortgage Loans have original Loan-to-Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan plus, in the case of a Junior Lien Mortgage Loan, the principal balance of each mortgage loan senior thereto, in each case as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

   As of the Cut-off Date, all of the Adjustable Rate Mortgage Loans and approximately 95.96% of the Fixed Rate Mortgage Loans are fully amortizing. Approximately 4.04% of the Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other scheduled payments (such loans, "Balloon Loans"). The Balloon Loans generally have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Master Servicer, the Servicer, the Subservicer, the Securities Administrator or the Trustee will make any Advances with respect to delinquent Balloon Payments.

   As of the Cut-off Date, approximately 72.37% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from one year to three years from the date of origination of such Mortgage Loan (the "Penalty Period"). The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, the current principal balance of the related Mortgage Loan during any 12-month period during the applicable Penalty Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates. The Servicer may waive (or permit a subservicer to waive) a Prepayment Premium without the consent of the Master Servicer (and without reimbursing the Trust Fund from its own funds for any foregone Prepayment Premium) only if the prepayment is not the result of a refinancing by the Servicer (or subservicer) or its affiliates and such waiver (1) relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (2) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law or regulation. The Servicer will be obligated to remit to the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower, except with respect to a waiver of any such Prepayment Premium as described above.

   The Seller will represent and warrant that no Mortgage Loan is a "high cost" or "covered" loan under federal, state or local predatory lending laws.

   As earlier described under "Description of the Certificates--General," the Mortgage Loans in the Trust Fund have been divided into two Mortgage Pools (Pool 1 and Pool 2) for the purpose of allocating interest and principal distributions among the Class IA1, Class IA2, Class IA3 and Class IIA Certificates. Pool 1 will consist of Mortgage Loans with original principal balances which may be less than, equal to, or in excess of, the original loan amount limitations described below for Pool 2. On the Closing Date, Pool 1 will consist of approximately (i) 1,099 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $97,730,578 and (ii) 1,975 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $327,269,545. Pool 2 will consist only of Mortgage Loans with original principal balances which do

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not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family Mortgaged Properties. On the Closing Date, Pool 2 will consist of approximately (i) 1,335 Fixed Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $83,916,264 and (ii) 2,503 Adjustable Rate Mortgage Loans having an aggregate Cut-off Date Balance of approximately $341,083,924. Other important statistical characteristics of each Mortgage Pool are described at "--Pool 1 Mortgage Loans" and "--Pool 2 Mortgage Loans."

ADJUSTABLE RATE MORTGAGE LOANS

   As of the Cut-off Date, all of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index (such Adjustable Rate Mortgage Loans, the "LIBOR Mortgage Loans") as described under "--The Index" below. In the case of the LIBOR Mortgage Loans, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 92.84% of the LIBOR Mortgage Loans will occur after an initial period of approximately two years following origination; in the case of approximately 7.12% of the LIBOR Mortgage Loans, approximately three years following origination; and in the case of approximately 0.04% of the LIBOR Mortgage Loans, approximately five years following origination. On each Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than a fixed percentage of 1.000% as specified in the related Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the Initial Caps are 1.000% to 3.000% for all of the LIBOR Mortgage Loans. Effective with the first monthly payment due on each LIBOR Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Index and the related Gross Margin, rounded as described herein. See "--The Index" below.

   The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

   As indicated above, the index applicable to the determination of the Mortgage Rates for substantially all the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six-Month LIBOR Index") and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note. In the event that the Six-Month LIBOR Index becomes unavailable or

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otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement. Prior to the issuance of the Certificates, Mortgage Loans may be removed from a Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.


                             ADDITIONAL INFORMATION


   The description in this prospectus supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the Closing Date. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

   Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will, based upon information received from the Master Servicer and the Servicer, prepare monthly statements to Certificateholders containing certain information regarding the Certificates and the Mortgage Pools. The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager--Aegis 2004-5. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.


                           AEGIS MORTGAGE CORPORATION

   The information set forth in following paragraphs with regard to Aegis Mortgage Corporation (referred to herein as "Aegis" and the "Seller") and its underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by Aegis. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Class IIA Insurer, the Custodian, the Servicer, the Underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

   Aegis is a privately held mortgage banking company that through its wholly owned subsidiaries, Aegis Lending Corporation ("ALC"), Aegis Funding Corporation ("AFC") and Aegis Correspondent Corporation ("ACC"), originates and purchases first lien and second lien residential mortgage loans. ALC, AFC and ACC emphasize the origination of mortgage loans that are commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans. Aegis and its predecessors have been in the mortgage banking business since March 1981. Aegis,

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ALC, AFC and ACC are Delaware corporations and are headquartered in Houston,
Texas. The Depositor is a wholly owned subsidiary of Aegis.

   As of October 1, 2004, AFC, Aegis' non-conforming wholesale subsidiary, operated nationwide through 6 wholesale centers, ALC, Aegis' non-conforming retail subsidiary, operated through 90 retail sales offices and centers in 36 states, and ACC, Aegis' non-conforming correspondent subsidiary, operated nationwide through 1 operational center. As of October 1, 2004, Aegis, AFC, ALC and ACC, collectively, had over 3,100 employees. Aegis and the Depositor maintain their principal offices at 3250 Briarpark, Suite 400, Houston, Texas 77042. Their telephone number is (713) 787-0100.


                             UNDERWRITING STANDARDS


   GENERAL STANDARDS FOR FIRST AND SECOND LIEN MORTGAGE LOANS. Aegis' underwriting standards with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis' alternative documentation programs for first and second lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's securities. Aegis and its affiliates originated the Mortgage Loans in accordance with the underwriting standards generally described below.

   Aegis' underwriting standards, as well as any other underwriting standards that may be applicable to any first or second lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

   All of the Mortgage Loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the Mortgage Loans is set forth below. Aegis' underwriting of the Mortgage Loans generally consisted of analyzing the following as standards applicable to the Mortgage Loans:

   o the creditworthiness of a borrower based on both a credit score and mortgage history,

   o the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property, and

   o the adequacy of the mortgaged property expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

   The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

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   GUIDE STANDARDS. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis requires either a verbal or written verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

   Some of the Mortgage Loans have been originated under "stated income" or "limited documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income, except verification of employment, will be undertaken. Under a "limited documentation" program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Generally, in order for a borrower to be eligible for a "stated income" or "limited documentation" program, the loan- to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit-scoring model.

   Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

   In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of this prospectus supplement.

   In determining the adequacy of the property as collateral, an appraisal is generally made of each Property considered for financing. In limited circumstances with respect to high credit score borrowers, an automated valuation is obtained on the property and is combined with an exterior

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property inspection report instead of an appraisal. In the case of an appraisal, the appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

   Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower's monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower's gross income.
The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

   LOAN PROGRAMS. The Loan Programs determined by Aegis as applicable to the Mortgage Loans are expressed in this prospectus supplement are: A+, A, A-, B, C+, C, 80/20 Combo 1st and 80/20 Combo 2nd. The following is general description of the Loan Programs:

   Loan Program A+: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has an LTV ratio of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

   Loan Program A: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property or 90% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio

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of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

   Loan Program A-: The prospective borrower is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most three 30-day rolling late payments and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family non-owner occupied property or 70% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

   Loan Program B: The prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. The borrower may have made a late payment of 60 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family owner-occupied property or 75% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a single family non-owner occupied property or 65% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 18 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

   Loan Program C+: The prospective borrower may have experienced significant credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older and do not effect the title or are medical related. The borrower may have made a late payment of 90 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner-occupied property or 65% for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family non-owner occupied property or 55% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-

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income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. No Chapter 7 bankruptcies were discharged, and no Chapter 13 bankruptcies were filed, within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 12 months.

   Loan Program C: The prospective borrower may have experienced substantial credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments or one 120-day late payment within the last 12 months is acceptable on an existing mortgage loan. The prospective borrower's credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 60% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 525 or greater, based on the LTV. The borrower's debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and all Chapter 13 bankruptcies must be paid or discharged at funding. No current NOD on a mortgaged property is allowed.

   Loan Program 80/20 Combo 1st: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payment on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90-day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 640 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner-occupied property or 80% for a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

   Loan Program 80/20 Combo 2nd: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payment on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90-day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 640 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum CLTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property or 100% for a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The

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borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

   For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing except for tax liens which may remain open as long as there is a payment plan and the payment is included in the debt service to income ratio. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

   As described above, the indicated underwriting standards applicable to the Mortgage Loans include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

   Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.


                              THE MASTER SERVICER


   The information in this section has been provided by Wells Fargo Bank, N.A. ("Wells Fargo," in its capacity as the "Master Servicer"), and none of the Depositor, the Seller, the Underwriters, the Class IIA Insurer, the Credit Risk Manager, the Servicer, the Subservicer, the Trustee or any affiliates of the foregoing parties makes any representation as to the accuracy or completeness of this information.

   Wells Fargo is a national banking association with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland
21045.

   The Servicer will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under "Servicing of the Mortgage Loans" below.

   The Master Servicer is engaged in the business of master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.


                        THE SERVICER AND THE SUBSERVICER

GENERAL

   Ocwen Federal Bank FSB ("Ocwen" or the "Servicer") will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans. The Servicer will initially perform its obligations under the Pooling and Servicing Agreement through Aegis Mortgage Corporation, as subservicer (the "Subservicer").

   The Seller will retain the right, in its sole discretion and at any time with 30 days' advance notice, without cause but only after receiving the written consent of the Class IIA Insurer, which will not unreasonably be withheld to terminate the Servicer (including any successor servicer) and replace the Servicer (or such successor servicer, as the case may be) with a successor servicer acceptable to the Master Servicer, the Class IIA Insurer and the Rating Agencies (as evidenced by a letter from each Rating Agency to the effect that such a termination and appointment will not result in a downgrading of the rating of any of the Certificates). Any successor servicer so appointed will meet the requirements set forth in the Pooling and Servicing Agreement. At such time as a successor servicer becomes the successor servicer, such successor servicer will assume all of the Servicer's servicing obligations as set forth in the Pooling and Servicing Agreement, provided, however, that the successor servicer will not be liable for any actions or omissions of any prior Servicer other than, in the case of a termination of the Servicer due to a failure to make a required Advance, such Advance.

OCWEN FEDERAL BANK FSB

   The information set forth in the following paragraphs has been provided by Ocwen. None of the Depositor, the Seller, the Underwriters, the Master Servicer, the Subservicer, the Credit Risk Manager, Class IIA Insurer, the Securities Administrator, the Custodian or the Trustee makes any representations or warranties as to the accuracy or completeness of such information.

   Ocwen Federal Bank FSB is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen Federal Bank FSB is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

   Ocwen Federal Bank FSB is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen Federal Bank FSB is also rated "SQ2" ("Above Average") as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc. On March 1, 2004, Fitch Ratings announced that Ocwen Federal Bank FSB's ratings as a primary servicer of residential subprime mortgage loans would remain on "Rating Watch Negative" and on April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen Federal Bank FSB on "Credit Watch with negative implications."

   Ocwen Federal Bank FSB has been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen Federal

Bank FSB believes that its servicing practices comply with legal requirements. Ocwen Federal Bank FSB intends to defend against such lawsuits. Ocwen Federal Bank FSB is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen Federal Bank FSB's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

   On April 19, 2004, Ocwen Federal Bank FSB entered into a Supervisory Agreement with the Office of Thrift Supervision (the "OTS") memorializing various loan servicing and customer service practices, some of which were previously adopted by Ocwen Federal Bank FSB and others to be implemented on a going forward basis. It is not known whether the OTS or other regulatory agencies will seek to implement additional measures relating to Ocwen Federal Bank FSB's servicing practices.

   Ocwen Federal Bank FSB is an approved Freddie Mac and Fannie Mae seller/ servicer. As of June 30, 2004, Ocwen Federal Bank FSB provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $34.8 billion, substantially all of which are being serviced for third parties.

   As of June 30, 2004, OCN had approximately $1.189 billion in assets, approximately $852 million in liabilities and approximately $337 million in equity. As of June 30, 2004, Ocwen Federal Bank FSB's core capital ratio was approximately 16.22% and its total risk-based capital ratio was approximately 18.28%, as measured by the Office of Thrift Supervision. For the quarter ended June 30, 2004, OCN's net income was approximately $9.1 million, as compared to an approximate net income of $6.8 million reported for the quarter ended March 31, 2004. OCN reported approximately $282.1 million of cash and cash equivalents as of June 30, 2004.

   The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen Federal Bank FSB, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen Federal Bank FSB's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                                     OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                                    AS OF                                               AS OF
                                              DECEMBER 31, 2001                                   DECEMBER 31, 2002
                              -------------------------------------------------   -------------------------------------------------
                               BY NO.                  PERCENT BY    PERCENT BY    BY NO.                   PERCENT BY   PERCENT BY
                                 OF       BY DOLLAR      NO. OF        DOLLAR        OF       BY DOLLAR       NO. OF       DOLLAR
                               LOANS       AMOUNT         LOANS        AMOUNT      LOANS        AMOUNT        LOANS        AMOUNT
                              -------    -----------   ----------    ----------   -------    -----------    ----------   ----------
Total Portfolio ...........   186,955    $17,422,016     100.00%      100.00%     229,335    $26,356,007     100.00%       100.00%
Period of Delinquency(1)
30-59 days ................     8,520    $   719,620       4.56%        4.13%       8,483    $   858,552       3.70%         3.26%
60-89 days ................     3,755    $   324,753       2.01%        1.86%       3,718    $   393,762       1.62%         1.49%
90 days or more ...........    22,709    $ 1,896,796      12.15%       10.89%      19,823    $ 1,820,509       8.64%         6.91%
Total Delinquent Loans ....    34,984    $ 2,941,169      18.71%       16.88%      32,024    $ 3,072,823      13.96%        11.66%
Loans in Foreclosure(2) ...    10,286    $   908,884       5.50%        5.22%       8,323    $   849,266       3.63%         3.22%

                                                    AS OF                                               AS OF
                                              DECEMBER 31, 2003                                     JUNE 30, 2004
                              -------------------------------------------------   -------------------------------------------------
                               BY NO.                  PERCENT BY    PERCENT BY    BY NO.                   PERCENT BY   PERCENT BY
                                 OF       BY DOLLAR      NO. OF        DOLLAR        OF       BY DOLLAR       NO. OF       DOLLAR
                               LOANS       AMOUNT         LOANS        AMOUNT      LOANS        AMOUNT        LOANS        AMOUNT
                              -------    -----------   ----------    ----------   -------    -----------    ----------   ----------
Total Portfolio ...........   256,891    $30,551,242     100.00%      100.00%     234,329    $27,604,512     100.00%       100.00%
Period of Delinquency(1)
30-59 days ................    10,662    $ 1,117,125       4.15%        3.66%       9,429    $   979,830       4.02%         3.55%
60-89 days ................     4,595    $   488,900       1.79%        1.60%       4,284    $   451,605       1.83%         1.64%
90 days or more ...........    24,050    $ 2,341,837       9.36%        7.67%      23,360    $ 2,312,149       9.97%         8.38%
Total Delinquent Loans ....    39,307    $ 3,947,862      15.30%       12.92%      37,073    $ 3,743,583      15.82%        13.56%
Loans in Foreclosure(2) ...     9,800    $ 1,057,710       3.81%        3.46%       9,183    $   996,476       3.92%         3.61%

---------------
(1) Includes 16,034 loans totaling $1,443,908 for June 30, 2004, which were delinquent at the time of transfer to Ocwen.
(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                     OCWEN
                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                            AT                       AT                       AT                       AT
                                     DECEMBER 31, 2001        DECEMBER 31, 2002        DECEMBER 31, 2003          JUNE 30, 2004
                                  ----------------------   ----------------------   ----------------------    ---------------------
                                   BY NO.                   BY NO.                   BY NO.                   BY NO.
                                     OF       BY DOLLAR       OF       BY DOLLAR       OF       BY DOLLAR       OF       BY DOLLAR
                                   LOANS       AMOUNT       LOANS       AMOUNT       LOANS        AMOUNT       LOANS       AMOUNT
                                  -------    -----------   -------    -----------   -------    -----------    -------   -----------
Total Portfolio ...............   186,955    $17,422,016   229,335    $26,356,007   256,891    $30,551,242    234,329   $27,604,512
Foreclosed Loans(1) ...........     3,983    $   301,782     3,484    $   285,598     4,849    $   437,510      4,651   $   424,622
Foreclosure Ratio(2) ..........      2.13%          1.73%     1.52%          1.08%     1.89%          1.43%      1.98%         1.54%

---------------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.
(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                                     OCWEN
                          LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                              AS OF                AS OF                AS OF             AS OF
                                                        DECEMBER 31, 2001    DECEMBER 31, 2002    DECEMBER 31, 2003   JUNE 30, 2004
                                                        -----------------    -----------------    -----------------   -------------
Total Portfolio(1) ..................................      $17,422,016          $26,356,007          $30,551,242       $27,604,512
Net Gains/(Losses)(2)(3) ............................        ($266,262)           ($275,036)           ($249,516)        ($324,786)
Net Gains/(Losses) as a Percentage of Total
  Portfolio..........................................            (1.53)%              (1.04)%              (0.82)%          (1.18%)

---------------
(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.
(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.
(3) Includes ($108,412) as of June 30, 2004 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

AEGIS MORTGAGE CORPORATION

   Aegis Mortgage Corporation has only limited experience in servicing mortgage loans. The Subservicer has been servicing newly originated mortgage loans since July 2004 and has not previously serviced mortgage loans in a securitization.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

   The Servicer will perform customary servicing functions with respect to the Mortgage Loans. Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest Shortfalls on the Mortgage Loans to the extent described below. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO Properties. See "The Agreements--Collection Procedures" in the prospectus.

   The Seller will retain ownership of the servicing rights with respect to the Mortgage Loans and generally may transfer the servicing to a successor servicer at any time, subject to the conditions set forth in the Pooling and Servicing Agreement.

THE SUBSERVICER

   On or prior to the closing date, the Servicer will enter into a subservicing agreement (the "Subservicing Agreement") with Aegis Mortgage Corporation, as subservicer (the "Subservicer"). Under the provisions of the Subservicing Agreement, the Subservicer will be required to service the Mortgage Loans pursuant to the servicing provisions of the Pooling and Servicing Agreement. The Subservicer's principal executive office is located at 3250 Briarpark, Suite 400, Houston, Texas 77042.

   References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account, minus the Trustee Fee.

   The Servicer will receive a monthly fee (the "Servicing Fee") calculated as 0.50% annually on the outstanding principal balance of each Mortgage Loan (the "Servicing Fee Rate"). Any successor to the Servicer will receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicer's custodial account and the escrow accounts.

   The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "The Agreements-- Servicing and Other Compensation and Payment of Expenses" in the prospectus.

PREPAYMENT INTEREST SHORTFALLS

   When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable Distribution Date.

   The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the Master Servicing Fee for the applicable Distribution Date.

ADVANCES, SERVICING ADVANCES

   The Servicer will generally be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate (each, an "Advance"), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so. The Servicer and the Master Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

   The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the Scheduled Payments on Mortgage Loans made by a bankruptcy court or a reduction of the applicable Mortgage Rate by application of the Relief Act or similar state or local laws (a "Relief Act Reduction").

   In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

   The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts (excluding Prepayment Premiums) as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the custodial account maintained by the Servicer for collection of principal and interest on the Mortgage Loans.

   The Pooling and Servicing Agreement provides that the Servicer may enter into a facility with any party under which such party may fund the Servicer's Advances or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such

Advances or Servicing Advances. Any Advances or Servicing Advances made by an advancing party will be reimbursed to the advancing party in the same manner as reimbursements would be made to the Servicer.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

   The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

   The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer and the Class IIA Insurer to the effect that such firm has examined certain documents and records of the Servicer relating to the servicing of mortgage loans and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Pooling and Servicing Agreement, except for (1) such exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

TERMINATION OF SERVICER

   Upon the occurrence of certain events as described under "The Pooling and Servicing Agreement--Events of Default; Servicer Termination Events" in this prospectus supplement, the Servicer may be terminated and a successor servicer appointed. In addition, the Seller retains the right to terminate the Servicer without cause but only with the prior written consent of the Class IIA Insurer, which will not unreasonably be withheld, as described under "The Servicer and the Subservicer--General" above.

THE CREDIT RISK MANAGER

   The Murrayhill Company, a Colorado corporation (the "Credit Risk Manager") will monitor and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans, and will report to the Depositor on the performance of such Mortgage Loans. The Credit Risk Manager will rely on Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager's Fee"), payable from the Trust Fund, until the termination of the Trust Fund or until its removal by the Depositor in accordance with the terms of the Pooling and Servicing Agreement. This fee will be paid by the Trust Fund and will be calculated as 0.015% annually (the "Credit Risk Manager's Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan.

OPTIONAL PURCHASE OF DISTRESSED MORTGAGE LOANS

   Subject to certain limitations set forth in the Pooling and Servicing Agreement, the majority Class X Certificateholders will have the right, but not the obligation, to purchase for their own account any Mortgage Loan which becomes more than 90 days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure (a "Distressed Mortgage Loan") for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to the Distressed Mortgage Loan. Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the collection account established by the Master Servicer pursuant to the Pooling and Servicing Agreement (the "Collection Account").

SPECIAL SERVICER FOR DISTRESSED MORTGAGE LOANS

   The Seller has the option to transfer the servicing of any Distressed Mortgage Loan to a special servicer selected by the Seller and any special servicer so selected will report directly to the Master Servicer. Any special servicing fee paid to a special servicer will not exceed the Servicing Fee Rate.

                      THE POOLING AND SERVICING AGREEMENT


   The certificates will be issued in accordance with the pooling and servicing agreement to be dated as of October 1, 2004, among the Depositor, the Seller, the Master Servicer, the Servicer, the Credit Risk Manager, the Securities Administrator, the Custodian and the Trustee (the "Pooling and Servicing Agreement"). In addition to the provisions of the agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the agreement. See also "The Agreements--The Trustee," "--Events of Default; Rights upon Event of Default," "--Amendment" and "--Termination; Optional Termination" in the prospectus.

FORMATION OF THE TRUST FUND

   On the Closing Date, the Depositor will establish the Trust Fund under the Pooling and Servicing Agreement and will sell without recourse the Mortgage Loans to the Trustee, for the benefit of Certificateholders and the Class IIA Insurer, and the Certificates will be issued under the terms of the Pooling and Servicing Agreement. The prospectus contains important additional information regarding the terms and conditions of the Certificates. The Securities Administrator will provide to any prospective or actual holder of Offered Certificates, upon written request, a copy of the Pooling and Servicing Agreement without exhibits. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager-Aegis 2004-5.

   The Trust Fund will primarily consist of:

   o the Mortgage Loans;

   o Prepayment Premiums to the extent described in this prospectus supplement;

   o those assets that are held in any account held for the benefit of Certificateholders and the Class IIA Insurer;

   o any Mortgaged Property acquired on behalf of the Trust Fund by foreclosure or by deed in lieu of foreclosure;

   o the rights of the Trustee to receive the proceeds of applicable insurance policies and funds, if any, required to be maintained under the terms of the Pooling and Servicing Agreement; and

   o certain rights of the Depositor to the enforcement of representations and warranties made by the Seller relating to the Mortgage Loans.

   The Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, the Seller, the Depositor, the Servicer, the Underwriters or the Trustee.

AMENDMENTS

   No amendment to the Pooling and Servicing Agreement (except to the limited extent provided therein) will be effective without the prior written consent of the Class IIA Insurer.

REPORTS TO CERTIFICATEHOLDERS AND THE CLASS IIA INSURER

   On each Distribution Date, the Securities Administrator will make available on the Securities Administrator's website at http://www.ctslink.com a distribution statement containing the following, based solely on information received from the Servicer or the Master Servicer:

   o the aggregate amount of distributions to be made on such Distribution Date to the holders of each Class of Certificates allocable to principal on the Mortgage Loans, including Net

     Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments;

   o the aggregate amount of distributions to be made on such Distribution Date to the holders of each Class of Certificates allocable to interest, and the calculation thereof;

   o the amount, if any, of any distributions to the holders of the Class X and Class R Certificates;

   o the amount of all Prepayment Premiums distributed to the Class P Certificates;

   o the amount of Advances and Servicing Advances for the related Collection Period, the amount of unrecovered Advances and Servicing Advances outstanding and the aggregate amount of nonrecoverable Advances and Servicing Advances;

   o the total Scheduled Principal Balance of the Mortgage Loans for such Distribution Date;

   o the Class Principal Amount of each Class of Certificates, giving effect to distributions and allocation of Applied Loss Amounts on such Distribution Date;

   o the amount of any Realized Losses and Subsequent Recoveries incurred or received with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date, and the aggregate Realized Losses during the preceding twelve month period expressed as a percentage of the total Scheduled Principal Balances of the Mortgage Loans;

   o the amount of the Servicing Fee and Credit Risk Manager's Fee paid with respect to such Distribution Date;

   o the number and total Scheduled Principal Balance of Mortgage Loans (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) as to which the Mortgaged Properties have become REO Properties;

   o the total Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

   o with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each deleted Mortgage Loan, and of each substitute Mortgage Loan;

   o the level of LIBOR and the Interest Rate applicable to such Distribution Date with respect to each Class of Certificates;

   o the Interest Remittance Amount and the Principal Remittance Amount for such Distribution Date;

   o if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

   o the aggregate outstanding Carryforward Interest, Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Certificates, after giving effect to distributions on such Distribution Date;

   o the amount of any Overcollateralization Deficiency after giving effect to distributions on such Distribution Date;

   o the amount of any payments made pursuant to the Class IIA Policy with respect to such Distribution Date and in the aggregate;

   o the amount of any payments made pursuant to the Swap Agreement with respect to such Distribution Date; and

   o any other information required pursuant to the Pooling and Servicing Agreement.

DELIVERY AND SUBSTITUTION OF MORTGAGE LOANS

   The Seller must repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter. Under the limited circumstances specified in the Pooling and Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of either Mortgage Pool. See "The Trust Fund--The Loans," and "--Substitution of Trust Fund Assets" in the prospectus.

VOTING RIGHTS

   Voting rights under the Pooling and Servicing Agreement will be allocated as follows:

   o 98% to the classes of Offered Certificates and the Class B4 Certificates in proportion to their respective outstanding Certificate Principal Amounts; and

   o 1% to each class of Class P and Class X Certificates.

   So long as there is no default under the Class IIA Policy by the Class IIA Insurer, the Class IIA Insurer will have the right to exercise all rights of Class IIA Certificateholders to vote, consent or take other action under the Pooling and Servicing Agreement without the consent of the Class IIA Certificateholders, and the Class IIA Certificateholders may exercise their rights only with the prior written consent of the Class IIA Insurer, except as otherwise provided in the Pooling and Servicing Agreement. The Class IIA Insurer will be entitled to reimbursement for all costs and expenses incurred in connection with any action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Class IIA Insurer or the Class IIA Insurer's interests.

TERMINATION OF THE TRUST FUND

   The Trust Fund will terminate upon the distribution to the holders of all classes of Certificates of all amounts required to be distributed to the holders as well as the distribution to the Class IIA Insurer of all outstanding Reimbursement Amounts and upon the last to occur of:

   o the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

   o the disposition of all property acquired in respect of any Mortgage Loan remaining in the trust; and

   o exercise by the majority Class X Certificateholders of their right to purchase the Mortgage Loans and other property of the Trust Fund as described under "Description of the Certificates--Optional Purchase of Mortgage Loans."

SALE OF THE MORTGAGE LOANS

   In connection with the sale of the Mortgage Loans by the Depositor to the Trustee on the Closing Date, the Depositor will be required to deliver a loan file to the Custodian with respect to each Mortgage Loan consisting of, as to each Mortgage Loan:

   o the original mortgage note endorsed to the order of the Trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

   o the original recorded mortgage or a certified copy thereof, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

   o the original assignment of the mortgage to the Trustee or in blank, in recordable form (except as described below);

   o each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the Trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

   o the original title insurance policy, certificate of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

   o the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

   With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Trustee in a Mortgaged Property, as provided in the Pooling and Servicing Agreement.

   The Custodian, on behalf of the Trustee, is required to review each mortgage note and provide certification regarding receipt of such Mortgage Loan notes on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

   On the Closing Date, the Depositor will also assign to the Trustee all the Depositor's right, title and interest in the sale agreement between the Seller and the Depositor with respect to the representations and warranties made therein by the Seller in respect of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Such representations and warranties will include, among others, that:

   o prior to the sale of the Mortgage Loans to the Depositor, the Seller will have good title to the Mortgage Loans, free of any liens;

   o each Mortgage Loan was originated in compliance with applicable law;

   o no Mortgage Loan is a "high cost" or "covered" loan under any federal, state or local predatory or abusive lending law;

   o no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies;

   o each Mortgaged Property is free of damage due to casualty; and

   o no Prepayment Premium is payable on any Mortgage Loan for a period in excess of five years following origination.

   Upon discovery by the Securities Administrator or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders, the discovering party will promptly notify the Seller. The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at the Purchase Price plus any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2) subject to the conditions in the Pooling and Servicing Agreement, to substitute a qualified substitute mortgage loan. See "Loan Program--Representations by Sellers; Repurchases" in the prospectus.

EVENTS OF DEFAULT; SERVICER TERMINATION EVENTS

   If the Master Servicer is in material breach of its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by either the majority Class X Certificateholders or Certificateholders having more than 50% of the Voting Rights applicable to each Class of Certificates affected thereby, terminate the Master Servicer. In the event of such a termination, the Trustee must appoint a successor master servicer acceptable to the Class IIA Insurer to assume the obligations of the Master Servicer under the Pooling and Servicing Agreement. If the Trustee is unable to appoint a successor master servicer acceptable to the Class IIA Insurer, the Trustee will be obligated to master service the Mortgage Loans. Any successor master servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor master servicer.

   If the Servicer is in material breach of its obligations under the Pooling and Servicing Agreement, the Master Servicer may, and must if directed to do so by either the majority Class X Certificateholders or Certificateholders having more than 50% of the Voting Rights applicable to each Class of Certificates affected thereby, terminate the Servicer. In the event of such a termination, the Seller will appoint a successor servicer acceptable to the Master Servicer, the Class IIA Insurer and each Rating Agency to assume the obligations of the Servicer under the Pooling and Servicing Agreement, including the obligation to make advances. If the Seller does not appoint a successor servicer within 14 calendar days following notification to the Servicer of termination, then the Master Servicer will succeed as servicer or appoint a successor servicer acceptable to the Class IIA Insurer. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See "The Agreements--Events of Default; Rights upon Event of Default" in the prospectus.

   In addition, so long as Ocwen is Servicer, a "Servicer Termination Event" will have occurred and the Servicer will be terminated and a successor servicer appointed if certain delinquency or loss levels with respect to the Mortgage Loans are reached, as provided in the Pooling and Servicing Agreement.

   The Seller retains the right to terminate the Servicer without cause, as described under "The Servicer and the Subservicer--General" in this prospectus supplement.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE


GENERAL

   The yields to maturity (or to early termination) of the Offered Certificates and the Class B4 Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Certificates and the Class B4 Certificates, and other factors.

   Yields on the Senior Certificates will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal payments on the Mortgage Loans in the other Mortgage Pool. Yields on the Offered Subordinate Certificates and the Class B4 Certificates will be affected by the rate of principal payments on the Mortgage Loans in each Mortgage Pool.

   Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. The Mortgage Loans generally have due-on-sale clauses.

   The Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two or three years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When an Adjustable Rate Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Initial Cap or Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

   As of the Cut-off Date, approximately 72.42% and 72.28% of the Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from one year to three years following origination, as described under "Description of the Mortgage Pool--General" herein. These Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

   The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   If a Class IA1 Accelerated Amortization Event occurs, Monthly Excess Cashflow that would otherwise have been released to the holder of the Residual Certificate will instead be distributed as principal to holders of Class IA1 Certificates until the Class Principal Amount of that class has been reduced to zero. This could result in extension of the weighted average lives of the Class IA2 and Class IA3 Certificates, as described under "Risk Factors - The weighted average lives of the Class IA2, IA3 and IIA certificates may be extended under certain circumstances" herein.

   From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Recently, areas in the southern and eastern United States were affected by hurricanes and tropical storms that caused extensive damage in affected areas. Whether any Mortgaged Properties were damaged by these storms, and if so how many, is not known as of the date of this Prospectus Supplement, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any Mortgage Loans secured by Mortgaged Properties that were damaged by these storms. Under the Sale Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders (determined without regard to the Certificate Insurance Policy), the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Certificates and the Class B4 Certificates to the extent they are purchased at a premium.

   Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of Offered Certificates and the Class B4 Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans. Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

   Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under "Risk Factors" and "Description of the Mortgage Pools."

   The inclusion of interest only Mortgage Loans in the Trust Fund will generally, absent other considerations, result in longer weighted average lives of the Offered Certificates than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms. If an investor purchases Certificates at a discount, the yield may be reduced. In addition, a borrower may view the interest only period as a disincentive to prepayment.

   The yields on the Offered Certificates and the Class B4 Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

   As described herein, excess interest will be applied, to the extent available, as an additional distribution of principal on the Offered Certificates and the Class B4 Certificates to maintain limited overcollateralization. The amount of excess interest available on any Distribution Date will be influenced by, among other things:

   o The amount of overcollateralization. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Certificate Principal Amounts of the Certificates;

   o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

   o The value of LIBOR; and

   o The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans, less the Class IIA Insurance Rate (expressed as a percentage of the Pool Balance for Pool 2) exceeds the weighted average of the Interest Rates of the Offered Certificates and the Class B4 Certificates.

   No assurance can be given as to the amount or timing of excess interest distributable on the Certificates.

   The yields to investors in the Offered Certificates and the Class B4 Certificates will be affected by the exercise by the majority Class X Certificateholders or the Servicer of their right to purchase the Mortgage Loans, as described under "Description of the Certificates-- Optional Purchase of Mortgage Loans" herein or their failure to exercise that right.

   If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

   The Interest Rates applicable to the LIBOR Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."

OVERCOLLATERALIZATION

   The yields of the Offered Certificates and the Class B4 Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES AND THE CLASS B4 CERTIFICATES

   As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated to the Class B4, Class B3, Class B2, Class B1, Class M3, Class M2 and Class M1 Certificates in inverse order of seniority. As a result, the yields of the Offered Subordinate Certificates and the Class B4 Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

   Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of the Mortgage Loans. A 100% Prepayment Assumption for the Adjustable Rate Mortgage Loans assumes a constant prepayment rate of 27% per annum. A 100% Prepayment Assumption for the Fixed Rate Mortgage Loans assumes a constant prepayment rate of 4.60% per annum of the outstanding principal balance of such Mortgage Loans for the first month following the origination of the Mortgage Loan and approximately an additional 1.6727% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 23% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth.

   The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund. The percentages of the Prepayment Assumption in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

   The tables beginning on page S-85 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts are as set forth in the table on page S-85; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in November 2004; (3) principal prepayments are received in full on the last day of each month commencing in October 2004 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the 25th day of each month commencing in November 2004; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an optional termination of the Trust Fund); (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin subject to initial and periodic caps; (8) the value of Six-Month LIBOR is equal to 2.20% and remains constant; and the value of LIBOR is equal to 1.89% and remains constant; (9) there is no optional termination of the Trust Fund (except in the case of Weighted Average Life in Years With Optional Termination); (10) the Certificates are issued on October 27, 2004; (11) no Swap Termination Payment occurs; and (12) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

              ASSUMED CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

                                                                  REMAINING   ORIGINAL      ORIGINAL      NEXT RATE
                                                        GROSS      TERM TO     TERM TO    AMORTIZATION   ADJUSTMENT
                                       PRINCIPAL      MORTGAGE    MATURITY    MATURITY        TERM          DATE       MAXIMUM
MORTGAGE LOAN TYPE                    BALANCE ($)     RATE (%)    (MONTHS)    (MONTHS)      (MONTHS)      (MONTHS)     RATE (%)
------------------                   --------------   --------    ---------   --------    ------------   ----------    --------
2/28 ARM.........................    259,150,556.84     7.7311       359         360          360             23       13.7311
2/28 ARM (Interest Only)*........     45,139,124.12     6.7175       359         360          360             23       12.7175
3/27 ARM.........................     21,049,144.43     6.9506       359         360          360             35       12.9506
3/27 ARM (Interest Only)*........      1,930,720.00     6.1672       359         360          360             35       12.1672
Balloon -- Fixed.................        956,673.60    10.7034       178         180          360            N/A           N/A
Balloon -- Fixed.................      2,879,178.57     7.3345       179         180          360            N/A           N/A
Balloon -- Fixed (Interest Only)*        587,799.13     6.5741       179         180          360            N/A           N/A
Fixed............................     24,272,977.68    11.0074       239         240          240            N/A           N/A
Fixed............................      1,738,233.58    11.6468       178         179          179            N/A           N/A
Fixed............................      9,259,055.06     7.5118       173         175          175            N/A           N/A
Fixed............................     57,288,060.37     7.4706       352         353          353            N/A           N/A
Fixed (Interest Only)*...........        748,600.00     7.1128       359         360          360            N/A           N/A


                                                                                       RATE
                                                                        PERIODIC    ADJUSTMENT
                                     MINIMUM       GROSS      INITIAL     RATE      FREQUENCY
MORTGAGE LOAN TYPE                   RATE (%)   MARGIN (%)    CAP (%)    CAP (%)     (MONTHS)
------------------                   --------   ----------    -------   --------    ----------
2/28 ARM.........................     7.7311      6.5901      2.9690     1.0000          6
2/28 ARM (Interest Only)*........     6.7175      5.5792      2.9921     1.0000          6
3/27 ARM.........................     6.9506      5.8912      3.0000     1.0000          6
3/27 ARM (Interest Only)*........     6.1672      5.4931      3.0000     1.0000          6
Balloon -- Fixed.................        N/A         N/A         N/A        N/A        N/A
Balloon -- Fixed.................        N/A         N/A         N/A        N/A        N/A
Balloon -- Fixed (Interest Only)*        N/A         N/A         N/A        N/A        N/A
Fixed............................        N/A         N/A         N/A        N/A        N/A
Fixed............................        N/A         N/A         N/A        N/A        N/A
Fixed............................        N/A         N/A         N/A        N/A        N/A
Fixed............................        N/A         N/A         N/A        N/A        N/A
Fixed (Interest Only)*...........        N/A         N/A         N/A        N/A        N/A

---------------
*   All Interest Only Mortgage Loan original terms = 60 months.

              ASSUMED CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

                                                          REMAINING   ORIGINAL      ORIGINAL      NEXT RATE
                                                GROSS      TERM TO     TERM TO    AMORTIZATION   ADJUSTMENT
                               PRINCIPAL      MORTGAGE    MATURITY    MATURITY        TERM          DATE       MAXIMUM     MINIMUM
MORTGAGE LOAN TYPE            BALANCE ($)     RATE (%)    (MONTHS)    (MONTHS)      (MONTHS)      (MONTHS)     RATE (%)   RATE (%)
------------------           --------------   --------    ---------   --------    ------------   ----------    --------   --------
2/28 ARM.................    271,128,253.22     7.7774       359         360          360             23       13.7774     7.7774
2/28 ARM (Interest Only)*     45,092,121.17     6.7528       359         360          360             23       12.7528     6.7528
3/27 ARM.................     22,738,631.36     6.8440       359         360          360             35       12.8440     6.8440
3/27ARM (Interest Only)*.      2,124,918.60     6.7837       359         360          360             35       12.7837     6.7837
Balloon -- Fixed.........      1,074,147.24    10.3307       178         180          360            N/A           N/A        N/A
Balloon -- Fixed.........      1,841,386.51     6.8875       179         180          360            N/A           N/A        N/A
Fixed....................     25,870,353.88    11.0124       239         240          240            N/A           N/A        N/A
Fixed....................      2,771,239.13    11.4821       179         180          180            N/A           N/A        N/A
Fixed....................     45,734,891.27     7.0232       348         349          349            N/A           N/A        N/A
Fixed....................      6,276,653.70     7.6117       178         179          179            N/A           N/A        N/A
Fixed (Interest Only)*...        347,592.00     6.8334       360         360          360            N/A           N/A        N/A


                                                                   RATE
                                                     PERIODIC   ADJUSTMENT
                               GROSS      INITIAL      RATE      FREQUENCY
MORTGAGE LOAN TYPE           MARGIN (%)   CAP (%)    CAP (%)     (MONTHS)
------------------           ----------   -------    --------   ----------
2/28 ARM.................      6.6517      2.9594     1.0000          6
2/28 ARM (Interest Only)*      5.6260      2.9970     1.0000          6
3/27 ARM.................      5.7455      3.0000     1.0000          6
3/27ARM (Interest Only)*.      5.9661      3.0000     1.0000          6
Balloon -- Fixed.........         N/A         N/A        N/A        N/A
Balloon -- Fixed.........         N/A         N/A        N/A        N/A
Fixed....................         N/A         N/A        N/A        N/A
Fixed....................         N/A         N/A        N/A        N/A
Fixed....................         N/A         N/A        N/A        N/A
Fixed....................         N/A         N/A        N/A        N/A
Fixed (Interest Only)*...         N/A         N/A        N/A        N/A

---------------
*   All Interest Only Mortgage Loan original terms = 60 months.

   The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the LIBOR Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

   Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

   The weighted average life of a Class of Offered Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS IA1 AND CLASS IA2
    CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                          CLASS IA1 CERTIFICATES                    CLASS IA2 CERTIFICATES
                                                 ---------------------------------------   ----------------------------------------
                                                  0%    50%   75%    100%   125%    150%    0%     50%   75%    100%    125%   150%
                                                 ---    ---   ---    ----   ----    ----   ----    ---   ---    ----    ----   ----
Initial Percentage ...........................   100    100   100    100     100    100     100    100   100     100    100     100
October 25, 2005 .............................    98     72    60     47      34     21     100    100   100     100    100     100
October 25, 2006 .............................    96     47    25      4       0      0     100    100   100     100     62      19
October 25, 2007 .............................    94     25     0      0       0      0     100    100    92      31      0       0
October 25, 2008 .............................    92      5     0      0       0      0     100    100    54      15      0       0
October 25, 2009 .............................    89      0     0      0       0      0     100     76    26       0      0       0
October 25, 2010 .............................    86      0     0      0       0      0     100     53     3       0      0       0
October 25, 2011 .............................    83      0     0      0       0      0     100     34     0       0      0       0
October 25, 2012 .............................    58      0     0      0       0      0     100     17     0       0      0       0
October 25, 2013 .............................    32      0     0      0       0      0     100      2     0       0      0       0
October 25, 2014 .............................     6      0     0      0       0      0     100      0     0       0      0       0
October 25, 2015 .............................     0      0     0      0       0      0     100      0     0       0      0       0
October 25, 2016 .............................     0      0     0      0       0      0     100      0     0       0      0       0
October 25, 2017 .............................     0      0     0      0       0      0     100      0     0       0      0       0
October 25, 2018 .............................     0      0     0      0       0      0     100      0     0       0      0       0
October 25, 2019 .............................     0      0     0      0       0      0     100      0     0       0      0       0
October 25, 2020 .............................     0      0     0      0       0      0     100      0     0       0      0       0
October 25, 2021 .............................     0      0     0      0       0      0      87      0     0       0      0       0
October 25, 2022 .............................     0      0     0      0       0      0      68      0     0       0      0       0
October 25, 2023 .............................     0      0     0      0       0      0      48      0     0       0      0       0
October 25, 2024 .............................     0      0     0      0       0      0      25      0     0       0      0       0
October 25, 2025 .............................     0      0     0      0       0      0       5      0     0       0      0       0
October 25, 2026 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2027 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2028 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2029 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2030 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2031 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2032 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2033 .............................     0      0     0      0       0      0       0      0     0       0      0       0
October 25, 2034 .............................     0      0     0      0       0      0       0      0     0       0      0       0
                                                 ---    ---   ---    ---     ---    ---    ----    ---   ---     ---    ---     ---
Weighted Average Life in Years:
Without Optional Termination .................   7.8    2.0   1.3    1.0     0.8    0.7    18.9    6.4   4.3     3.0    2.2     1.8
With Optional Termination ....................   7.8    2.0   1.3    1.0     0.8    0.7    18.9    6.4   4.3     3.0    2.2     1.8

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS IA3 AND CLASS IIA
    CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                        CLASS IA3 CERTIFICATES                      CLASS IIA CERTIFICATES
                                              ------------------------------------------   ----------------------------------------
                                               0%     50%     75%    100%   125%    150%    0%     50%   75%    100%    125%   150%
                                              ----    ----   ----    ----   ----    ----   ----    ---   ---    ----    ----   ----
Initial Percentage ........................    100     100    100    100     100    100     100    100   100     100    100     100
October 25, 2005 ..........................    100     100    100    100     100    100      99     84    76      69     61      53
October 25, 2006 ..........................    100     100    100    100     100    100      98     69    56      44     33      23
October 25, 2007 ..........................    100     100    100    100      76     26      97     56    40      26     14       4
October 25, 2008 ..........................    100     100    100    100      76     26      95     45    31      22     14       4
October 25, 2009 ..........................    100     100    100     87      56     26      94     36    25      16     10       4
October 25, 2010 ..........................    100     100    100     63      37     21      92     31    20      12      7       4
October 25, 2011 ..........................    100     100     82     46      25     13      90     27    15       9      4       2
October 25, 2012 ..........................    100     100     65     34      17      8      88     23    12       6      3       1
October 25, 2013 ..........................    100     100     51     25      11      5      86     19    10       4      2       1
October 25, 2014 ..........................    100      87     41     18       8      2      84     16     8       3      1       *
October 25, 2015 ..........................    100      74     32     13       5      0      83     14     6       2      1       0
October 25, 2016 ..........................    100      62     25     10       2      0      83     12     5       2      *       0
October 25, 2017 ..........................    100      52     20      7       *      0      83     10     4       1      0       0
October 25, 2018 ..........................    100      44     15      5       0      0      83      8     3       1      0       0
October 25, 2019 ..........................    100      36     12      2       0      0      83      7     2       *      0       0
October 25, 2020 ..........................    100      30      9      1       0      0      83      6     2       *      0       0
October 25, 2021 ..........................    100      25      7      0       0      0      80      5     1       0      0       0
October 25, 2022 ..........................    100      21      5      0       0      0      76      4     1       0      0       0
October 25, 2023 ..........................    100      17      3      0       0      0      71      3     *       0      0       0
October 25, 2024 ..........................    100      14      2      0       0      0      66      2     *       0      0       0
October 25, 2025 ..........................    100      11      *      0       0      0      61      2     0       0      0       0
October 25, 2026 ..........................     84       9      0      0       0      0      57      2     0       0      0       0
October 25, 2027 ..........................     66       7      0      0       0      0      54      1     0       0      0       0
October 25, 2028 ..........................     47       5      0      0       0      0      50      1     0       0      0       0
October 25, 2029 ..........................     26       3      0      0       0      0      46      1     0       0      0       0
October 25, 2030 ..........................      2       1      0      0       0      0      41      *     0       0      0       0
October 25, 2031 ..........................      0       0      0      0       0      0      32      0     0       0      0       0
October 25, 2032 ..........................      0       0      0      0       0      0      22      0     0       0      0       0
October 25, 2033 ..........................      0       0      0      0       0      0      10      0     0       0      0       0
October 25, 2034 ..........................      0       0      0      0       0      0       0      0     0       0      0       0
                                              ----    ----   ----    ---     ---    ---    ----    ---   ---     ---    ---     ---
Weighted Average Life in Years:
Without Optional Termination ..............   23.8    14.5   10.2    7.7     5.8    3.9    21.4    5.3   3.7     2.7    2.0     1.5
With Optional Termination .................   23.8    12.7    8.7    6.5     4.9    3.2    21.3    5.0   3.4     2.5    1.9     1.4

---------------
* Indicates a value between 0.0% and 0.5%

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M1 AND CLASS M2
    CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                        CLASS M1 CERTIFICATES                       CLASS M2 CERTIFICATES
                                              -----------------------------------------   -----------------------------------------
                                               0%     50%    75%    100%   125%    150%    0%     50%    75%    100%    125%   150%
                                              ----    ----   ---    ----   ----    ----   ----    ----   ---    ----    ----   ----
Initial Percentage ........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2005 ..........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2006 ..........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2007 ..........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2008 ..........................    100     100    82     59      58    100     100     100    82      59     41      31
October 25, 2009 ..........................    100      95    65     43      27     38     100      95    65      43     27      17
October 25, 2010 ..........................    100      82    51     31      18     10     100      82    51      31     18      10
October 25, 2011 ..........................    100      70    41     23      12      6     100      70    41      23     12       5
October 25, 2012 ..........................    100      60    32     17       8      3     100      60    32      17      8       0
October 25, 2013 ..........................    100      51    25     12       5      0     100      51    25      12      3       0
October 25, 2014 ..........................    100      43    20      9       3      0     100      43    20       9      0       0
October 25, 2015 ..........................    100      37    16      6       0      0     100      37    16       6      0       0
October 25, 2016 ..........................    100      31    12      5       0      0     100      31    12       1      0       0
October 25, 2017 ..........................    100      26    10      2       0      0     100      26    10       0      0       0
October 25, 2018 ..........................    100      22     7      0       0      0     100      22     7       0      0       0
October 25, 2019 ..........................    100      18     6      0       0      0     100      18     4       0      0       0
October 25, 2020 ..........................    100      15     4      0       0      0     100      15     1       0      0       0
October 25, 2021 ..........................    100      12     2      0       0      0     100      12     0       0      0       0
October 25, 2022 ..........................    100      10     0      0       0      0     100      10     0       0      0       0
October 25, 2023 ..........................    100       8     0      0       0      0     100       8     0       0      0       0
October 25, 2024 ..........................    100       7     0      0       0      0     100       6     0       0      0       0
October 25, 2025 ..........................    100       5     0      0       0      0     100       3     0       0      0       0
October 25, 2026 ..........................     96       4     0      0       0      0      96       1     0       0      0       0
October 25, 2027 ..........................     87       2     0      0       0      0      87       0     0       0      0       0
October 25, 2028 ..........................     77       0     0      0       0      0      77       0     0       0      0       0
October 25, 2029 ..........................     66       0     0      0       0      0      66       0     0       0      0       0
October 25, 2030 ..........................     55       0     0      0       0      0      55       0     0       0      0       0
October 25, 2031 ..........................     42       0     0      0       0      0      42       0     0       0      0       0
October 25, 2032 ..........................     28       0     0      0       0      0      28       0     0       0      0       0
October 25, 2033 ..........................     13       0     0      0       0      0      13       0     0       0      0       0
October 25, 2034 ..........................      0       0     0      0       0      0       0       0     0       0      0       0
                                              ----    ----   ---    ---     ---    ---    ----    ----   ---     ---    ---     ---
Weighted Average Life in Years:
Without Optional Termination ..............   26.2    10.5   7.3    5.6     4.9    5.0    26.2    10.4   7.2     5.5    4.6     4.3
With Optional Termination .................   26.1     9.7   6.6    5.1     4.5    4.6    26.1     9.7   6.6     5.0    4.3     4.0

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M3 AND CLASS B1
    CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                        CLASS M3 CERTIFICATES                       CLASS B1 CERTIFICATES
                                              -----------------------------------------   -----------------------------------------
                                               0%     50%    75%    100%   125%    150%    0%     50%    75%    100%    125%   150%
                                              ----    ----   ---    ----   ----    ----   ----    ----   ---    ----    ----   ----
Initial Percentage ........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2005 ..........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2006 ..........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2007 ..........................    100     100   100    100     100    100     100     100   100     100    100     100
October 25, 2008 ..........................    100     100    82     59      41     28     100     100    82      59     41      28
October 25, 2009 ..........................    100      95    65     43      27     17     100      95    65      43     27      17
October 25, 2010 ..........................    100      82    51     31      18     10     100      82    51      31     18       9
October 25, 2011 ..........................    100      70    41     23      12      0     100      70    41      23     12       0
October 25, 2012 ..........................    100      60    32     17       7      0     100      60    32      17      0       0
October 25, 2013 ..........................    100      51    25     12       0      0     100      51    25      12      0       0
October 25, 2014 ..........................    100      43    20      9       0      0     100      43    20       2      0       0
October 25, 2015 ..........................    100      37    16      0       0      0     100      37    16       0      0       0
October 25, 2016 ..........................    100      31    12      0       0      0     100      31    12       0      0       0
October 25, 2017 ..........................    100      26    10      0       0      0     100      26     6       0      0       0
October 25, 2018 ..........................    100      22     4      0       0      0     100      22     0       0      0       0
October 25, 2019 ..........................    100      18     0      0       0      0     100      18     0       0      0       0
October 25, 2020 ..........................    100      15     0      0       0      0     100      15     0       0      0       0
October 25, 2021 ..........................    100      12     0      0       0      0     100      12     0       0      0       0
October 25, 2022 ..........................    100      10     0      0       0      0     100       9     0       0      0       0
October 25, 2023 ..........................    100       8     0      0       0      0     100       0     0       0      0       0
October 25, 2024 ..........................    100       0     0      0       0      0     100       0     0       0      0       0
October 25, 2025 ..........................    100       0     0      0       0      0     100       0     0       0      0       0
October 25, 2026 ..........................     96       0     0      0       0      0      96       0     0       0      0       0
October 25, 2027 ..........................     87       0     0      0       0      0      87       0     0       0      0       0
October 25, 2028 ..........................     77       0     0      0       0      0      77       0     0       0      0       0
October 25, 2029 ..........................     66       0     0      0       0      0      66       0     0       0      0       0
October 25, 2030 ..........................     55       0     0      0       0      0      55       0     0       0      0       0
October 25, 2031 ..........................     42       0     0      0       0      0      42       0     0       0      0       0
October 25, 2032 ..........................     28       0     0      0       0      0      28       0     0       0      0       0
October 25, 2033 ..........................     13       0     0      0       0      0      13       0     0       0      0       0
October 25, 2034 ..........................      0       0     0      0       0      0       0       0     0       0      0       0
                                              ----    ----   ---    ---     ---    ---    ----    ----   ---     ---    ---     ---
Weighted Average Life in Years:
Without Optional Termination ..............   26.2    10.3   7.1    5.4     4.5    4.0    26.2    10.2   7.0     5.3    4.4     3.9
With Optional Termination .................   26.1     9.7   6.6    5.0     4.2    3.8    26.1     9.7   6.6     5.0    4.2     3.7

   PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS B2 AND CLASS B3
    CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION

                                                         CLASS B2 CERTIFICATES                       CLASS B3 CERTIFICATES
                                               -----------------------------------------   ----------------------------------------
                                                0%     50%    75%    100%   125%    150%    0%     50%   75%    100%    125%   150%
                                               ----    ----   ---    ----   ----    ----   ----    ---   ---    ----    ----   ----
Initial Percentage .........................    100     100   100    100     100    100     100    100   100     100    100     100
October 25, 2005 ...........................    100     100   100    100     100    100     100    100   100     100    100     100
October 25, 2006 ...........................    100     100   100    100     100    100     100    100   100     100    100     100
October 25, 2007 ...........................    100     100   100    100     100    100     100    100   100     100    100     100
October 25, 2008 ...........................    100     100    82     59      41     28     100    100    82      59     41      28
October 25, 2009 ...........................    100      95    65     43      27     17     100     95    65      43     27      12
October 25, 2010 ...........................    100      82    51     31      18      0     100     82    51      31     17       0
October 25, 2011 ...........................    100      70    41     23       7      0     100     70    41      23      0       0
October 25, 2012 ...........................    100      60    32     17       0      0     100     60    32      11      0       0
October 25, 2013 ...........................    100      51    25      7       0      0     100     51    25       0      0       0
October 25, 2014 ...........................    100      43    20      0       0      0     100     43    20       0      0       0
October 25, 2015 ...........................    100      37    16      0       0      0     100     37     8       0      0       0
October 25, 2016 ...........................    100      31     8      0       0      0     100     31     0       0      0       0
October 25, 2017 ...........................    100      26     0      0       0      0     100     26     0       0      0       0
October 25, 2018 ...........................    100      22     0      0       0      0     100     22     0       0      0       0
October 25, 2019 ...........................    100      18     0      0       0      0     100     16     0       0      0       0
October 25, 2020 ...........................    100      15     0      0       0      0     100      5     0       0      0       0
October 25, 2021 ...........................    100       8     0      0       0      0     100      0     0       0      0       0
October 25, 2022 ...........................    100       0     0      0       0      0     100      0     0       0      0       0
October 25, 2023 ...........................    100       0     0      0       0      0     100      0     0       0      0       0
October 25, 2024 ...........................    100       0     0      0       0      0     100      0     0       0      0       0
October 25, 2025 ...........................    100       0     0      0       0      0     100      0     0       0      0       0
October 25, 2026 ...........................     96       0     0      0       0      0      96      0     0       0      0       0
October 25, 2027 ...........................     87       0     0      0       0      0      87      0     0       0      0       0
October 25, 2028 ...........................     77       0     0      0       0      0      77      0     0       0      0       0
October 25, 2029 ...........................     66       0     0      0       0      0      66      0     0       0      0       0
October 25, 2030 ...........................     55       0     0      0       0      0      55      0     0       0      0       0
October 25, 2031 ...........................     42       0     0      0       0      0      42      0     0       0      0       0
October 25, 2032 ...........................     28       0     0      0       0      0      28      0     0       0      0       0
October 25, 2033 ...........................     13       0     0      0       0      0       0      0     0       0      0       0
October 25, 2034 ...........................      0       0     0      0       0      0       0      0     0       0      0       0
                                               ----    ----   ---    ---     ---    ---    ----    ---   ---     ---    ---     ---
Weighted Average Life in Years:
Without Optional Termination ...............   26.1    10.1   6.9    5.2     4.3    3.8    26.1    9.9   6.8     5.1    4.2     3.7
With Optional Termination ..................   26.1     9.7   6.6    5.0     4.1    3.7    26.1    9.7   6.6     5.0    4.1     3.7

                           THE CLASS IIA SURETY BOND


   The following information has been supplied by Financial Guaranty Insurance Company (the "Class IIA Insurer") for inclusion in this prospectus supplement. The Class IIA Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Class IIA Policy and the Class IIA Insurer set forth under the heading "The Class IIA Surety Bond" herein. Additionally, the Class IIA Insurer makes no representation regarding the Class IIA Certificates or the advisability of investing in the Class IIA Certificates.

THE CLASS IIA POLICY

   The following summary of the provisions of the Class IIA surety bond (the "Class IIA Policy") does not purport to be complete and is qualified in its entirety by reference to the Class IIA Policy.

   The Class IIA Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement pursuant to which the Class IIA Policy was issued and subject to the terms and conditions of the Class IIA Policy, will unconditionally and irrevocably agree to pay Insured Amounts to the Securities Administrator for the benefit of the Class IIA Certificateholders.

   For the purposes of the Class IIA Policy, the following terms have the following meanings:

   "Insured Amount" means, with respect to any Distribution Date, the sum of
(i) the excess of (x) Current Interest for the Class IIA Certificates on such Distribution Date minus any Net Prepayment Interest Shortfall and any Relief Act Reduction for such Distribution Date with respect to Pool 2 over (y) the sum of (1) the Interest Remittance Amount for Pool 2 allocated to pay such Current Interest for the Class IIA Certificates on such Distribution Date as described under "Description of the Certificates--Distributions of Interest-- Interest Distribution Priorities" above and (2) the Interest Remittance Amount for Pool 1 allocated to pay such Current Interest for the Class IIA Certificates on such Distribution Date as described under "Description of the Certificates--Distributions of Interest--Interest Distribution Priorities" above; (ii) any Class IIA Principal Parity Amount, (iii) the Class Principal Amount of the Class IIA Certificates to the extent unpaid on the final Distribution Date or earlier termination of the trust pursuant to the terms of the Pooling and Servicing Agreement, in each case after giving effect to distribution made on such date from sources other than the Class IIA Policy, and (iv) any Preference Amount to be paid pursuant to the terms of the Class IIA Policy on that Distribution Date.

   "Class IIA Principal Parity Amount" means, with respect to any Distribution Date, the excess of (i) the Class Principal Amount of the Class IIA Certificates for such Distribution Date, after taking into account any reduction of the Class Principal Amount of the Class IIA Certificates from sources other than the Class IIA Policy, over (ii) the Pool Balance for Pool 2 on such Distribution Date.

   "Notice" means a written notice in the form attached as an exhibit to the Class IIA Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Securities Administrator to the Class IIA Insurer specifying the information set forth in the exhibit.

   "Class IIA Certificateholder" means, as to a particular Class IIA Certificate, the person, other than the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Seller, the Subservicer and other subservicers retained by the Servicer or the Trustee who, on the applicable Distribution Date, is entitled under the terms of the Class IIA Certificate to a distribution on the Class IIA Certificate.

   The Class IIA Insurer will pay the Insured Amount out of its own funds by 12:00 noon (New York City Time) in immediately available funds to the Securities Administrator on the later of (i) the second business day following the day on which the Class IIA Insurer shall have received Notice that the Insured Amount is due in respect of the Class IIA Certificates and (ii) the Distribution Date on which the Insured Amount is payable to the Class IIA Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to the Class IIA Certificateholders in the same manner as other distributions with respect to the Certificates are required to be made. Any Notice received by the Class IIA Insurer after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the Class IIA Insurer on the next succeeding Business Day.

   Upon such payment, the Class IIA Insurer shall be fully subrogated to the rights of the Class IIA Certificateholders to receive the amount so paid. The Class IIA Insurer's obligations with respect to the Class IIA Certificates with respect to each Distribution Date shall be discharged to the extent funds consisting of the related Insured Amount are received by the Securities Administrator on behalf of the Class IIA Certificateholders for payment to the Class IIA Certificateholders, as provided in the Pooling and Servicing Agreement, whether or not such funds are properly applied by the Trustee.

   If any portion or all of any amount that is insured under the Class IIA Policy that was previously distributed to a Class IIA Certificateholder is recoverable and recovered from that Class IIA Certificateholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final nonappealable order of a court exercising proper jurisdiction in an insolvency proceeding (a "Final Order") (such recovered amount, a "Preference Amount"), the Class IIA Insurer will be required to pay on the guarantee described in the second paragraph of this subsection an amount equal to each such Preference Amount by 12:00 noon on the next payment date after the second Business Day following receipt by the Class IIA Insurer of (i) a certified copy of the Final Order, (ii) an opinion of counsel satisfactory to the Class IIA Insurer that such order is final and not subject to appeal, (iii) an assignment, in form reasonably satisfactory to the Class IIA Insurer, irrevocably assigning to the Class IIA Insurer all rights and claims of the Trustee and/or such Class IIA Certificateholder relating to or arising under such Preference Amount and appointing the Class IIA Insurer as the agent of the Trustee and/or such Class IIA Certificateholder in respect of such Preference Amount, and (iv) a Notice appropriately completed and executed by the Trustee, the Securities Administrator or such Class IIA Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor in possession or trustee in bankruptcy named in the Final Order and not to the Securities Administrator or Class IIA Certificateholder directly (unless the Class IIA Certificateholder has previously paid such amount to such receiver, conservator, debtor in possession or trustee named in such Final Order in which case payment shall be made to the Securities Administrator for distribution to the Class IIA Certificateholder upon proof of such payment reasonably satisfactory to the Class IIA Insurer). Notwithstanding the foregoing, in no event shall the Class IIA Insurer be (i) required to make any payment under the Class IIA Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Class IIA Insurer hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Certificates, prior to the time the Class IIA Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Class IIA Insurer shall pay the balance of the Preference Amount when such amount otherwise would have been required.

   Any of the documents required under clauses (i) through (iv) of the preceding paragraph that are received by the Class IIA Insurer after 12:00 noon, New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by the Class

IIA Insurer on the next succeeding Business Day. All payments made by the Class IIA Insurer hereunder in respect of Preference Amounts will be made with the Class IIA Insurer's own funds.

   The Class IIA Policy is non cancelable for any reason, including nonpayment of any premium. The premium on the Class IIA Policy is not refundable for any reason, including the payment of the Class IIA Certificates prior to the termination of the Trust Fund. The Class IIA Policy shall expire and terminate without any action on the part of the Class IIA Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Class IIA Certificates shall have been paid in full and (ii) if any proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, nonappealable order in resolution or settlement of such proceeding.

   Notwithstanding the foregoing paragraph, the Class IIA Policy does not cover Basis Risk Shortfalls, Unpaid Basis Risk Shortfall, Net Prepayment Interest Shortfalls or Relief Act Reductions, as applicable, on the Class IIA Certificates, nor does the Class IIA Policy guarantee to the holders of the Class IIA Certificates any particular rate of principal payment. In addition, the Class IIA Policy does not cover shortfalls, if any, attributable to the liability of the Depositor, the Trust Fund, the Securities Administrator or the Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Class IIA Policy also does not cover the failure of the Trustee, Securities Administrator or paying agent to make any distribution required under the Pooling and Servicing Agreement to the holder of any Class IIA Certificate.

   The Class IIA Policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on the Class IIA Policy shall be the County of New York, State of New York.

   THE INSURANCE PROVIDED BY THE CLASS IIA POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE,
ARTICLE 76).

   The Class IIA Policy will not cover any interest shortfalls caused by the failure of the Swap Counterparty to make required Net Swap Payments.

THE CLASS IIA INSURER

   The Class IIA Insurer, a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Class IIA Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

   On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of The Blackstone Group L.P. ("Blackstone"), affiliates of The Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC") acquired FGIC Corporation (the "FGIC Acquisition") from a subsidiary of General Electric Capital Corporation ("GE Capital"). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation's common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Class IIA Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation's convertible participating preferred stock and approximately 5% of FGIC Corporation's common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Class IIA Insurer or any claims under any insurance policy, including the Class IIA Policy, issued by the Class IIA Insurer.

   The Class IIA Insurer is subject to the insurance laws and regulations of the State of New York, where the Class IIA Insurer is domiciled, including
Article 69 of the New York Insurance Law ("Article 69"), a comprehensive financial guaranty insurance statute. The Class IIA Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles ("SAP") and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

   For the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, the Class IIA Insurer had written directly or assumed through reinsurance, guaranties of approximately $27.1 billion, $42.4 billion and $47.9 billion par value of securities, respectively (of which approximately 60%, 79% and 81%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $162.9 million $260.3 million and $232.6 million, respectively. For the six months ended June 30, 2004, the Class IIA Insurer had reinsured, through facultative arrangements, approximately 0.3% of the risks it had written.

   The following table sets forth the capitalization of the Class IIA Insurer as of December 31, 2002, December 31, 2003 and June 30, 2004 respectively, on the basis of generally accepted accounting principles ("GAAP"). The June 30, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Class IIA Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Class IIA Insurer's assets and liabilities.

FINANCIAL GUARANTY INSURANCE COMPANY
CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                                                      DECEMBER 31,    DECEMBER 31,   JUNE 30,
                                                                                          2002            2003         2004
                                                                                      ------------    ------------   --------
      Unearned Premiums ...........................................................      $  684          $  919       $  988
      Other Liabilities ...........................................................         255              86           83
      Stockholder's Equity
       Common Stock ...............................................................          15              15           15
       Additional Paid-in Capital .................................................         384           1,858        1,858
       Accumulated Other Comprehensive Income .....................................          49               2          (46)
      Retained Earnings ...........................................................       1,741              94          181
                                                                                         ------          ------       ------
      Total Stockholder's Equity ..................................................       2,189           1,969        2,008
                                                                                         ------          ------       ------
      Total Liabilities and Stockholder's Equity ..................................      $3,128          $2,974       $3,079
                                                                                         ======          ======       ======

   The audited financial statements of the Class IIA Insurer as of December 31, 2002 and 2003 and for each of the years in the three-year period ended
December 31, 2003, which are included as Exhibit 99.1 and the unaudited Financial Statements of the Class IIA Insurer as of June 30, 2004 for the three month and six month periods ended June 30, 2004 and 2003 which are included as Exhibit 99.2, in each case to the Current Report on Form 8-K filed by the Depositor on October 26, 2004 (SEC File Number 333-118695) in connection with the registration statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement.

Any statement contained herein under the heading "The Class IIA Insurer" or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Class IIA Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

   All financial statements of the Class IIA Insurer (if any) included in documents filed by the Depositor with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

   Copies of the Class IIA Insurer's GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Class IIA Insurer's telephone number is (212) 312-3000.

   Neither the Class IIA Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Certificates, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Class IIA Insurer and the Class IIA Policy set forth under the heading "The Class IIA Policy" herein. In addition, the Class IIA Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE CLASS IIA INSURER'S CREDIT RATINGS

   The financial strength of the Class IIA Insurer is rated "AAA" by Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. Each rating of the Class IIA Insurer should be evaluated independently. The ratings reflect the respective ratings agencies' current assessments of the insurance financial strength of the Class IIA Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Class IIA Certificates, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class IIA Certificates. The Class IIA Insurer does not guarantee the market price or investment value of the Class IIA Certificates nor does it guarantee that the ratings on the Class IIA Certificates will not be revised or withdrawn.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


GENERAL

   The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of (i) the Basis Risk Reserve Fund, (ii) the Swap Agreement and (iii) the Supplemental Interest Trust, will comprise one or more lower tier REMICs (each, a "Lower Tier REMIC") and a single upper tier REMIC (the "Upper Tier REMIC") in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

   Upon the issuance of the Offered Certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund and the Supplemental Interest Trust is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class X Certificates.

TAX TREATMENT OF THE OFFERED CERTIFICATES

   For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (1) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (2) as having entered into a limited recourse notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net Funds Cap computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to the Pool Balance and (ii) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

   Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered
Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences--Types of Securities--REMIC Certificates Generally" in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

   ALLOCATIONS. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components-the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Securities Administrator will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

   Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a

"capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences--Types of Securities-- REMIC Certificates Generally" in the prospectus.

   ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of an Offered Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences--Taxation of Securities Treated as Debt Instruments--Interest Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to both the Adjustable Rate Mortgage Loans and Fixed Rate Mortgage Loans. See "Yield, Prepayment and Weighted Average Life--Weighted Average Life" above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

   THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

   Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

   A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

   Because a beneficial owner of a Cap Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Cap Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

   STATUS OF THE OFFERED CERTIFICATES. The REMIC regular interest components of Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest components of Offered Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal Income Tax Considerations -- Special Tax Attributes -- REMIC Certificates" in the Prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally will not be a suitable investment for a REMIC.

                        LEGAL INVESTMENT CONSIDERATIONS

   The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

   Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS


   Subject to the limitations and qualifications described under "ERISA Considerations" in the prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to Section 4975 of the Code (collectively, a "Plan"), or by a person investing on behalf of or with plan assets of such a plan or arrangement pursuant to an administrative exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code which has been granted by the U.S. Department of Labor to the Underwriters relating to the acquisition, holding and transfers of the Offered Certificates (the "Underwriter's Exemption"). See "ERISA Considerations" in the prospectus. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates satisfies the terms and conditions of the Underwriter's Exemption. See "ERISA Considerations" in the prospectus.

   The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter's Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of
it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

ERISA CONSIDERATIONS WITH RESPECT TO THE SWAP AGREEMENT

   Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which Certificate entitles the holder to receive payments under the Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and
Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments. The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap
Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available.

   Accordingly, no Plan or other person using Plan Assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter's Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

   If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                USE OF PROCEEDS


   The net proceeds from the sale of the Offered Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans from the Seller and the repayment of the related financing.


                                  UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of Offered Certificates set forth below.

                                                           BEAR, STEARNS       LEHMAN        CREDIT SUISSE           UBS
      CLASS                                                 & CO. INC.     BROTHERS INC.    FIRST BOSTON LLC   SECURITIES LLC
      -----                                                -------------   -------------    ----------------   --------------
      Class IA1........................................    $ 82,433,000     $ 82,433,000      $24,979,000        $ 9,991,000
      Class IA2........................................    $ 32,350,000     $ 32,350,000      $ 9,802,000        $ 3,921,000
      Class IA3........................................    $ 27,134,500     $ 27,134,500      $ 8,222,000        $ 3,288,000
      Class IIA........................................    $141,916,000     $141,916,000      $43,004,000        $17,201,000
      Class M1.........................................    $ 22,265,500     $ 22,265,500      $ 6,746,000        $ 2,698,000
      Class M2.........................................    $ 18,408,000     $ 18,408,000      $ 5,578,000        $ 2,231,000
      Class M3.........................................    $  4,909,000     $  4,909,000      $ 1,487,000        $   595,000
      Class B1.........................................    $  4,558,500     $  4,558,500      $ 1,381,000        $   552,000
      Class B2.........................................    $  3,682,000     $  3,682,000      $ 1,115,000        $   446,000
      Class B3.........................................    $  3,506,500     $  3,506,500      $ 1,062,000        $   425,000

   The distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

   The Underwriting Agreement provides that the Seller and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

   Expenses incurred by the Depositor in connection with this offering are expected to be approximately $950,000.

   From time to time the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. Certain of the underwriters, or affiliates of certain of the underwriters, have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Offered Certificates will be used to repay this financing.

                                    EXPERTS


   The predecessor basis financial statements of the Class IIA Insurer as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Current Report on Form 8-K of the Depositor dated October 26, 2004, which is incorporated by reference in the registration statement to which the prospectus supplement relates in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

   The financial statements of the Class IIA Insurer as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the Depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by Kirkpatrick & Lockhart LLP, Washington, D.C.


                                    RATINGS


   It is a condition to the issuance of the Offered Certificates that they receive the following ratings from Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") (collectively, the "Rating Agencies"):

      CLASS                                                          FITCH/MOODY'S/S&P
      -----                                                          -----------------
      IA1........................................................       AAA/Aaa/AAA
      IA2........................................................       AAA/Aaa/AAA
      IA3........................................................       AAA/Aaa/AAA
      IIA........................................................       AAA/Aaa/AAA
      M1.........................................................        AA/Aa2/AA
      M2.........................................................         A/A2/A
      M3.........................................................        A-/ A3/A-
      B1.........................................................     BBB+/Baa1/BBB+
      B2.........................................................      BBB/Baa2/BBB
      B3.........................................................     BBB-/Baa3/BBB-

   The rating of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

   The ratings do not address the likelihood that any Basis Risk Shortfall or Unpaid Basis Risk Shortfall will be repaid to Certificateholders from Monthly Excess Cashflow. The ratings on the Class IIA Certificates are without regard to the Class IIA Policy.

   The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

   The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            INDEX OF PRINCIPAL TERMS

DEFINED TERM                                                                PAGE
------------                                                                ----
Above Average ...........................................................   S-67
ACC .....................................................................   S-60
Accrual Period ..........................................................   S-28
Additional Termination Events ...........................................   S-53
Adjustable Rate Mortgage Loans ..........................................   S-57
Adjustment Date .........................................................   S-59
Advance .................................................................   S-72
Aegis ...................................................................   S-60
AFC .....................................................................   S-60
Affected Party ..........................................................   S-53
Aggregate Net Funds Cap .................................................   S-30
Aggregate Pool Balance ..................................................   S-31
Aggregate Overcollateralization Release Amount ..........................   S-45
ALC .....................................................................   S-60
Applied Loss Amount .....................................................   S-47
Article 69 ..............................................................   S-96
B1 Principal Distribution Amount ........................................   S-44
B1 Spread ...............................................................   S-29
B1 Target Amount ........................................................   S-46
B2 Principal Distribution Amount ........................................   S-44
B2 Spread ...............................................................   S-29
B2 Target Amount ........................................................   S-46
B3 Principal Distribution Amount ........................................   S-44
B3 Spread ...............................................................   S-29
B3 Target Amount ........................................................   S-46
B4 Principal Distribution Amount ........................................   S-44
B4 Spread ...............................................................   S-29
B4 Target Amount ........................................................   S-46
Balloon Loans ...........................................................   S-58
Balloon Payments ........................................................   S-58
Basis Risk Payment ......................................................   S-35
Basis Risk Reserve Fund .................................................   S-34
Basis Risk Shortfall ....................................................   S-33
BBA .....................................................................   S-36
Beneficial Owner ........................................................   S-23
Blackstone ..............................................................   S-95
Book-Entry Certificates .................................................   S-23
Business Day ............................................................   S-23
Cap Contract ............................................................   S-98
Carryforward Interest ...................................................   S-28
Certificate Account .....................................................   S-22
Certificate Principal Amount ............................................   S-29
Certificate Registrar ...................................................   S-23
Certificateholder .......................................................   S-24
Certificates ............................................................   S-22
CIVC ....................................................................   S-95
Class IA1 Accelerated Amortization Event ................................   S-43
Class IIA Certificateholder .............................................   S-93
Class IIA Insurance Rate ................................................   S-30
Class IIA Insurer .......................................................   S-93

DEFINED TERM                                                                PAGE
------------                                                                ----
Class IIA Policy .......................................................    S-93
Class IIA Principle Parity Amount ......................................    S-93
Class Principal Amount .................................................    S-22
Clearstream Luxembourg .................................................    S-24
Clearstream Luxembourg Participants ....................................    S-25
Closing Date ...........................................................    S-22
Code ...................................................................    S-98
Collection Account .....................................................    S-74
Collection Period ......................................................    S-37
Compensating Interest ..................................................    S-36
Corporate Trust Office .................................................    S-56
Credit Risk Manager ....................................................    S-73
Credit Risk Manager's Fee ..............................................    S-73
Credit Risk Manager's Fee Rate .........................................    S-73
CSFBi ..................................................................    S-51
Cumulative Loss Trigger Event ..........................................    S-43
Current Interest .......................................................    S-28
Custodian ..............................................................    S-56
Cut-off Date ...........................................................    S-57
Cut-off Date Balance ...................................................    S-57
Cypress ................................................................    S-95
Defaulting Party .......................................................    S-53
Deferred Amount ........................................................    S-51
Definitive Certificate .................................................    S-23
Delinquency Event ......................................................    S-42
Delinquency Rate .......................................................    S-43
Depositor ..............................................................    S-23
Designated Telerate Page ...............................................    S-36
Determination Date .....................................................    S-38
Distressed Mortgage Loan ...............................................    S-74
Distribution Account ...................................................    S-56
Distribution Date ......................................................    S-23
Downgrade Provisions ...................................................    S-54
DTC ....................................................................    S-23
Early Termination Date .................................................    S-52
ERISA ..................................................................   S-100
Euroclear ..............................................................    S-24
Euroclear Operator .....................................................    S-26
Euroclear Participants .................................................    S-26
European Depositaries ..................................................    S-24
Events of Default ......................................................    S-52
FGIC Acquisition .......................................................    S-95
Final Order ............................................................    S-94
Financial Intermediary .................................................    S-24
Fitch ..................................................................   S-103
Fixed Rate Mortgage Loans ..............................................    S-57
GAAP ...................................................................    S-96
GE Capital .............................................................    S-95
Gross Margin ...........................................................    S-59
Guide ..................................................................    S-61
IA1 Spread .............................................................    S-28

DEFINED TERM                                                                PAGE
------------                                                                ----
IA2 Spread .............................................................    S-28
IA3 Spread .............................................................    S-28
IIA Spread .............................................................    S-28
Initial Cap ............................................................    S-59
Initial Purchase Date ..................................................    S-55
Insurance Agreement ....................................................    S-22
Insurance Proceeds .....................................................    S-37
Insured Amount .........................................................    S-93
Interest Rate ..........................................................    S-28
Interest Remittance Amount .............................................    S-33
Interest Settlement Rate ...............................................    S-36
IRS ....................................................................    S-98
ISDA Master Agreement ..................................................    S-51
Junior Lien Mortgage Loans .............................................    S-57
LIBOR ..................................................................    S-36
LIBOR Business Day .....................................................    S-36
LIBOR Certificates .....................................................    S-22
LIBOR Determination Date ...............................................    S-36
LIBOR Mortgage Loans ...................................................    S-59
Liquidated Mortgage Loan ...............................................    S-47
Loan-to-Value Ratio ....................................................    S-57
Lower Tier REMIC .......................................................    S-97
M1 Principal Distribution Amount .......................................    S-44
M1 Spread ..............................................................    S-28
M1 Target Amount .......................................................    S-46
M2 Principal Distribution Amount .......................................    S-44
M2 Spread ..............................................................    S-28
M2 Target Amount .......................................................    S-46
M3 Principal Distribution Amount .......................................    S-44
M3 Spread ..............................................................    S-29
M3 Target Amount .......................................................    S-46
Master Servicer ........................................................    S-66
Maximum Interest Rate ..................................................    S-34
Maximum Rate ...........................................................    S-59
Minimum Rate ...........................................................    S-59
Modeling Assumptions ...................................................    S-84
Monthly Excess Cashflow ................................................    S-48
Moody's ................................................................   S-103
Mortgage Loans .........................................................    S-22
Mortgage Pool ..........................................................    S-22
Mortgage Rate ..........................................................    S-30
Mortgaged Property .....................................................    S-57
Net Funds Cap ..........................................................    S-30
Net Liquidation Proceeds ...............................................    S-38
Net Mortgage Rate ......................................................    S-30
Net Prepayment Interest Shortfalls .....................................    S-36
Net Swap Payment .......................................................    S-51
NIM Securities .........................................................    S-23
NIMS Transaction .......................................................    S-23
Notice .................................................................    S-93
OCN ....................................................................    S-67
Ocwen ..................................................................    S-66
Offered Certificates ...................................................    S-22

DEFINED TERM                                                               PAGE
------------                                                               ----
Offered Subordinate Certificates ......................................     S-22
Optional Termination ..................................................     S-55
OTS ...................................................................     S-68
Overcollateralization Amount ..........................................     S-45
Overcollateralization Deficiency ......................................     S-45
Overcollateralization Release Amount ..................................
Participant ...........................................................     S-24
Payahead ..............................................................     S-33
Penalty Period ........................................................     S-58
Periodic Cap ..........................................................     S-59
Plan ..................................................................    S-100
PMI ...................................................................     S-95
Pool 1 ................................................................     S-22
Pool 1 Monthly Excess Interest ........................................     S-32
Pool 1 Mortgage Loans .................................................   S-C-13
Pool 1 Net Funds Cap ..................................................     S-29
Pool 1 Optimal Interest Remittance Amount .............................     S-30
Pool 2 ................................................................     S-22
Pool 2 Monthly Excess Interest ........................................     S-33
Pool 2 Mortgage Loans .................................................   S-C-27
Pool 2 Net Funds Cap ..................................................     S-30
Pool 2 Optimal Interest Remittance Amount .............................     S-30
Pool Balance ..........................................................     S-31
Pool Percentage .......................................................     S-31
Pool Subordinate Amount ...............................................     S-30
Pooling and Servicing Agreement .......................................     S-75
Preference Amount .....................................................     S-94
Prepayment Assumption .................................................     S-83
Prepayment Interest Shortfall .........................................     S-36
Prepayment Period .....................................................     S-38
Prepayment Premium ....................................................     S-58
Principal Distribution Amount .........................................     S-37
Principal Remittance Amount ...........................................     S-37
Purchase Price ........................................................     S-55
Rating Agencies .......................................................    S-103
Realized Loss .........................................................     S-47
Record Date ...........................................................     S-23
Reimbursement Amount ..................................................     S-31
Related Senior Principal Distribution Amount ..........................     S-43
Relevant Depositary ...................................................     S-24
Relief Act ............................................................     S-30
Relief Act Reduction ..................................................     S-72
Residual Certificates .................................................     S-22
Rolling Three Month Delinquency Rate ..................................     S-43
Rules .................................................................     S-24
S&P ...................................................................    S-103
SAP ...................................................................     S-96
Scheduled Notional Amount .............................................     S-52
Scheduled Payment .....................................................     S-38
Scheduled Principal Balance ...........................................     S-38

DEFINED TERM                                                                PAGE
------------                                                                ----
Securities Act .........................................................   S-102
Securities Administrator ...............................................    S-55
Seller .................................................................    S-60
Senior Certificates ....................................................    S-22
Senior Enhancement Percentage ..........................................    S-45
Senior Principal Distribution Amount ...................................    S-43
Senior Priority ........................................................    S-39
Senior Proportionate Percentage ........................................    S-45
Senior Target Amount ...................................................    S-46
Servicer ...............................................................    S-66
Servicer Termination Event .............................................    S-79
Servicing Advance ......................................................    S-72
Servicing Fee ..........................................................    S-71
Servicing Fee Rate .....................................................    S-71
Six-Month LIBOR Index ..................................................    S-59
Stepdown Date ..........................................................    S-43
Subordinate Certificates ...............................................    S-22
Subsequent Recovery ....................................................    S-48
Subservicer ............................................................    S-67
Subservicing Agreement .................................................    S-71
Substitution Amount ....................................................    S-33
Supplemental Interest Trust ............................................    S-51

DEFINED TERM                                                                PAGE
------------                                                                ----
Supplemental Interest Trust Amount .....................................    S-54
Swap Agreement .........................................................    S-51
Swap Counterparty ......................................................    S-51
Swap Counterparty Trigger Event ........................................    S-53
Swap Default ...........................................................    S-52
Swap Early Termination .................................................    S-53
Swap Termination Payment ...............................................    S-53
Target Amount ..........................................................    S-42
Targeted Overcollateralization Amount ..................................    S-45
Tax Counsel ............................................................    S-98
Termination Event ......................................................    S-52
Terms and Conditions ...................................................    S-26
Trigger Event ..........................................................    S-42
Trust Fund .............................................................    S-22
Trustee ................................................................    S-56
Trustee Fee ............................................................    S-56
Underwriter's Exemption ................................................   S-100
Underwriters ...........................................................   S-102
Underwriting Agreement .................................................   S-102
Unpaid Basis Risk Shortfall ............................................    S-34
Upper Tier REMIC .......................................................    S-97
Wells Fargo ............................................................    S-66

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
                                    ANNEX A
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES


   Except in certain limited circumstances, the globally offered Aegis Mortgage Loan Asset-Backed Certificates, Series 2004-5 (the Global Securities) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                     S-A-1

   TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

   TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds

                                     S-A-2
will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an

                                     S-A-3
exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

   I. the Trustee or the U.S. withholding agent receives a statement--

      (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

         (i) is signed by the certificateholder under penalties of perjury,

         (ii) certifies that such owner is not a United States person, and

         (iii) provides the name and address of the certificateholder, or

      (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

         (i) is signed under penalties of perjury by an authorized representative of the financial institution,

         (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

         (iii) provides the name and address of the certificateholder, and

         (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

   II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

   III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

   IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

   A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.


                                     S-A-4

   In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

   I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

   II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

   III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

   This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

   The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and
(5) to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.


                                     S-A-5

                      [This page intentionally left blank]

                                    ANNEX B
                   SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS

            DISTRIBUTION DATE OCCURRING IN                      SCHEDULED NOTIONAL AMOUNT($)
            ------------------------------                      ----------------------------
            November 2004...................................           850,000,311.46
            December 2004...................................           819,587,927.50
            January 2005....................................           790,002,350.81
            February 2005...................................           761,193,740.79
            March 2005......................................           733,117,119.37
            April 2005......................................           705,732,332.95
            May 2005........................................           679,003,994.01
            June 2005.......................................           652,901,400.14
            July 2005.......................................           627,398,428.91
            August 2005.....................................           602,473,406.76
            September 2005..................................           578,108,950.92
            October 2005....................................           554,316,197.22
            November 2005...................................           531,502,932.17
            December 2005...................................           509,630,765.62
            January 2006....................................           488,660,764.50
            February 2006...................................           468,555,611.20
            March 2006......................................           449,279,536.34
            April 2006......................................           430,798,254.35
            May 2006........................................           413,078,901.75
            June 2006.......................................           396,089,977.97
            July 2006.......................................           379,801,288.70
            August 2006.....................................           364,183,891.49
            September 2006..................................           349,210,043.82
            October 2006....................................           334,853,153.08
            November 2006...................................           104,860,971.45
            December 2006...................................           100,967,411.26
            January 2007....................................            97,218,074.23
            February 2007...................................            93,607,615.36
            March 2007......................................            90,130,888.27
            April 2007......................................            86,782,937.82
            May 2007........................................            83,558,992.98
            June 2007.......................................            80,454,459.93
            July 2007.......................................            77,464,915.48
            August 2007.....................................            74,586,100.66
            September 2007..................................            71,813,914.65
            October 2007....................................            69,144,408.82
            November 2007...................................            56,805,546.27
            December 2007...................................            54,752,901.83
            January 2008....................................            52,773,711.11
            February 2008...................................            50,865,364.43
            March 2008......................................            49,025,344.32
            April 2008......................................            47,251,222.28
            May 2008........................................            45,540,655.65
            June 2008.......................................            43,891,384.60
            July 2008.......................................            42,301,229.20
            August 2008.....................................            40,768,086.59
            September 2008..................................            39,289,928.30
            October 2008....................................            37,864,797.63


                                     S-B-1

            DISTRIBUTION DATE OCCURRING IN                      SCHEDULED NOTIONAL AMOUNT($)
            ------------------------------                      ----------------------------
            November 2008...................................           36,490,807.08
            December 2008...................................           35,166,135.97
            January 2009....................................           33,889,028.04
            February 2009...................................           32,657,789.19
            March 2009......................................           31,470,785.32
            April 2009......................................           30,326,440.18
            May 2009........................................           29,223,233.34
            June 2009.......................................           28,159,698.23
            July 2009.......................................           27,134,420.25
            August 2009.....................................           26,146,034.89
            September 2009..................................           25,193,226.04
            October 2009....................................           24,274,714.95
            November 2009 and thereafter....................                    0.00


                                     S-B-2

                                    ANNEX C
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


   The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      Number of Mortgage Loans ...................................   6,912
      Number of Fixed Rate Mortgage Loans ........................   2,434
      Number of Adjustable Rate Mortgage Loans ...................   4,478
      Total Scheduled Principal Balance ..........................   $850,000,311.46
      Mortgage Rates:
        Weighted Average..........................................   7.748%
        Range.....................................................   4.500% to 14.500%
      Weighted Average Remaining Term to Maturity (months) .......   347

   The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date range from approximately $13,671 to $839,015. The Mortgage Loans have an average Scheduled Principal Balance of approximately $122,975.

   The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 80.00%.

   No more than approximately 0.34% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   Approximately 0.25% of the Mortgage Loans were 30 or more but less than 60 days delinquent as of the Cut-off Date and none of the Mortgage Loans were 60 days or more delinquent as of the Cut-off Date.

   The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).


                                     S-C-1

        CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
            RANGE OF SCHEDULED                 MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
          PRINCIPAL BALANCES ($)                LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
          ----------------------                -----      -----------------   -----------------      ----        ---       ------
       0.01 to  50,000.00..................     1,570       $ 50,067,110.20            5.89%           617       91.96%     10.580%
  50,000.01 to 100,000.00..................     1,996        150,120,090.57           17.66            612       79.98       8.517
 100,000.01 to 150,000.00..................     1,325        162,939,662.55           19.17            617       79.21       7.811
 150,000.01 to 200,000.00..................       852        147,528,482.02           17.36            617       78.39       7.425
 200,000.01 to 250,000.00..................       503        112,068,058.17           13.18            623       78.59       7.146
 250,000.01 to 300,000.00..................       277         75,758,063.49            8.91            627       79.06       7.160
 300,000.01 to 350,000.00..................       168         53,997,560.82            6.35            626       81.31       7.164
 350,000.01 to 400,000.00..................        96         35,848,949.85            4.22            637       81.78       6.852
 400,000.01 to 450,000.00..................        50         21,188,105.31            2.49            627       79.61       7.113
 450,000.01 to 500,000.00..................        36         17,207,552.65            2.02            651       79.14       6.950
 500,000.01 to 550,000.00..................        18          9,530,716.24            1.12            617       77.44       7.086
 550,000.01 to 600,000.00..................         7          4,051,269.81            0.48            602       76.80       6.997
 600,000.01 to 650,000.00..................         4          2,544,978.37            0.30            620       75.89       7.243
 650,000.01 to 700,000.00..................         6          4,133,241.72            0.49            631       71.81       6.692
 700,000.01 to 750,000.00..................         3          2,177,454.43            0.26            608       74.92       6.686
 Greater than 750,000 .....................         1            839,015.26            0.10            570       59.97       7.816
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====      ======

     The average Cut-off Date Scheduled Principal Balance is approximately
                                   $122,975.


                                     S-C-2

                      MORTGAGE RATES -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MORTGAGE RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            ------------------                  -----      -----------------   -----------------      ----        ---       ------
 4.001 to  4.500 ..........................         2       $    615,188.82            0.07%           691        78.99%     4.500%
 4.501 to  5.000 ..........................        25          5,253,052.64            0.62            691        72.95      4.972
 5.001 to  5.500 ..........................       119         24,295,914.87            2.86            673        73.10      5.274
 5.501 to  6.000 ..........................       347         67,636,218.96            7.96            663        77.29      5.835
 6.001 to  6.500 ..........................       535         97,737,815.94           11.50            650        77.42      6.305
 6.501 to  7.000 ..........................       925        159,217,046.63           18.73            637        77.98      6.793
 7.001 to  7.500 ..........................       653         99,596,312.44           11.72            622        79.16      7.278
 7.501 to  8.000 ..........................       765        108,529,425.49           12.77            608        79.22      7.783
 8.001 to  8.500 ..........................       475         62,511,363.38            7.35            599        80.26      8.269
 8.501 to  9.000 ..........................       484         59,998,136.50            7.06            576        79.16      8.780
 9.001 to  9.500 ..........................       312         32,111,981.91            3.78            573        80.85      9.273
 9.501 to 10.000 ..........................       478         37,995,761.03            4.47            595        86.17      9.831
10.001 to 10.500 ..........................       541         31,220,042.92            3.67            591        89.85     10.346
10.501 to 11.000 ..........................       403         20,754,037.54            2.44            578        88.13     10.780
11.001 to 11.500 ..........................       284         16,744,077.08            1.97            599        88.51     11.367
11.501 to 12.000 ..........................       153          9,357,040.36            1.10            559        83.23     11.740
12.001 to 12.500 ..........................       402         15,660,527.39            1.84            616        95.84     12.438
12.501 to 13.000 ..........................         7            685,803.43            0.08            554        88.32     12.604
13.501 to 14.000 ..........................         1             41,991.79              --            646       100.00     13.690
14.001 to 14.500 ..........................         1             38,572.34              --            634       100.00     14.500
                                                -----       ---------------          ------            ---       ------     ------
 Total ....................................     6,912       $850,000,311.46          100.00%           620        80.00%     7.748%
                                                =====       ===============          ======            ===       ======     ======


                        LOAN TYPE -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
                 LOAN TYPE                      LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
                 ---------                      -----      -----------------   -----------------      ----        ---       ------
2/28 ARM (LIBOR) ..........................     3,723       $530,278,810.06           62.39%           606       79.00%      7.755%
2/28 Interest Only ARM (LIBOR) ............       448         90,231,245.29           10.62            638       81.33       6.735
3/27 ARM (LIBOR) ..........................       286         43,527,775.79            5.12            639       79.40       6.900
3/27 Interest Only ARM (LIBOR) ............        19          4,055,638.60            0.48            672       78.57       6.490
5/25 ARM (LIBOR) ..........................        86          6,751,385.92            0.79            651       81.41       8.167
Balloon Fixed Rate ........................         2            587,799.13            0.07            610       67.20       6.574
Balloon Interest Only Fixed Rate ..........         2            260,000.00            0.03            657       80.00       6.029
Fixed Rate ................................     2,339        173,211,464.67           20.38            647       82.56       8.490
Fixed Rate Interest Only ..................         7          1,096,192.00            0.13            667       78.73       7.024
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-3

                ORIGINAL TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MATURITIES (MONTHS)                 LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            -------------------                 -----      -----------------   -----------------      ----        ---       ------
Less than or equal to 180 .................       326       $ 20,045,181.47            2.36%           642       74.52%      8.451%
181 to  240 ...............................     1,360         56,737,946.90            6.68            640       96.75      10.577
241 to  300 ...............................         6            598,471.17            0.07            652       52.42       6.984
301 to  360 ...............................     5,220        772,618,711.92           90.90            618       78.94       7.522
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====      ======


  The weighted average original term to maturity is approximately 348 months.


               REMAINING TERMS TO MATURITY -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MATURITIES (MONTHS)                 LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            -------------------                 -----      -----------------   -----------------      ----        ---       ------
Less than equal to 180 ....................       326       $ 20,045,181.47            2.36%           642       74.52%      8.451%
181 to 240 ................................     1,360         56,737,946.90            6.68            640       96.75      10.577
241 to 300 ................................         6            598,471.17            0.07            652       52.42       6.984
301 to 360 ................................     5,220        772,618,711.92           90.90            618       78.94       7.522
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====      ======


  The weighted average remaining term to maturity is approximately 347 months.


              ORIGINAL LOAN-TO-VALUE RATIOS -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
         LOAN-TO-VALUE RATIOS (%)               LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
         ------------------------               -----      -----------------   -----------------      ----        ---       ------
 0.01 to  10.00 ...........................         1       $     59,910.66            0.01%           670        8.05%      7.500%
10.01 to  20.00 ...........................         6            470,946.00            0.06            665       15.27       7.781
20.01 to  30.00 ...........................        31          2,053,135.30            0.24            588       25.61       7.905
30.01 to  40.00 ...........................        52          4,689,933.75            0.55            605       36.12       7.530
40.01 to  50.00 ...........................       123         14,389,837.04            1.69            618       45.87       7.252
50.01 to  60.00 ...........................       240         33,076,117.26            3.89            605       56.25       7.186
60.01 to  70.00 ...........................       596         89,478,767.21           10.53            593       66.39       7.594
70.01 to  80.00 ...........................     2,665        393,918,848.12           46.34            624       78.76       7.176
80.01 to  90.00 ...........................     1,340        206,956,572.21           24.35            614       86.98       8.079
90.01 to 100.00 ...........................     1,858        104,906,243.91           12.34            648       98.04       9.623
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-4

                 GEOGRAPHIC DISTRIBUTION -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               JURISDICTION                     LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               ------------                   ---------    -----------------   -----------------    --------    --------   --------
Alabama ...................................        81       $  6,924,487.10            0.81%           616       85.47%      8.083%
Arizona ...................................       193         21,264,872.68            2.50            636       83.23       7.532
Arkansas ..................................        19          1,409,591.79            0.17            632       87.69       8.845
California ................................       588        118,988,041.99           14.00            630       77.75       7.122
Colorado ..................................       174         21,388,965.39            2.52            624       82.36       7.342
Connecticut ...............................       192         25,997,647.70            3.06            610       77.05       8.113
Delaware ..................................        42          5,608,617.47            0.66            612       82.40       7.907
Florida ...................................       330         37,150,581.57            4.37            622       82.47       7.944
Georgia ...................................       200         19,388,745.40            2.28            622       84.07       8.005
Idaho .....................................         8            853,629.92            0.10            624       79.53       7.232
Illinois ..................................       203         24,603,064.02            2.89            627       83.17       7.797
Indiana ...................................       130          9,957,353.54            1.17            621       84.13       7.929
Iowa ......................................        57          4,464,293.95            0.53            603       83.75       8.590
Kansas ....................................        76          7,431,305.79            0.87            609       81.90       7.653
Kentucky ..................................        95          6,471,357.42            0.76            613       84.35       8.167
Louisiana .................................       172         12,793,191.08            1.51            600       82.36       8.278
Maine .....................................       143         14,333,779.41            1.69            620       76.52       7.989
Maryland ..................................       167         26,621,072.56            3.13            607       80.41       7.868
Massachusetts .............................       227         40,885,561.98            4.81            625       76.23       7.246
Michigan ..................................       334         32,721,671.77            3.85            625       82.05       7.817
Minnesota .................................       111         17,382,576.51            2.05            615       81.83       7.760
Mississippi ...............................        65          4,467,129.08            0.53            596       84.83       8.260
Missouri ..................................       166         13,281,265.29            1.56            621       83.83       7.965
Nebraska ..................................        53          3,164,352.79            0.37            617       85.10       9.154
Nevada ....................................       191         35,429,001.94            4.17            628       78.99       7.449
New Hampshire .............................       147         18,700,987.87            2.20            614       73.00       7.538
New Jersey ................................       158         31,127,380.20            3.66            606       76.03       8.155
New Mexico ................................        15          1,431,295.78            0.17            611       80.57       7.361
New York ..................................       325         57,302,186.45            6.74            623       76.77       7.864
North Carolina ............................       147         13,489,148.92            1.59            597       81.14       8.593
Ohio ......................................       659         53,165,200.10            6.25            612       82.72       8.182
Oklahoma ..................................        40          2,579,804.24            0.30            622       84.19       8.401
Oregon ....................................        42          4,248,542.65            0.50            647       81.66       7.468
Pennsylvania ..............................        95          9,393,494.73            1.11            599       81.65       7.924
Rhode Island ..............................        82         14,210,252.12            1.67            611       73.12       7.187
South Carolina ............................        43          3,767,453.64            0.44            605       83.71       8.761
Tennessee .................................        96          9,072,187.70            1.07            607       82.04       8.158
Texas .....................................       526         49,893,229.40            5.87            618       82.37       7.733
Utah ......................................        15          2,059,916.48            0.24            637       83.70       7.922
Vermont ...................................        54          5,670,259.92            0.67            615       78.40       8.650
Virginia ..................................       173         28,728,143.15            3.38            624       78.49       7.577
Washington ................................       128         17,394,668.94            2.05            629       83.05       7.368
West Virginia .............................         2            129,593.63            0.02            582       69.34       8.720
Wisconsin .................................       140         14,100,770.37            1.66            618       81.05       8.752
Wyoming ...................................         8            553,637.03            0.07            625       78.62       7.118
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-5

                      PROPERTY TYPE -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               PROPERTY TYPE                    LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
Single Family Detached ....................     5,531       $655,830,227.79           77.16%           617       80.01%      7.786%
Planned Unit Development ..................       685         95,712,253.98           11.26            629       81.91       7.483
Two-to Four-Family ........................       359         58,776,335.04            6.91            632       76.71       7.632
Condominium ...............................       297         34,902,207.54            4.11            622       79.87       7.890
Townhouse .................................        29          3,635,781.18             .43            615       81.79       8.185
Modular Home ..............................        11          1,143,505.93             .13            609       82.56       7.859
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                       LOAN PURPOSE -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               LOAN PURPOSE                     LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               ------------                   ---------    -----------------   -----------------    --------    --------   --------
Cash Out Refinance ........................     4,104       $567,822,399.27           66.80%           612       77.92%      7.754%
Purchase ..................................     2,686        265,865,886.98           31.28            635       84.40       7.766
Rate/Term Refinance .......................       122         16,312,025.21            1.92            651       80.97       7.205
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                     OCCUPANCY STATUS -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             OCCUPANCY STATUS                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
Owner Occupied ............................     6,615       $817,580,976.83           96.19%           619       80.22%      7.740%
Non-owner Occupied ........................       249         24,339,051.24            2.86            641       73.75       8.054
Vacation ..................................        48          8,080,283.39            0.95            647       76.35       7.634
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-6

                    LOAN DOCUMENTATION -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            LOAN DOCUMENTATION                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            ------------------                ---------    -----------------   -----------------    --------    --------   --------
Full Documentation ........................     5,232       $593,675,347.87           69.84%           614       79.97%      7.733%
Stated Documentation ......................     1,446        224,099,855.26           26.36            636       79.79       7.756
Alternative Documentation .................       234         32,225,108.33            3.79            622       82.03       7.955
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                 PREPAYMENT PREMIUM YEARS -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
        PREPAYMENT PREMIUM (YEARS)              LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
        --------------------------            ---------    -----------------   -----------------    --------    --------   --------
None ......................................     2,114       $234,890,772.51           27.63%           613       80.72%      8.218%
1.0 .......................................       347         56,923,232.85            6.70            623       75.69       7.636
2.0 .......................................     2,879        410,031,621.23           48.24            613       80.04       7.492
2.5 .......................................        13          1,136,664.50            0.13            641       84.63       8.880
3.0 .......................................     1,559        147,018,020.37           17.30            650       80.37       7.743
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                        RATE TYPE -- ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
                 RATE TYPE                      LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
                 ---------                    ---------    -----------------   -----------------    --------    --------   --------
Adjustable ................................     4,478       $668,353,469.74           78.63%           613       79.34%      7.553%
Fixed .....................................     2,434        181,646,841.72           21.37            647       82.44       8.463
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-7

     GROSS MARGINS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
              RANGE OF GROSS                   MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MARGIN RATES (%)                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
 0.001 to  0.500 ..........................         1       $    189,862.90            0.03%           640       95.00%      7.640%
 1.501 to  2.000 ..........................         3            501,527.38            0.08            591       80.00       7.400
 2.501 to  3.000 ..........................         1             48,521.80            0.01            638       75.00       6.375
 3.001 to  3.500 ..........................         5          1,030,118.82            0.15            659       79.17       5.702
 3.501 to  4.000 ..........................        80         16,604,901.07            2.48            675       71.07       5.096
 4.001 to  4.500 ..........................       134         28,046,843.13            4.20            659       76.34       5.578
 4.501 to  5.000 ..........................       312         61,362,274.68            9.18            649       78.10       6.039
 5.001 to  5.500 ..........................       424         80,263,959.87           12.01            636       78.14       6.539
 5.501 to  6.000 ..........................       596        101,215,805.41           15.14            626       79.62       6.951
 6.001 to  6.500 ..........................       623         91,538,375.33           13.70            612       79.99       7.349
 6.501 to  7.000 ..........................       594         85,692,882.71           12.82            607       80.25       7.744
 7.001 to  7.500 ..........................       458         63,238,934.06            9.46            600       80.71       8.221
 7.501 to  8.000 ..........................       371         46,295,065.20            6.93            569       79.09       8.826
 8.001 to  8.500 ..........................       258         29,976,173.78            4.49            578       81.75       9.224
 8.501 to  9.000 ..........................       210         24,713,778.57            3.70            567       80.84       9.712
 9.001 to  9.500 ..........................       135         13,985,934.38            2.09            558       81.22      10.385
 9.501 to 10.000 ..........................       105          9,245,779.53            1.38            545       80.13      10.930
10.001 to 10.500 ..........................        94          8,331,409.13            1.25            539       78.81      11.492
10.501 to 11.000 ..........................        59          4,658,824.50            0.70            541       79.61      11.972
11.001 to 11.500 ..........................        15          1,412,497.49            0.21            551       86.48      12.451
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     4,478       $668,353,469.74          100.00%           613       79.34%      7.553%
                                                =====       ===============          ======            ===       =====      ======


    The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately 6.43%.


                                     S-C-8

     MAXIMUM RATES OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MAXIMUM RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             -----------------                ---------    -----------------   -----------------    --------    --------   --------
10.001 to 10.500 ..........................         2       $    615,188.82            0.09%           691       78.99%      4.500%
10.501 to 11.000 ..........................        24          4,855,943.91            0.73            687       74.01       4.970
11.001 to 11.500 ..........................       117         24,052,478.30            3.60            672       73.16       5.272
11.501 to 12.000 ..........................       273         54,037,005.53            8.09            653       77.83       5.817
12.001 to 12.500 ..........................       422         77,770,050.06           11.64            641       78.26       6.293
12.501 to 13.000 ..........................       723        126,525,436.02           18.93            630       79.28       6.802
13.001 to 13.500 ..........................       542         83,603,583.63           12.51            618       79.98       7.277
13.501 to 14.000 ..........................       633         92,243,280.51           13.80            604       80.06       7.783
14.001 to 14.500 ..........................       394         53,887,759.10            8.06            596       80.79       8.271
14.501 to 15.000 ..........................       420         52,930,514.65            7.92            571       79.53       8.781
15.001 to 15.500 ..........................       245         28,400,611.25            4.25            568       80.38       9.262
15.501 to 16.000 ..........................       213         24,521,068.47            3.67            568       81.30       9.764
16.001 to 16.500 ..........................       139         14,963,421.22            2.24            560       81.84      10.239
16.501 to 17.000 ..........................       118         11,762,916.00            1.76            548       81.21      10.732
17.001 to 17.500 ..........................        93          7,911,259.62            1.18            542       78.53      11.265
17.501 to 18.000 ..........................        82          7,072,535.76            1.06            539       79.40      11.721
18.001 to 18.500 ..........................        35          2,610,698.99            0.39            547       80.44      12.201
18.501 to 19.000 ..........................         3            589,717.90            0.09            546       88.92      12.595
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     4,478       $668,353,469.74          100.00%           613       79.34%      7.553%
                                                =====       ===============          ======            ===       =====      ======


    The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately 13.55%.


                                     S-C-9

     MINIMUM RATES OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MINIMUM RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             -----------------                ---------    -----------------   -----------------    --------    --------   --------
 4.001 to  4.500 ..........................         2       $    615,188.82            0.09%           691       78.99%      4.500%
 4.501 to  5.000 ..........................        24          4,855,943.91            0.73            687       74.01       4.970
 5.001 to  5.500 ..........................       117         24,052,478.30            3.60            672       73.16       5.272
 5.501 to  6.000 ..........................       273         54,037,005.53            8.09            653       77.83       5.817
 6.001 to  6.500 ..........................       422         77,770,050.06           11.64            641       78.26       6.293
 6.501 to  7.000 ..........................       723        126,525,436.02           18.93            630       79.28       6.802
 7.001 to  7.500 ..........................       542         83,603,583.63           12.51            618       79.98       7.277
 7.501 to  8.000 ..........................       633         92,243,280.51           13.80            604       80.06       7.783
 8.001 to  8.500 ..........................       394         53,887,759.10            8.06            596       80.79       8.271
 8.501 to  9.000 ..........................       420         52,930,514.65            7.92            571       79.53       8.781
 9.001 to  9.500 ..........................       245         28,400,611.25            4.25            568       80.38       9.262
 9.501 to 10.000 ..........................       213         24,521,068.47            3.67            568       81.30       9.764
10.001 to 10.500 ..........................       139         14,963,421.22            2.24            560       81.84      10.239
10.501 to 11.000 ..........................       118         11,762,916.00            1.76            548       81.21      10.732
11.001 to 11.500 ..........................        93          7,911,259.62            1.18            542       78.53      11.265
11.501 to 12.000 ..........................        82          7,072,535.76            1.06            539       79.40      11.721
12.001 to 12.500 ..........................        35          2,610,698.99            0.39            547       80.44      12.201
12.501 to 13.000 ..........................         3            589,717.90            0.09            546       88.92      12.595
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     4,478       $668,353,469.74          100.00%           613       79.34%      7.553%
                                                =====       ===============          ======            ===       =====      ======


    The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately 7.55%.


                                     S-C-10

               NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS --
                         ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 NEXT RATE                     MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
              ADJUSTMENT DATE                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
              ---------------                 ---------    -----------------   -----------------    --------    --------   --------
April 2006 ................................         1       $     81,355.93            0.01            752       90.00%      5.500%
May 2006 ..................................         3            305,037.45            0.05            601       84.27       7.073
June 2006 .................................        13          2,867,321.97            0.43            618       73.32       6.926
July 2006 .................................       153         21,765,538.55            3.26            633       80.35       7.256
August 2006 ...............................       477         73,083,135.02           10.93            616       79.81       7.481
September 2006 ............................     2,112        309,377,547.46           46.29            610       79.45       7.727
October 2006 ..............................     1,412        213,030,118.97           31.87            607       78.99       7.521
March 2007 ................................         1             48,521.80            0.01            638       75.00       6.375
June 2007 .................................         3            221,261.39            0.03            580       67.37       7.023
July 2007 .................................        19          2,563,479.88            0.38            632       82.73       7.517
August 2007 ...............................        49          7,582,078.55            1.13            639       79.43       7.045
September 2007 ............................       152         24,158,936.17            3.61            641       79.19       6.826
October 2007 ..............................        81         13,009,136.60            1.95            647       79.07       6.706
October 2009 ..............................         2            260,000.00            0.04            657       80.00       6.029
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     4,478       $668,353,469.74          100.00            613       79.34%      7.553%
                                                =====       ===============          ======            ===       =====       =====


      INITIAL CAPS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
              INITIAL CAP (%)                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
              ---------------                 ---------    -----------------   -----------------    --------    --------   --------
1.000 .....................................        83       $  9,767,608.29            1.46%           603       76.63%      8.075%
3.000 .....................................     4,395        658,585,861.45           98.54            613       79.38       7.545
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     4,478       $668,353,469.74          100.00%           613       79.34%      7.553%
                                                =====       ===============          ======            ===       =====       =====


     PERIODIC CAPS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             PERIODIC CAP (%)                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
1.000 .....................................     4,478       $668,353,469.74          100.00%           613       79.34%      7.553%
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     4,478       $668,353,469.74          100.00%           613       79.34%      7.553%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-11

                      CREDIT SCORES OF ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                 TOTAL               TOTAL
                                              NUMBER OF    PRINCIPAL BALANCE   PRINCIPAL BALANCE    WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF     AVERAGE    AVERAGE     AVERAGE
               CREDIT SCORES                    LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
Less than or equal to 500  ................        13       $  1,169,433.87            0.14%           500       71.71%      9.602%
501 to 550 ................................       886        109,730,318.62           12.91            527       73.70       9.049
551 to 600 ................................     1,756        203,264,624.17           23.91            579       79.17       8.223
601 to 620 ................................     1,074        119,285,341.49           14.03            610       80.89       7.634
621 to 640 ................................       972        119,758,395.99           14.09            630       81.64       7.431
641 to 660 ................................       825        103,988,106.92           12.23            650       82.21       7.370
661 to 680 ................................       512         69,352,296.06            8.16            670       81.96       7.158
681 to 700 ................................       297         42,926,877.00            5.05            689       82.83       7.047
701 to 720 ................................       219         31,105,277.61            3.66            710       81.80       6.893
721 to 750 ................................       225         31,521,939.67            3.71            732       81.12       6.728
751 to 800 ................................       128         17,010,296.95            2.00            766       79.65       6.619
Greater than 800 ..........................         5            887,403.11            0.10            806       77.81       5.476
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     6,912       $850,000,311.46          100.00%           620       80.00%      7.748%
                                                =====       ===============          ======            ===       =====       =====


        The weighted average of the FICO scores of the Mortgage Loans is approximately 620.


                      LOAN PROGRAMS OF ALL MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               LOAN PROGRAMS                    LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
A+ ........................................     2,932       439,729,383.08            51.73%           627       79.63%      7.410%
A .........................................       458        71,735,729.14             8.44            584       76.63       8.124
A- ........................................       282        38,877,590.30             4.57            574       75.83       8.573
B .........................................       204        24,637,754.90             2.90            576       73.18       8.500
C+ ........................................       224        27,341,648.78             3.22            560       69.41       9.317
C .........................................        52         5,939,022.63             0.70            568       63.11       9.717
80/20 Combo - First Lien ..................     1,232       185,055,557.52            21.77            638       80.03       6.829
80/20 Combo - Second Lien .................     1,528        56,683,625.11             6.67            638       99.81      11.035
                                                -----       --------------           ------            ---       -----      ------
 Total ....................................     6,912       850,000,311.46           100.00%           620       80.00%      7.748%
                                                =====       ==============           ======            ===       =====      ======


                                     S-C-12

POOL 1 MORTGAGE LOANS

   The Mortgage Loans included in Pool 1 (the "Pool 1 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Pool 1 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      Number of Mortgage Loans...................................    3,074
      Number of Fixed Rate Mortgage Loans........................    1,099
      Number of Adjustable Rate Mortgage Loans...................    1,975
      Total Scheduled Principal Balance..........................    425,000,123.38
      Mortgage Rates:
       Weighted Average..........................................    7.742%
       Range.....................................................    4.500% to 14.500%
      Weighted Average Remaining Term to Maturity (months).......    347

   The Scheduled Principal Balances of the Pool 1 Mortgage Loans as of the Cut-off Date range from approximately $8,175 to $839,015. The Mortgage Loans have an average Scheduled Principal Balance of approximately $138,256.

   The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 80.14%.

   No more than approximately 0.32% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   Approximately 0.23% of the Pool 1 Mortgage Loans were 30 or more but less than 60 days delinquent as of the Cut-off Date and none of the Pool 1 Mortgage Loans were 60 days or more delinquent as of the Cut-off Date.

   The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 1 Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).


                                     S-C-13

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
            RANGE OF SCHEDULED                 MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
          PRINCIPAL BALANCES ($)                LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
          ----------------------              ---------    -----------------   -----------------    --------    --------   --------
       0.01 to   50,000.00.................       561       $ 18,261,323.69            4.30%           615       90.09%     10.425%
  50,000.01 to  100,000.00 ................       943         71,211,346.07           16.76            613       81.04       8.653
 100,000.01 to  150,000.00  ...............       592         72,588,792.40           17.08            615       80.05       8.046
 150,000.01 to  200,000.00  ...............       349         60,270,953.29           14.18            615       78.32       7.526
 200,000.01 to  250,000.00 ................       215         47,918,287.67           11.27            619       78.51       7.271
 250,000.01 to  300,000.00 ................       109         29,801,374.42            7.01            625       79.88       7.360
 300,000.01 to  350,000.00  ...............        84         27,426,762.20            6.45            624       81.50       7.273
 350,000.01 to  400,000.00  ...............        96         35,848,949.85            8.44            637       81.78       6.852
 400,000.01 to  450,000.00  ...............        50         21,188,105.31            4.99            627       79.61       7.113
 450,000.01 to  500,000.00 ................        36         17,207,552.65            4.05            651       79.14       6.950
 500,000.01 to  550,000.00 ................        18          9,530,716.24            2.24            617       77.44       7.086
 550,000.01 to  600,000.00 ................         7          4,051,269.81            0.95            602       76.80       6.997
 600,000.01 to  650,000.00 ................         4          2,544,978.37            0.60            620       75.89       7.243
 650,000.01 to  700,000.00 ................         6          4,133,241.72            0.97            631       71.81       6.692
 700,000.01 to  750,000.00 ................         3          2,177,454.43            0.51            608       74.92       6.686
Greater than 750,000,000.00 ...............         1            839,015.26            0.20            570       59.97       7.816
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====      ======


            The average Cut-off Date Scheduled Principal Balance is
                            approximately $138,256.


                                     S-C-14

                    MORTGAGE RATES -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MORTGAGE RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            ------------------                ---------    -----------------   -----------------    --------    --------   --------
 4.001 to  4.500 ..........................         1       $    311,589.14            0.07%           664        80.00%     4.500%
 4.501 to  5.000 ..........................         7          1,914,181.24            0.45            718        74.69      5.000
 5.001 to  5.500 ..........................        49         11,337,332.45            2.67            683        74.45      5.278
 5.501 to  6.000 ..........................       142         33,845,312.44            7.96            662        77.71      5.832
 6.001 to  6.500 ..........................       216         46,957,208.00           11.05            646        77.25      6.310
 6.501 to  7.000 ..........................       353         71,951,739.69           16.93            637        78.74      6.793
 7.001 to  7.500 ..........................       246         42,115,875.09            9.91            624        79.33      7.280
 7.501 to  8.000 ..........................       370         54,485,422.31           12.82            613        78.82      7.801
 8.001 to  8.500 ..........................       474         62,379,063.38           14.68            599        80.24      8.268
 8.501 to  9.000 ..........................       255         33,958,456.10            7.99            577        77.96      8.738
 9.001 to  9.500 ..........................       106         11,000,748.56            2.59            579        81.37      9.297
 9.501 to 10.000 ..........................       178         15,121,498.69            3.56            601        86.33      9.831
10.001 to 10.500 ..........................       204         13,396,901.86            3.15            598        92.68     10.358
10.501 to 11.000 ..........................       143          7,832,421.86            1.84            584        89.89     10.789
11.001 to 11.500 ..........................       110          7,048,507.21            1.66            608        91.33     11.383
11.501 to 12.000 ..........................        63          4,158,633.29            0.98            564        83.26     11.761
12.001 to 12.500 ..........................       151          6,656,575.53            1.57            621        97.74     12.453
12.501 to 13.000 ..........................         4            448,092.41            0.11            566        89.29     12.572
13.501 to 14.000 ..........................         1             41,991.79            0.01            646       100.00     13.690
14.001 to 14.500 ..........................         1             38,572.34            0.01            634       100.00     14.500
                                                -----       ---------------          ------            ---       ------     ------
 Total ....................................     3,074       $425,000,123.38          100.00%           620        80.14%     7.742%
                                                =====       ===============          ======            ===       ======     ======


                                     S-C-15

                       LOAN TYPE -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
                 LOAN TYPE                      LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
                 ---------                    ---------    -----------------   -----------------    --------    --------   --------
2/28 ARM (LIBOR) ..........................     1,655       $259,150,556.84           60.98%           606       79.21%      7.731%
2/28 Interest Only ARM (LIBOR) ............       189         45,139,124.12           10.62            642       81.23       6.717
3/27 ARM (LIBOR) ..........................       121         20,789,144.43            4.89            635       79.64       6.962
3/27 Interest Only ARM (LIBOR) ............         8          1,930,720.00            0.45            663       76.39       6.167
30/15 ARM (LIBOR) .........................        39          3,835,852.17            0.90            645       81.28       8.175
30/15 Interest Only ARM (LIBOR) ...........         2            587,799.13            0.14            610       67.20       6.574
5/25 ARM (LIBOR) ..........................         2            260,000.00            0.06            657       80.00       6.029
Fixed Rate ................................     1,054         92,558,326.69           21.78            645       82.42       8.481
Fixed Rate Interest Only ..................         4            748,600.00            0.18            677       79.98       7.113
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


              ORIGINAL TERMS TO MATURITY -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MATURITIES (MONTHS)                 LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            -------------------               ---------    -----------------   -----------------    --------    --------   --------
Less than or equal to 180 .................       157       $ 10,997,288.64            2.59%           644       72.83%      8.165%
181 to 240 ................................       541         27,025,192.71            6.36            641       97.62      10.667
241 to 300 ................................         5            515,871.17            0.12            645       53.66       7.042
301 to 360 ................................     2,371        386,461,770.86           90.93            618       79.16       7.527
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====      ======


  The weighted average original term to maturity is approximately 348 months.


                                     S-C-16

              REMAINING TERMS TO MATURITY - POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MATURITIES (MONTHS)                 LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            -------------------               ---------    -----------------   -----------------    --------    --------   --------
Less than or equal to 180 .................       157       $ 10,997,288.64            2.59%           644       72.83%      8.165%
181 to 240 ................................       541         27,025,192.71            6.36            641       97.62      10.667
241 to 300 ................................         5            515,871.17            0.12            645       53.66       7.042
301 to 360 ................................     2,371        386,461,770.86           90.93            618       79.16       7.527
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====      ======


  The weighted average remaining term to maturity is approximately 347 months.


             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
         LOAN-TO-VALUE RATIOS (%)               LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
         ------------------------             ---------    -----------------   -----------------    --------    --------   --------
 0.001 to  10.000 .........................         1       $     59,910.66            0.01%           670        8.05%      7.500%
10.001 to  20.000 .........................         3            210,152.25            0.05            654       15.06       8.513
20.001 to  30.000 .........................        15            955,527.97            0.22            590       25.46       8.246
30.001 to  40.000 .........................        22          1,818,010.82            0.43            614       35.79       7.744
40.001 to  50.000 .........................        56          7,250,851.71            1.71            617       45.86       7.352
50.001 to  60.000 .........................       112         16,970,391.92            3.99            591       56.03       7.344
60.001 to  70.000 .........................       259         41,103,936.14            9.67            592       66.30       7.568
70.001 to  80.000 .........................     1,211        196,237,663.58           46.17            623       78.63       7.218
80.001 to  85.000 .........................       631        108,866,877.90           25.62            618       87.05       7.963
90.001 to 100.000 .........................       764         51,526,800.43           12.12            650       98.01       9.585
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-17

                GEOGRAPHIC DISTRIBUTION -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               JURISDICTION                     LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               ------------                   ---------    -----------------   -----------------    --------    --------   --------
Alabama ...................................        29       $  2,720,377.75            0.64%           617       86.38%      8.212%
Arizona ...................................        81          9,260,743.50            2.18            628       82.06       7.786
Arkansas ..................................        11            861,409.08            0.20            640       88.66       8.482
California ................................       306         67,761,091.90           15.94            632       79.06       7.185
Colorado ..................................        68          9,281,413.83            2.18            623       80.58       7.283
Connecticut ...............................        90         14,252,526.05            3.35            598       76.26       8.202
Delaware ..................................        16          2,618,123.98            0.62            596       79.04       7.951
Florida ...................................       146         17,697,845.55            4.16            616       83.09       7.979
Georgia ...................................        76          8,563,411.43            2.01            623       83.65       7.856
Idaho .....................................         3            570,372.20            0.13            570       80.62       7.411
Illinois ..................................        88         12,065,572.02            2.84            636       83.09       7.647
Indiana ...................................        56          4,477,055.67            1.05            618       84.15       8.047
Iowa ......................................        31          2,629,253.18            0.62            591       84.43       8.666
Kansas ....................................        26          2,936,479.53            0.69            607       80.10       7.684
Kentucky ..................................        48          3,878,851.62            0.91            619       83.76       7.859
Louisiana .................................        68          5,262,633.45            1.24            598       82.18       8.379
Maine .....................................        62          6,269,185.32            1.48            622       76.85       7.984
Maryland ..................................        70         11,958,127.46            2.81            604       79.17       7.968
Massachusetts .............................       113         20,123,466.23            4.73            626       78.89       7.464
Michigan ..................................       141         15,079,045.41            3.55            621       82.02       7.826
Minnesota .................................        47          7,332,307.08            1.73            616       84.18       7.857
Mississippi ...............................        25          1,932,049.86            0.45            584       86.44       8.278
Missouri ..................................        66          5,299,584.91            1.25            627       83.19       7.687
Nebraska ..................................        23          1,442,112.72            0.34            618       83.29       9.427
Nevada ....................................        66         14,261,406.40            3.36            639       79.92       7.290
New Hampshire .............................        56          7,990,598.45            1.88            608       74.88       7.625
New Jersey ................................        81         16,740,086.16            3.94            608       75.77       8.124
New Mexico ................................         3            294,761.00            0.07            639       67.65       7.820
New York ..................................       181         36,320,246.08            8.55            624       77.33       7.826
North Carolina ............................        66          7,516,679.65            1.77            591       78.72       8.371
Ohio ......................................       302         26,327,651.23            6.19            616       83.31       8.040
Oklahoma ..................................        16          1,458,392.12            0.34            639       83.74       8.047
Oregon ....................................        17          2,101,915.15            0.49            651       79.48       7.409
Pennsylvania ..............................        45          4,844,984.58            1.14            601       80.11       7.657
Rhode Island ..............................        37          7,432,409.71            1.75            605       74.18       7.318
South Carolina ............................        18          1,719,784.01            0.40            600       81.74       8.198
Tennessee .................................        45          4,992,144.18            1.17            608       82.60       8.034
Texas .....................................       232         24,897,071.55            5.86            620       81.76       7.780
Utah ......................................         6            900,747.30            0.21            645       84.34       8.429
Vermont ...................................        23          2,843,979.48            0.67            602       78.93       8.617
Virginia ..................................        79         16,358,153.59            3.85            631       79.17       7.513
Washington ................................        48          6,519,351.79            1.53            636       84.58       7.595
West Virginia .............................         2            129,593.63            0.03            582       69.34       8.720
Wisconsin .................................        59          6,975,869.39            1.64            623       80.46       8.428
Wyoming ...................................         2            101,258.20            0.02            589       86.25       8.657
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-18

                     PROPERTY TYPE -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               PROPERTY TYPE                    LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
Single Family Detached ....................     2,464       $325,648,782.56           76.62%           617       80.15%      7.778%
Planned Unit Development ..................       289         47,578,215.22           11.19            632       81.97       7.561
Two- to Four-Family .......................       173         32,819,419.23            7.72            636       77.81       7.581
Condominium ...............................       130         16,432,294.88            3.87            623       79.01       7.843
Townhouse .................................        12          1,921,370.28            0.45            606       81.71       8.120
Modular Home ..............................         6            600,041.21            0.14            611       82.55       7.753
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                     LOAN PURPOSE -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               LOAN PURPOSE                     LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               ------------                   ---------    -----------------   -----------------    --------    --------   --------
Cash Out Refinance ........................     1,917       $291,824,028.08           68.66%           613       78.24%      7.738%
Purchase ..................................     1,106        124,198,694.15           29.22            636       84.49       7.793
Rate/Term Refinance .......................        51          8,977,401.15            2.11            650       81.51       7.163
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                   OCCUPANCY STATUS -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             OCCUPANCY STATUS                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
Owner Occupied ............................     2,920       $406,536,563.01           95.66%           620       80.43%      7.734%
Non-owner Occupied ........................       130         13,716,495.26            3.23            640       72.90       7.981
Vacation ..................................        24          4,747,065.11            1.12            631       75.99       7.723
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-19

                  LOAN DOCUMENTATION -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            LOAN DOCUMENTATION                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            ------------------                ---------    -----------------   -----------------    --------    --------   --------
Full Documentation ........................     2,260       $282,201,396.29           66.40%           614       80.18%      7.725%
Stated Documentation ......................       697        124,185,442.43           29.22            634       79.64       7.756
Alternative Documentation .................       117         18,613,284.66            4.38            625       82.82       7.908
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


               PREPAYMENT PREMIUM YEARS -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
        PREPAYMENT PREMIUM (YEARS)              LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
        --------------------------            ---------    -----------------   -----------------    --------    --------   --------
None ......................................       891       $117,071,561.07           27.55%           614       80.23%      8.080%
1.0 .......................................       176         31,822,811.85            7.49            620       75.64       7.822
2.0 .......................................     1,269        199,243,148.45           46.88            615       80.34       7.487
2.5 .......................................         6            617,754.13            0.15            612       76.70       8.920
3.0 .......................................       732         76,244,847.88           17.94            647       81.38       7.849
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                       RATE TYPE -- POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
                 RATE TYPE                      LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
                 ---------                    ---------    -----------------   -----------------    --------    --------   --------
Adjustable ................................     1,975       $327,269,545.39           77.00%           613       79.50%      7.532%
Fixed .....................................     1,099         97,730,577.99           23.00            645       82.26       8.447
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-20

 GROSS MARGINS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
              RANGE OF GROSS                   MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MARGIN RATES (%)                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
 1.501 to  2.000 ..........................         2       $    267,927.38            0.08%           595       80.00%      8.629%
 3.001 to  3.500 ..........................         1            311,589.14            0.10            664       80.00       4.500
 3.501 to  4.000 ..........................        28          6,606,263.59            2.02            687       72.12       5.113
 4.001 to  4.500 ..........................        60         14,919,238.77            4.56            665       77.42       5.577
 4.501 to  5.000 ..........................       133         30,956,412.83            9.46            649       78.84       6.026
 5.001 to  5.500 ..........................       183         41,479,148.71           12.67            635       77.91       6.551
 5.501 to  6.000 ..........................       224         44,528,135.54           13.61            627       80.18       6.965
 6.001 to  6.500 ..........................       218         36,394,832.59           11.12            612       80.15       7.327
 6.501 to  7.000 ..........................       339         50,834,590.67           15.53            609       80.63       7.859
 7.001 to  7.500 ..........................       330         45,742,896.99           13.98            592       80.23       8.341
 7.501 to  8.000 ..........................       129         18,406,870.59            5.62            566       77.45       8.823
 8.001 to  8.500 ..........................       107         13,329,449.14            4.07            579       81.16       9.075
 8.501 to  9.000 ..........................        76          9,753,993.33            2.98            564       80.41       9.592
 9.001 to  9.500 ..........................        49          4,934,294.34            1.51            559       82.74      10.274
 9.501 to 10.000 ..........................        37          3,234,463.43            0.99            544       82.57      10.816
10.001 to 10.500 ..........................        34          3,172,807.12            0.97            547       78.78      11.508
10.501 to 11.000 ..........................        23          1,966,024.35            0.60            535       80.15      11.976
11.001 to 11.500 ..........................         2            430,606.88            0.13            558       88.67      12.519
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     1,975       $327,269,545.39          100.00%           613       79.50%      7.532%
                                                =====       ===============          ======            ===       =====      ======


 The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 1
                            is approximately 6.40%.


                                     S-C-21

 MAXIMUM RATES OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MAXIMUM RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             -----------------                ---------    -----------------   -----------------    --------    --------   --------
10.001 to 10.500 ..........................         1       $    311,589.14            0.10%           664       80.00%      4.500%
10.501 to 11.000 ..........................         6          1,517,072.51            0.46            713       78.53       5.000
11.001 to 11.500 ..........................        48         11,177,594.53            3.42            682       74.54       5.275
11.501 to 12.000 ..........................       116         28,036,877.43            8.57            656       78.37       5.816
12.001 to 12.500 ..........................       181         39,333,482.86           12.02            640       78.19       6.305
12.501 to 13.000 ..........................       271         57,189,560.61           17.47            629       79.19       6.799
13.001 to 13.500 ..........................       196         34,155,656.34           10.44            619       80.08       7.268
13.501 to 14.000 ..........................       238         38,199,277.33           11.67            608       80.67       7.809
14.001 to 14.500 ..........................       394         53,887,759.10           16.47            596       80.79       8.271
14.501 to 15.000 ..........................       204         28,390,070.93            8.67            569       78.34       8.737
15.001 to 15.500 ..........................        82          9,597,123.05            2.93            573       80.52       9.285
15.501 to 16.000 ..........................        75          8,944,907.98            2.73            561       79.67       9.740
16.001 to 16.500 ..........................        48          5,694,566.50            1.74            558       84.88      10.223
16.501 to 17.000 ..........................        43          4,100,490.04            1.25            550       82.25      10.724
17.001 to 17.500 ..........................        29          2,626,158.64            0.80            542       79.82      11.257
17.501 to 18.000 ..........................        34          2,978,810.48            0.91            544       78.60      11.734
18.001 to 18.500 ..........................         8            760,141.04            0.23            544       82.78      12.179
18.501 to 19.000 ..........................         1            368,406.88            0.11            562       90.99      12.556
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     1,975       $327,269,545.39          100.00%           613       79.50%      7.532%
                                                =====       ===============          ======            ===       =====      ======


 The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 1
                            is approximately 13.53%.


                                     S-C-22

 MINIMUM RATES OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MINIMUM RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             -----------------                ---------    -----------------   -----------------    --------    --------   --------
 4.001 to  4.500 ..........................         1       $    311,589.14            0.10%           664       80.00%      4.500%
 4.501 to  5.000 ..........................         6          1,517,072.51            0.46            713       78.53       5.000
 5.001 to  5.500 ..........................        48         11,177,594.53            3.42            682       74.54       5.275
 5.501 to  6.000 ..........................       116         28,036,877.43            8.57            656       78.37       5.816
 6.001 to  6.500 ..........................       181         39,333,482.86           12.02            640       78.19       6.305
 6.501 to  7.000 ..........................       271         57,189,560.61           17.47            629       79.19       6.799
 7.001 to  7.500 ..........................       196         34,155,656.34           10.44            619       80.08       7.268
 7.501 to  8.000 ..........................       238         38,199,277.33           11.67            608       80.67       7.809
 8.001 to  8.500 ..........................       394         53,887,759.10           16.47            596       80.79       8.271
 8.501 to  9.000 ..........................       204         28,390,070.93            8.67            569       78.34       8.737
 9.001 to  9.500 ..........................        82          9,597,123.05            2.93            573       80.52       9.285
 9.501 to 10.000 ..........................        75          8,944,907.98            2.73            561       79.67       9.740
10.001 to 10.500 ..........................        48          5,694,566.50            1.74            558       84.88      10.223
10.501 to 11.000 ..........................        43          4,100,490.04            1.25            550       82.25      10.724
11.001 to 11.500 ..........................        29          2,626,158.64            0.80            542       79.82      11.257
11.501 to 12.000 ..........................        34          2,978,810.48            0.91            544       78.60      11.734
12.001 to 12.500 ..........................         8            760,141.04            0.23            544       82.78      12.179
12.501 to 13.000 ..........................         1            368,406.88            0.11            562       90.99      12.556
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     1,975       $327,269,545.39          100.00%           613       79.50%      7.532%
                                                =====       ===============          ======            ===       =====      ======


 The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 1
                            is approximately 7.53%.


                                     S-C-23

               NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS --
                    ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
         NEXT RATE ADJUSTMENT DATE              LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
         -------------------------            ---------    -----------------   -----------------    --------    --------   --------
April 2006 ................................         1       $     81,355.93            0.02%           752       90.00%      5.500%
May 2006 ..................................         1            118,278.41            0.04            614       95.00       7.250
June 2006 .................................         6          1,440,168.54            0.44            611       70.65       6.955
July 2006 .................................        71         10,651,438.86            3.25            620       80.07       7.332
August 2006 ...............................       214         37,119,551.91           11.34            620       80.46       7.476
September 2006 ............................       935        151,475,244.81           46.28            610       79.67       7.710
October 2006 ..............................       616        103,403,642.50           31.60            610       78.99       7.466
June 2007 .................................         1             77,715.66            0.02            638       80.00       6.500
July 2007 .................................         7          1,047,770.12            0.32            656       84.09       7.227
August 2007 ...............................        20          3,074,886.36            0.94            617       79.40       7.441
September 2007 ............................        67         12,165,055.69            3.72            639       78.56       6.714
October 2007 ..............................        34          6,354,436.60            1.94            640       80.09       6.926
October 2009 ..............................         2            260,000.00            0.08            657       80.00       6.029
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     1,975       $327,269,545.39          100.00%           613       79.50%      7.532%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-24

 INITIAL CAPS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                             NUMBER OF          TOTAL           MORTGAGE LOANS      WEIGHTED    WEIGHTED   WEIGHTED
                                              MORTGAGE        SCHEDULED       BY TOTAL SCHEDULED     AVERAGE    AVERAGE     AVERAGE
INITIAL CAP (%)                                LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE      FICO        LTV       COUPON
---------------                              ---------    -----------------   ------------------    --------    --------   --------
1.000 ....................................        35       $  4,198,397.71            1.28%            606       77.58%      8.089%
3.000 ....................................     1,940        323,071,147.68           98.72             613       79.53       7.525
                                               -----       ---------------          ------             ---       -----       -----
 Total ...................................     1,975       $327,269,545.39          100.00%            613       79.50%      7.532%
                                               =====       ===============          ======             ===       =====       =====


 PERIODIC CAPS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 1)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
PERIODIC CAP (%)                                LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
----------------                              ---------    -----------------   -----------------    --------    --------   --------
1.000 .....................................     1,975       $327,269,545.39          100.00%           613       79.50%      7.532%
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     1,975       $327,269,545.39          100.00%           613       79.50%      7.532%
                                                =====       ===============          ======            ===       =====       =====


                   CREDIT SCORES OF THE POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                 TOTAL               TOTAL
                                              NUMBER OF    PRINCIPAL BALANCE   PRINCIPAL BALANCE    WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF     AVERAGE    AVERAGE     AVERAGE
CREDIT SCORES                                   LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE      FICO        LTV       COUPON
-------------                                 ---------    -----------------   -----------------    --------    --------   --------
Less than or equal to 500  ................         6       $    629,562.65            0.15%           500       73.76%      9.626%
501 to 550 ................................       383         52,352,483.18           12.32            529       73.39       8.851
551 to 600 ................................       785        101,684,529.88           23.93            579       78.70       8.146
601 to 620 ................................       474         57,745,488.38           13.59            610       80.88       7.739
621 to 640 ................................       444         62,687,988.81           14.75            630       81.59       7.496
641 to 660 ................................       375         53,337,852.52           12.55            650       82.70       7.455
661 to 680 ................................       240         37,189,309.14            8.75            670       82.42       7.226
681 to 700 ................................       132         22,431,298.62            5.28            690       83.12       7.064
701 to 720 ................................        88         13,109,598.64            3.08            709       82.34       7.023
721 to 750 ................................        95         15,017,222.26            3.53            733       81.85       6.788
751 to 800 ................................        49          8,144,464.39            1.92            766       83.29       6.584
Greater than 800 ..........................         3            670,324.91            0.16            807       80.75       5.256
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,074       $425,000,123.38          100.00%           620       80.14%      7.742%
                                                =====       ===============          ======            ===       =====       =====


    The weighted average of the FICO scores of the Pool 1 Mortgage Loans is approximately 620.


                                     S-C-25

                   LOAN PROGRAMS OF THE POOL 1 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                             NUMBER OF          TOTAL           MORTGAGE LOANS      WEIGHTED    WEIGHTED   WEIGHTED
                                              MORTGAGE        SCHEDULED       BY TOTAL SCHEDULED     AVERAGE    AVERAGE     AVERAGE
LOAN PROGRAMS                                  LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE      FICO        LTV       COUPON
-------------                                ---------    -----------------   ------------------    --------    --------   --------
A+ .......................................     1,390       227,830,523.33            53.61%            626       80.12%      7.435%
A ........................................       218        39,306,092.06             9.25             587       75.73       8.014
A- .......................................       138        19,746,896.74             4.65             575       75.40       8.698
B ........................................        87        11,728,484.16             2.76             574       73.37       8.390
C+ .......................................        96        11,609,099.43             2.73             565       68.88       8.883
C ........................................        15         2,115,321.91             0.50             582       60.69       9.169
80/20 Combo - First Lien .................       529        85,695,820.89            20.16             639       80.01       6.898
80/20 Combo - Second Lien ................       601        26,967,884.86             6.35             640       99.84      11.038
                                               -----       --------------           ------             ---       -----      ------
 Total ...................................     3,074       425,000,123.38           100.00%            620       80.14%      7.742%
                                               =====       ==============           ======             ===       =====      ======


                                     S-C-26

POOL 2 MORTGAGE LOANS

   The Mortgage Loans included in Pool 2 (the "Pool 2 Mortgage Loans") are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Pool 2 as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      Number of Mortgage Loans...................................    3,838
      Number of Fixed Rate Mortgage Loans........................    1,335
      Number of Adjustable Rate Mortgage Loans...................    2,503
       Total Scheduled Principal Balance.........................    $425,000,188.08
      Mortgage Rates:
       Weighted Average..........................................    7.753%
       Range.....................................................    4.500% to 12.750%
      Weighted Average Remaining Term to Maturity (months).......    347

   The Scheduled Principal Balances of the Pool 2 Mortgage Loans as of the Cut-off Date range from approximately $3,671 to $333,000. The Pool 2 Mortgage
Loans have an average Scheduled Principal Balance of approximately $110,735.

   The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 79.87%.

   No more than approximately 0.48% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

   Approximately 0.26% of the Pool 2 Mortgage Loans were 30 or more but less than 60 days delinquent as of the Cut-off Date and none of the Pool 2 Mortgage Loans were 60 days or more delinquent as of the Cut-off Date.

   The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Pool 2 Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).


                                     S-C-27

       CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
RANGE OF SCHEDULED                             MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
PRINCIPAL BALANCES ($)                          LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
----------------------                        ---------    -----------------   -----------------    --------    --------   --------
     0.01 to  50,000.00 ...................     1,009       $ 31,805,786.51            7.48%           618       93.04%     10.668%
 50,000.01 to 100,000.00 ..................     1,053         78,908,744.50           18.57            611       79.02       8.394
100,000.01 to 150,000.00 ..................       733         90,350,870.15           21.26            618       78.53       7.622
150,000.01 to 200,000.00 ..................       503         87,257,528.73           20.53            617       78.45       7.356
200,000.01 to 250,000.00 ..................       288         64,149,770.50           15.09            626       78.64       7.053
250,000.01 to 300,000.00 ..................       168         45,956,689.07           10.81            628       78.53       7.031
300,000.01 to 350,000.00 ..................        84         26,570,798.62            6.25            628       81.10       7.051
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====      ======


            The average Cut-off Date Scheduled Principal Balance is
                            approximately $110,735.


                    MORTGAGE RATES -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
RANGE OF                                       MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
MORTGAGE RATES (%)                              LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
------------------                            ---------    -----------------   -----------------    --------    --------   --------
 4.001 to  4.500 ..........................         1       $    303,599.68            0.07%           718       77.95%      4.500%
 4.501 to  5.000 ..........................        18          3,338,871.40            0.79            676       71.95       4.957
 5.001 to  5.500 ..........................        70         12,958,582.42            3.05            664       71.93       5.271
 5.501 to  6.000 ..........................       205         33,790,906.52            7.95            664       76.86       5.837
 6.001 to  6.500 ..........................       319         50,780,607.94           11.95            654       77.58       6.301
 6.501 to  7.000 ..........................       572         87,265,306.94           20.53            637       77.36       6.793
 7.001 to  7.500 ..........................       407         57,480,437.35           13.52            620       79.03       7.276
 7.501 to  8.000 ..........................       395         54,044,003.18           12.72            602       79.63       7.765
 8.001 to  8.500 ..........................         1            132,300.00            0.03            610       90.00       8.500
 8.501 to  9.000 ..........................       229         26,039,680.40            6.13            576       80.74       8.835
 9.001 to  9.500 ..........................       206         21,111,233.35            4.97            570       80.59       9.261
 9.501 to 10.000 ..........................       300         22,874,262.34            5.38            590       86.06       9.831
10.001 to 10.500 ..........................       337         17,823,141.06            4.19            586       87.72      10.337
10.501 to 11.000 ..........................       260         12,921,615.68            3.04            574       87.07      10.774
11.001 to 11.500 ..........................       174          9,695,569.87            2.28            592       86.46      11.355
11.501 to 12.000 ..........................        90          5,198,407.07            1.22            554       83.20      11.723
12.001 to 12.500 ..........................       251          9,003,951.86            2.12            613       94.45      12.426
12.501 to 13.000 ..........................         3            237,711.02            0.06            530       86.49      12.664
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====      ======


                                     S-C-28

                       LOAN TYPE -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                             NUMBER OF          TOTAL           MORTGAGE LOANS      WEIGHTED    WEIGHTED   WEIGHTED
                                              MORTGAGE        SCHEDULED       BY TOTAL SCHEDULED     AVERAGE    AVERAGE     AVERAGE
                LOAN TYPE                      LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE      FICO        LTV       COUPON
                ---------                    ---------    -----------------   ------------------    --------    --------   --------
2/28 ARM (LIBOR) .........................     2,068       $271,128,253.22           63.79%            605       78.80%      7.777%
2/28 Interest Only ARM (LIBOR) ...........       259         45,092,121.17           10.61             635       81.42       6.753
3/27 ARM (LIBOR) .........................       165         22,738,631.36            5.35             642       79.18       6.844
3/27 Interest Only ARM (LIBOR) ...........        11          2,124,918.60            0.50             679       80.56       6.784
30/15 ARM (LIBOR) ........................        47          2,915,533.75            0.69             658       81.59       8.156
Fixed Rate ...............................     1,285         80,653,137.98           18.98             649       82.72       8.502
Fixed Rate Interest Only .................         3            347,592.00            0.08             646       76.04       6.833
                                               -----       ---------------          ------             ---       -----       -----
 Total ...................................     3,838       $425,000,188.08          100.00%            619       79.87%      7.753%
                                               =====       ===============          ======             ===       =====       =====


              ORIGINAL TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                             NUMBER OF          TOTAL           MORTGAGE LOANS      WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                     MORTGAGE        SCHEDULED       BY TOTAL SCHEDULED     AVERAGE    AVERAGE     AVERAGE
           MATURITIES (MONTHS)                 LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE      FICO        LTV       COUPON
           -------------------               ---------    -----------------   ------------------    --------    --------   --------
Less than or equal to 180 ................       169       $  9,047,892.83            2.13%            640       76.57%      8.797%
181 to 240 ...............................       819         29,712,754.19            6.99             638       95.95      10.496
241 to 300 ...............................         1             82,600.00            0.02             696       44.65       6.623
301 to 360 ...............................     2,849        386,156,941.06           90.86             617       78.72       7.518
                                               -----       ---------------          ------             ---       -----      ------
 Total ...................................     3,838       $425,000,188.08          100.00%            619       79.87%      7.753%
                                               =====       ===============          ======             ===       =====      ======


  The weighted average original term to maturity is approximately 348 months.


                                     S-C-29

              REMAINING TERMS TO MATURITY -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            MATURITIES (MONTHS)                 LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            -------------------               ---------    -----------------   -----------------    --------    --------   --------
Less than or equal to 180 .................       169       $  9,047,892.83            2.13%           640       76.57%      8.797%
181 to 240 ................................       819         29,712,754.19            6.99            638       95.95      10.496
241 to 300 ................................         1             82,600.00            0.02            696       44.65       6.623
301 to 360 ................................     2,849        386,156,941.06           90.86            617       78.72       7.518
                                                -----       ---------------          ------            ---       -----      ------
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====      ======


  The weighted average remaining term to maturity is approximately 347 months.


             ORIGINAL LOAN-TO-VALUE RATIOS -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
         LOAN-TO-VALUE RATIOS (%)               LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
         ------------------------             ---------    -----------------   -----------------    --------    --------   --------
10.001 to  20.000 .........................         3       $    260,793.75            0.06%           674       15.45%      7.191%
20.001 to  30.000 .........................        16          1,097,607.33            0.26            586       25.73       7.608
30.001 to  40.000 .........................        30          2,871,922.93            0.68            599       36.33       7.395
40.001 to  50.000 .........................        67          7,138,985.33            1.68            620       45.88       7.150
50.001 to  60.000 .........................       128         16,105,725.34            3.79            620       56.48       7.020
60.001 to  70.000 .........................       337         48,374,831.07           11.38            594       66.47       7.616
70.001 to  80.000 .........................     1,454        197,681,184.54           46.51            625       78.90       7.134
90.001 to  95.000 .........................       709         98,089,694.31           23.08            609       86.89       8.208
95.001 to 100.000 .........................     1,094         53,379,443.48           12.56            645       98.06       9.660
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-30

                GEOGRAPHIC DISTRIBUTION -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               JURISDICTION                     LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               ------------                   ---------    -----------------   -----------------    --------    --------   --------
Alabama ...................................          52     $  4,204,109.35            0.99%           615       84.88%      8.000%
Arizona ...................................         112       12,004,129.18            2.82            643       84.14       7.337
Arkansas ..................................           8          548,182.71            0.13            621       86.16       9.415
California ................................         282       51,226,950.09           12.05            626       76.01       7.039
Colorado ..................................         106       12,107,551.56            2.85            624       83.72       7.388
Connecticut ...............................         102       11,745,121.65            2.76            624       78.02       8.005
Delaware ..................................          26        2,990,493.49            0.70            627       85.34       7.869
Florida ...................................         184       19,452,736.02            4.58            626       81.90       7.913
Georgia ...................................         124       10,825,333.97            2.55            621       84.39       8.123
Idaho .....................................           5          283,257.72            0.07            731       77.32       6.872
Illinois ..................................         115       12,537,492.00            2.95            619       83.24       7.942
Indiana ...................................          74        5,480,297.87            1.29            624       84.11       7.831
Iowa ......................................          26        1,835,040.77            0.43            620       82.77       8.481
Kansas ....................................          50        4,494,826.26            1.06            611       83.08       7.633
Kentucky ..................................          47        2,592,505.80            0.61            603       85.24       8.629
Louisiana .................................         104        7,530,557.63            1.77            602       82.48       8.207
Maine .....................................          81        8,064,594.09            1.90            619       76.26       7.993
Maryland ..................................          97       14,662,945.10            3.45            611       81.42       7.786
Massachusetts .............................         114       20,762,095.75            4.89            624       73.65       7.035
Michigan ..................................         193       17,642,626.36            4.15            629       82.08       7.810
Minnesota .................................          64       10,050,269.43            2.36            614       80.11       7.689
Mississippi ...............................          40        2,535,079.22            0.60            605       83.60       8.246
Missouri ..................................         100        7,981,680.38            1.88            617       84.25       8.150
Nebraska ..................................          30        1,722,240.07            0.41            617       86.62       8.925
Nevada ....................................         125       21,167,595.54            4.98            621       78.36       7.557
New Hampshire .............................          91       10,710,389.42            2.52            618       71.60       7.472
New Jersey ................................          77       14,387,294.04            3.39            603       76.33       8.190
New Mexico ................................          12        1,136,534.78            0.27            604       83.92       7.242
New York ..................................         144       20,981,940.37            4.94            623       75.80       7.931
North Carolina ............................          81        5,972,469.27            1.41            605       84.20       8.871
Ohio ......................................         357       26,837,548.87            6.31            608       82.14       8.321
Oklahoma ..................................          24        1,121,412.12            0.26            601       84.78       8.862
Oregon ....................................          25        2,146,627.50            0.51            644       83.80       7.526
Pennsylvania ..............................          50        4,548,510.15            1.07            596       83.29       8.209
Rhode Island ..............................          45        6,777,842.41            1.59            619       71.97       7.042
South Carolina ............................          25        2,047,669.63            0.48            609       85.36       9.233
Tennessee .................................          51        4,080,043.52            0.96            606       81.36       8.309
Texas .....................................         294       24,996,157.85            5.88            616       82.98       7.686
Utah ......................................           9        1,159,169.18            0.27            630       83.20       7.529
Vermont ...................................          31        2,826,280.44            0.67            628       77.86       8.683
Virginia ..................................          94       12,369,989.56            2.91            614       77.58       7.662
Washington ................................          80       10,875,317.15            2.56            625       82.14       7.232
Wisconsin .................................          81        7,124,900.98            1.68            613       81.62       9.069
Wyoming ...................................           6          452,378.83            0.11            634       76.91       6.773
                                              ---------     ---------------          ------            ---       -----       -----
 Total ....................................       3,838     $425,000,188.08          100.00%           619       79.87%      7.753%
                                              =========     ===============          ======            ===       =====       =====


                                     S-C-31

                     PROPERTY TYPE -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               PROPERTY TYPE                    LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
Single Family Detached ....................     3,067       $330,181,445.23           77.69%           618       79.88%      7.795%
Planned Unit Development ..................       396         48,134,038.76           11.33            625       81.84       7.405
Two-to Four-Family ........................       186         25,956,915.81            6.11            627       75.31       7.697
Condominium ...............................       167         18,469,912.66            4.35            621       80.65       7.932
Townhouse .................................        17          1,714,410.90            0.40            626       81.88       8.259
Modular Home ..............................         5            543,464.72            0.13            607       82.58       7.977
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


                     LOAN PURPOSE -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               LOAN PURPOSE                     LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               ------------                   ---------    -----------------   -----------------    --------    --------   --------
Cash Out Refinance ........................     2,187       $275,998,371.19           64.94%           611       77.57%      7.772%
Purchase ..................................     1,580        141,667,192.83           33.33            633       84.31       7.743
Rate/Term Refinance .......................        71          7,334,624.06            1.73            652       80.31       7.257
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


                   OCCUPANCY STATUS -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             OCCUPANCY STATUS                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
Owner Occupied ............................     3,695       $411,044,413.82           96.72%           618       80.02%      7.745%
Non-owner Occupied ........................       119         10,622,555.98            2.50            641       74.85       8.149
Vacation ..................................        24          3,333,218.28            0.78            669       76.87       7.507
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-32

                  LOAN DOCUMENTATION -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
            LOAN DOCUMENTATION                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
            ------------------                ---------    -----------------   -----------------    --------    --------   --------
Full Documentation ........................     2,972       $311,473,951.58           73.29%           613       79.79%      7.741%
Stated Documentation ......................       749         99,914,412.83           23.51            639       79.97       7.755
Alternative Documentation .................       117         13,611,823.67            3.20            617       80.96       8.020
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


               PREPAYMENT PREMIUM YEARS -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
        PREPAYMENT PREMIUM (YEARS)              LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
        --------------------------            ---------    -----------------   -----------------    --------    --------   --------
None ......................................     1,223       $117,819,211.44           27.72%           612       81.21%      8.356%
1.0 .......................................       171         25,100,421.00            5.91            628       75.76       7.400
2.0 .......................................     1,610        210,788,472.78           49.60            611       79.77       7.497
2.5 .......................................         7            518,910.37            0.12            675       94.06       8.832
3.0 .......................................       827         70,773,172.49           16.65            654       79.28       7.629
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


                       RATE TYPE -- POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                                                 TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                            NUMBER OF          SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
              RATE TYPE                  MORTGAGE LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
              ---------                  --------------    -----------------   -----------------    --------    --------   --------
Adjustable ...........................        2,503         $341,083,924.35           80.26%           612       79.18%      7.574%
Fixed ................................        1,335           83,916,263.73           19.74            650       82.66       8.483
                                              -----         ---------------          ------            ---       -----       -----
 Total ...............................        3,838         $425,000,188.08          100.00%           619       79.87%      7.753%
                                              =====         ===============          ======            ===       =====       =====


                                     S-C-33

 GROSS MARGINS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                                                 TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
            RANGE OF GROSS                  NUMBER OF          SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
           MARGIN RATES (%)              MORTGAGE LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
           ----------------              --------------    -----------------   -----------------    --------    --------   --------
 0.001 to  0.500 .....................            1         $    189,862.90            0.06%           640       95.00%      7.640%
 1.501 to  2.000 .....................            1              233,600.00            0.07            586       80.00       5.990
 2.501 to  3.000 .....................            1               48,521.80            0.01            638       75.00       6.375
 3.001 to  3.500 .....................            4              718,529.68            0.21            656       78.80       6.223
 3.501 to  4.000 .....................           52            9,998,637.48            2.93            666       70.38       5.085
 4.001 to  4.500 .....................           74           13,127,604.36            3.85            653       75.11       5.579
 4.501 to  5.000 .....................          179           30,405,861.85            8.91            649       77.34       6.053
 5.001 to  5.500 .....................          241           38,784,811.16           11.37            637       78.39       6.527
 5.501 to  6.000 .....................          372           56,687,669.87           16.62            625       79.18       6.939
 6.001 to  6.500 .....................          405           55,143,542.74           16.17            613       79.88       7.363
 6.501 to  7.000 .....................          255           34,858,292.04           10.22            605       79.69       7.577
 7.001 to  7.500 .....................          128           17,496,037.07            5.13            621       81.98       7.907
 7.501 to  8.000 .....................          242           27,888,194.61            8.18            571       80.17       8.828
 8.001 to  8.500 .....................          151           16,646,724.64            4.88            577       82.21       9.343
 8.501 to  9.000 .....................          134           14,959,785.24            4.39            569       81.12       9.790
 9.001 to  9.500 .....................           86            9,051,640.04            2.65            558       80.39      10.445
 9.501 to 10.000 .....................           68            6,011,316.10            1.76            545       78.81      10.991
10.001 to 10.500 .....................           60            5,158,602.01            1.51            534       78.83      11.482
10.501 to 11.000 .....................           36            2,692,800.15            0.79            545       79.22      11.969
11.001 to 11.500 .....................           13              981,890.61            0.29            548       85.52      12.422
                                              -----         ---------------          ------            ---       -----      ------
 Total ...............................        2,503         $341,083,924.35          100.00%           612       79.18%      7.574%
                                              =====         ===============          ======            ===       =====      ======


 The weighted average Gross Margin for Adjustable Rate Mortgage Loans in Pool 2
                            is approximately 6.45%.


                                     S-C-34

 MAXIMUM RATES OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MAXIMUM RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             -----------------                ---------    -----------------   -----------------    --------    --------   --------
10.001 to 10.500 ..........................         1       $    303,599.68            0.09%           718       77.95%      4.500%
10.501 to 11.000 ..........................        18          3,338,871.40            0.98            676       71.95       4.957
11.001 to 11.500 ..........................        69         12,874,883.77            3.77            663       71.96       5.269
11.501 to 12.000 ..........................       157         26,000,128.10            7.62            650       77.24       5.818
12.001 to 12.500 ..........................       241         38,436,567.20           11.27            643       78.34       6.281
12.501 to 13.000 ..........................       452         69,335,875.41           20.33            632       79.36       6.805
13.001 to 13.500 ..........................       346         49,447,927.29           14.50            618       79.91       7.284
13.501 to 14.000 ..........................       395         54,044,003.18           15.84            602       79.63       7.765
14.501 to 15.000 ..........................       216         24,540,443.72            7.19            574       80.90       8.832
15.001 to 15.500 ..........................       163         18,803,488.20            5.51            566       80.30       9.250
15.501 to 16.000 ..........................       138         15,576,160.49            4.57            571       82.24       9.778
16.001 to 16.500 ..........................        91          9,268,854.72            2.72            562       79.98      10.249
16.501 to 17.000 ..........................        75          7,662,425.96            2.25            548       80.65      10.737
17.001 to 17.500 ..........................        64          5,285,100.98            1.55            542       77.89      11.268
17.501 to 18.000 ..........................        48          4,093,725.28            1.20            535       79.98      11.712
18.001 to 18.500 ..........................        27          1,850,557.95            0.54            548       79.48      12.210
18.501 to 19.000 ..........................         2            221,311.02            0.06            519       85.49      12.659
                                                -----       ---------------          ------            ---       -----      ------
 Total  ...................................     2,503       $341,083,924.35          100.00%           612       79.18%      7.574%
                                                =====       ===============          ======            ===       =====      ======


 The weighted average Maximum Rate for Adjustable Rate Mortgage Loans in Pool 2
                            is approximately 13.57%.


                                     S-C-35

 MINIMUM RATES OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                 RANGE OF                      MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             MINIMUM RATES (%)                  LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             -----------------                ---------    -----------------   -----------------    --------    --------   --------
 4.001 to  4.500 ..........................         1       $    303,599.68            0.09%           718       77.95%      4.500%
 4.501 to  5.000 ..........................        18          3,338,871.40            0.98            676       71.95       4.957
 5.001 to  5.500 ..........................        69         12,874,883.77            3.77            663       71.96       5.269
 5.501 to  6.000 ..........................       157         26,000,128.10            7.62            650       77.24       5.818
 6.001 to  6.500 ..........................       241         38,436,567.20           11.27            643       78.34       6.281
 6.501 to  7.000 ..........................       452         69,335,875.41           20.33            632       79.36       6.805
 7.001 to  7.500 ..........................       346         49,447,927.29           14.50            618       79.91       7.284
 7.501 to  8.000 ..........................       395         54,044,003.18           15.84            602       79.63       7.765
 8.501 to  9.000 ..........................       216         24,540,443.72            7.19            574       80.90       8.832
 9.001 to  9.500 ..........................       163         18,803,488.20            5.51            566       80.30       9.250
 9.501 to 10.000 ..........................       138         15,576,160.49            4.57            571       82.24       9.778
10.001 to 10.500 ..........................        91          9,268,854.72            2.72            562       79.98      10.249
10.501 to 11.000 ..........................        75          7,662,425.96            2.25            548       80.65      10.737
11.001 to 11.500 ..........................        64          5,285,100.98            1.55            542       77.89      11.268
11.501 to 12.000 ..........................        48          4,093,725.28            1.20            535       79.98      11.712
12.001 to 12.500 ..........................        27          1,850,557.95            0.54            548       79.48      12.210
12.501 to 13.000 ..........................         2            221,311.02            0.06            519       85.49      12.659
                                                -----       ---------------          ------            ---       -----      ------
 Total                                          2,503       $341,083,924.35          100.00%           612       79.18%      7.574%
                                                =====       ===============          ======            ===       =====      ======


 The weighted average Minimum Rate for Adjustable Rate Mortgage Loans in Pool 2
                            is approximately 7.57%.


                                     S-C-36

               NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS --
                    ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                            NUMBER OF           TOTAL               BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                NEXT RATE                    MORTGAGE         SCHEDULED            SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             ADJUSTMENT DATE                  LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE      FICO        LTV       COUPON
             ---------------                ---------    -------------------   -----------------    --------    --------   --------
May 2006 ................................         2       $       186,759.04           0.05%           593       77.48%      6.960%
June 2006 ...............................         7             1,427,153.43           0.42            625       76.02       6.897
July 2006 ...............................        82            11,114,099.69           3.26            645       80.61       7.183
August 2006 .............................       263            35,963,583.11          10.54            613       79.15       7.487
September 2006 ..........................     1,177           157,902,302.65          46.29            610       79.24       7.743
October 2006 ............................       796           109,626,476.47          32.14            604       78.99       7.574
March 2007 ..............................         1                48,521.80           0.01            638       75.00       6.375
June 2007 ...............................         2               143,545.73           0.04            548       60.53       7.306
July 2007 ...............................        12             1,515,709.76           0.44            615       81.79       7.718
August 2007 .............................        29             4,507,192.19           1.32            654       79.44       6.775
September 2007 ..........................        85            11,993,880.48           3.52            643       79.83       6.939
October 2007 ............................        47             6,654,700.00           1.95            653       78.09       6.495
                                              -----      -------------------         ------            ---       -----       -----
 Total ..................................     2,503      $    341,083,924.35         100.00%           612       79.18%      7.574%
                                              =====      ===================         ======            ===       =====       =====


 INITIAL CAPS OF THE MORTGAGE LOANS -- ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
              INITIAL CAP (%)                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
              ---------------                 ---------    -----------------   -----------------    --------    --------   --------
1.000 .....................................        48       $  5,569,210.58            1.63%           602       75.91%      8.065%
3.000 .....................................     2,455        335,514,713.77           98.37            612       79.24       7.565
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     2,503       $341,083,924.35          100.00%           612       79.18%      7.574%
                                                =====       ===============          ======            ===       =====       =====


 PERIODIC CAPS OF THE MORTGAGE LOANS - ADJUSTABLE RATE MORTGAGE LOANS (POOL 2)

                                                                                 PERCENTAGE OF
                                                                                ADJUSTABLE RATE
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
             PERIODIC CAP (%)                   LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
             ----------------                 ---------    -----------------   -----------------    --------    --------   --------
1.000 .....................................     2,503       $341,083,924.35          100.00%           612       79.18%      7.574%
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     2,503       $341,083,924.35          100.00%           612       79.18%      7.574%
                                                =====       ===============          ======            ===       =====       =====


                                     S-C-37

                   CREDIT SCORES OF THE POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                 TOTAL               TOTAL
                                              NUMBER OF    PRINCIPAL BALANCE   PRINCIPAL BALANCE    WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF     AVERAGE    AVERAGE     AVERAGE
               CREDIT SCORES                    LOANS      THE CUT-OFF DATE     THE CUT-OFF DATE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
Less than or equal to 500 .................         7       $    539,871.22            0.13%           500       69.33%      9.575%
501 to 550 ................................       503         57,377,835.44           13.50            526       73.98       9.231
551 to 600 ................................       971        101,580,094.29           23.90            579       79.64       8.301
601 to 620 ................................       600         61,539,853.11           14.48            610       80.89       7.535
621 to 640 ................................       528         57,070,407.18           13.43            630       81.69       7.359
641 to 660 ................................       450         50,650,254.40           11.92            650       81.70       7.281
661 to 680 ................................       272         32,162,986.92            7.57            670       81.43       7.079
681 to 700 ................................       165         20,495,578.38            4.82            689       82.51       7.029
701 to 720 ................................       131         17,995,678.97            4.23            710       81.40       6.799
721 to 750 ................................       130         16,504,717.41            3.88            732       80.45       6.673
751 to 800 ................................        79          8,865,832.56            2.09            766       76.31       6.652
General than or equal to 801 ..............         2            217,078.20            0.05            804       68.74       6.155
                                                -----       ---------------          ------            ---       -----       -----
 Total ....................................     3,838       $425,000,188.08          100.00%           619       79.87%      7.753%
                                                =====       ===============          ======            ===       =====       =====


    The weighted average of the FICO scores of the Pool 2 Mortgage Loans is approximately 619.


                   LOAN PROGRAMS OF THE POOL 2 MORTGAGE LOANS

                                                                                 PERCENTAGE OF
                                                                                 MORTGAGE LOANS
                                              NUMBER OF          TOTAL              BY TOTAL        WEIGHTED    WEIGHTED   WEIGHTED
                                               MORTGAGE        SCHEDULED           SCHEDULED         AVERAGE    AVERAGE     AVERAGE
               LOAN PROGRAMS                    LOANS      PRINCIPAL BALANCE   PRINCIPAL BALANCE      FICO        LTV       COUPON
               -------------                  ---------    -----------------   -----------------    --------    --------   --------
A+ ........................................     1,542       211,898,859.75            49.86%           627       79.09%      7.382%
A .........................................       240        32,429,637.08             7.63            579       77.72       8.258
A- ........................................       144        19,130,693.56             4.50            573       76.28       8.444
B .........................................       117        12,909,270.74             3.04            577       73.00       8.601
C+ ........................................       128        15,732,549.35             3.70            557       69.80       9.638
C .........................................        37         3,823,700.72             0.90            560       64.46      10.020
80/20 Combo - First Lien ..................       703        99,359,736.63            23.38            637       80.04       6.771
80/20 Combo - Second Lien .................       927        29,715,740.25             6.99            636       99.77      11.032
                                                -----       --------------           ------            ---       -----      ------
 Total ....................................     3,838       425,000,188.08           100.00%           619       79.87%      7.753%
                                                =====       ==============           ======            ===       =====      ======


                                     S-C-38

PROSPECTUS

                       [Aegis Mortgage Corporation Logo]

                   AEGIS ASSET BACKED SECURITIES CORPORATION
                                   DEPOSITOR

                      MORTGAGE AND ASSET BACKED SECURITIES
                              (ISSUABLE IN SERIES)

                              --------------------

THE TRUSTS:

Each trust will be established to hold assets in its trust fund transferred to it by Aegis Asset Backed Securities Corporation. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of the following types of residential mortgage loans, together with certain other assets as described in this prospectus supplement:

       o first lien mortgage loans secured by one- to four-family residential properties, or participations in that type of loan,

       o private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, or participations in that type of loan, or

       o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or participations in that type of loan.


THE SECURITIES:

   The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust or trust fund. The securities will be offered for sale pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all the terms of the series and each of the classes in the series.


OFFERS OF SECURITIES:

   The securities may be offered to the public through several different methods, including offerings through underwriters.

   YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

   THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 21, 2004

  IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

   Information about each series of securities is contained in two separate documents:

   o this prospectus, which provides general information, some of which may not apply to a particular series; and

   o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

   The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

   You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                ----------------

   If you require additional information, the mailing address of the depositor's principal executive offices is Investor Relations Department, Aegis Asset Backed Securities Corporation, 3250 Briarpark, Suite 400, Houston, Texas 77042 and the telephone number is (713) 787-0100. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Documents by Reference" beginning on page 20.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Risk Factors ......................................................            4
The Trust Fund ....................................................           14
 General ..........................................................           14
 The Loans ........................................................           15
 Participation Certificates .......................................           18
 Private Mortgage-Backed Securities ...............................           18
 Substitution of Trust Fund Assets ................................           20
Available Information .............................................           20
Incorporation of Certain Documents by
    Reference .....................................................           20
Reports to Securityholders ........................................           21
Use of Proceeds ...................................................           21
The Depositor .....................................................           21
Loan Program ......................................................           21
 Underwriting Standards ...........................................           21
 Qualifications of Unaffiliated Sellers ...........................           25
 Representations by Sellers; Repurchases ..........................           25
Description of the Securities .....................................           27
 General ..........................................................           27
 Distributions on Securities ......................................           28
 Securities Subject to Purchase ...................................           30
 Advances .........................................................           30
 Reports to Securityholders .......................................           31
 Categories of Classes of Securities ..............................           32
 Indices Applicable to Floating Rate and
      Inverse Floating Rate Classes................................           34
 Book-entry Registration of Securities ............................           37
Credit Enhancement ................................................           42
 General ..........................................................           42
 Subordination ....................................................           42
 Letter of Credit .................................................           43
 Insurance Policies, Surety Bonds and
      Guaranties...................................................           43
 Over-collateralization ...........................................           43
 Reserve Accounts .................................................           43
 Pool Insurance Policies ..........................................           45
 Special Hazard Insurance Policies ................................           46
 Bankruptcy Bonds .................................................           47
 Cross Support ....................................................           47
 Financial Instruments ............................................           48
Yield and Prepayment Considerations ...............................           48
The Agreements ....................................................           50
 Assignment of the Trust Fund Assets ..............................           50
 Payments on Loans; Deposits to
      Security Account.............................................           52
 Pre-Funding Account ..............................................           54
 Subservicing by Sellers ..........................................           55
 Collection Procedures ............................................           55
 Hazard Insurance .................................................           55
 Realization upon Defaulted Loans .................................           57

                                                                            PAGE
                                                                            ----
 Servicing and Other Compensation and
      Payment of Expenses..........................................           58
 Evidence as to Compliance ........................................           58
 Certain Matters Regarding the Servicers
      and the Depositor............................................           58
 Events of Default; Rights upon Event
      of Default...................................................           59
 Amendment ........................................................           61
 Termination; Optional Termination ................................           62
 The Trustee ......................................................           63
 The Master Servicer ..............................................           63
Legal Aspects of the Loans ........................................           63
 General ..........................................................           64
 Foreclosure ......................................................           65
 Environmental Risks ..............................................           67
 Rights of Redemption .............................................           68
 Anti-deficiency Legislation and Other
      Limitations on Lenders.......................................           68
 Due-on-sale Clauses ..............................................           69
 Enforceability of Prepayment and Late
      Payment Fees.................................................           69
 Applicability of Usury Laws ......................................           70
 Servicemembers Civil Relief Act ..................................           70
 Junior Mortgages and Rights of Senior
      Mortgagees...................................................           70
 Consumer Protection Laws .........................................           71
 Home Ownership and Equity Protection
      Act of 1994..................................................           72
Material Federal Income Tax
    Considerations ................................................           72
 Types of Securities ..............................................           73
 Taxation of Securities Treated as Debt
      Instruments..................................................           76
 REMIC Residual Certificates ......................................           81
 FASIT Ownership Certificates .....................................           87
 Grantor Trusts Certificates ......................................           88
 Partner Certificates .............................................           90
 Special Tax Attributes ...........................................           92
 Backup Withholding ...............................................           94
State and Local Tax Considerations ................................           94
ERISA Considerations ..............................................           94
 General ..........................................................           94
Legal Investment ..................................................           99
Method of Distribution ............................................          100
Legal Matters .....................................................          101
Financial Information .............................................          101
Ratings ...........................................................          101
ANNEX I Global Clearance, Settlement
    and Tax Documentation Procedures ..............................          103
Index of Defined Terms ............................................          107

                                  RISK FACTORS


   You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.

LIMITED SOURCE OF PAYMENTS --
 NO RECOURSE TO SELLERS,
 DEPOSITOR OR SERVICER  . . . . The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

                                Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

                                You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

                                The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. Aegis Asset Backed Securities Corporation, which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. Therefore, if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be funds obtained from enforcing a corresponding obligation from the seller or originator of the loan.

                                The only obligations of the master servicer to a trust fund (other than its master servicing obligations) come from certain representations and warranties made by it in connection with its loan servicing activities.

                                The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

CREDIT ENHANCEMENT MAY NOT BE
 SUFFICIENT TO PROTECT YOU
 FROM LOSSES  . . . . . . . . . Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

                                Furthermore, the amount of a credit
                                enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor indicate that the reduction would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

JUNIOR STATUS OF LIENS SECURING
 SOME HOME EQUITY LOANS
 COULD ADVERSELY AFFECT YOU . . A portion of the mortgages and deeds of trust may include junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

                                o pay the senior mortgage in full at or prior to the foreclosure sale; or

                                o assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

                                The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

                                Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

                                o the aggregate amount owed under both the senior and junior loans over

                                o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                See "Legal Aspects of the Loans -- Anti-
                                Deficiency Legislation and Other Limitations on Lenders."

DECLINES IN PROPERTY VALUES
 MAY ADVERSELY AFFECT YOU . . . The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

                                o an overall decline in the residential real estate market in the areas in which they are located;

                                o a decline in their general condition from the failure of borrowers to maintain their property adequately; and

                                o natural disasters that are not covered by insurance, such as earthquakes and floods.

                                In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

DELAYS IN LIQUIDATION MAY
 ADVERSELY AFFECT YOU . . . . . Even.if the properties underlying the loans held in the trust fund provide adequate
                                security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the trust's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full.

                                In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

DISPROPORTIONATE EFFECT OF
 LIQUIDATION EXPENSES MAY       Liquidation expenses of defaulted loans
 ADVERSELY AFFECT YOU . . . . . generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

CONSUMER PROTECTION LAWS MAY
 ADVERSELY AFFECT YOU . . . . . Because the mortgage loans are originated nationwide, the originator of the loans in the trust fund must also comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant state and local jurisdictions. State laws generally regulate interest rates and other charges, require specific disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and counties. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other.

                                The loans held in the trust fund may also be subject to certain federal laws, including:

                                o the Federal Truth in Lending Act and its regulations, which require disclosures to the borrowers regarding the terms of any mortgage loan;

                                o the Equal Credit Opportunity Act and its regulations, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act; and

                                o  the Fair Credit Reporting Act, which
                                   regulates the use and reporting of
                                   information related to the borrower's credit experience.

                                Home Equity Loan Consumer Protection Act. The Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the

                                Home Ownership and Equity Protection Act of
                                1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

                                Failure by the originator or servicer to comply with these federal, state and local laws can in some circumstances give rise to legal defenses to loan enforceability; potential refunds to borrowers; loss of state licenses or other approved servicer status; class action lawsuits; administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer's ability to collect or enforce mortgage loans; and claims against the trust fund. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

LOSSES ON BALLOON PAYMENT
 MORTGAGES ARE BORNE BY YOU . . Some.of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

MODIFICATION OF MORTGAGE LOANS
 MAY DELAY OR REDUCE
 CERTIFICATE PAYMENTS . . . . . With.respect to a mortgage loan on which a material default has occurred or a payment default is imminent, the servicer may enter into a forbearance or modification agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payment on the mortgage loan and, consequently, the amount and timing of payment on one or more classes of the related series of certificates. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of certificates that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

YOUR RISK OF LOSS MAY BE
 HIGHER  THAN YOU EXPECT
 IF YOUR SECURITIES ARE BACKED
 BY LOANS THAT WERE
 UNDERWRITTEN TO STANDARDS
 WHICH DO NOT CONFORM TO THE
 STANDARDS OF  FREDDIE MAC OR
 FANNIE MAE . . . . . . . . . . Substantially all of the loans in the trust
                                fund.will have been originated under standards that were less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability. The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. In addition, on a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception. These exceptions would represent a further departure from the Freddie Mac and Fannie Mae standards.

                                As a result of the application of less
                                stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

YOUR RISK OF LOSS MAY BE
 HIGHER THAN YOU EXPECT IF
 YOUR SECURITIES ARE BACKED BY
 PARTIALLY UNSECURED HOME
 EQUITY LOANS . . . . . . . . . The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

THE PREPAYMENT RATE ON HOME
 EQUITY LOANS IS UNCERTAIN  . . Generally, if prevailing interest rates fall below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans. Conversely, if prevailing interest rates rise above the coupon rate on the home equity loans, the rate of prepayments may decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

                                In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

YOU MAY BE UNABLE TO REINVEST
 DISTRIBUTIONS IN COMPARABLE
 INVESTMENTS  . . . . . . . . . Asset-backed securities usually produce more returns of principal to investors when market interest rates fall below the interest rates on the loans and produce less returns on principal when market interest rates rise above the interest rates on the loans. If borrowers refinance their loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and you are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

YOU COULD BE ADVERSELY AFFECTED
 BY VIOLATIONS OF ENVIRONMENTAL
 LAWS . . . . . . . . . . . . . Federal, state and local laws and regulations impose a wide range of requirements on
                                activities that may affect the environment, health and safety. In some circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.

RATINGS OF THE SECURITIES DO
 NOT ASSURE THEIR PAYMENT;
 RATINGS MAY BE LOWERED OR
 WITHDRAWN AT ANY TIME  . . . . Any class of securities issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

                                A rating may not remain in effect for any predetermined period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                o a decrease in the adequacy of the value of the trust assets or any related credit enhancement;

                                o an adverse change in the financial or other condition of a credit enhancement provider; or

                                o  a change in the rating of the credit
                                   enhancement provider's long-term debt.

                                The amount, type, and nature of credit
                                enhancement established for a class of
                                securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties (or in the case that the differential is increased where the loan to value was greater than 100%), the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not otherwise covered by a credit enhancement will be borne, by the holders of one or more classes of securities.

YOU MAY HAVE DIFFICULTY
 RESELLING YOUR SECURITIES DUE
 TO A LACK OF A SECONDARY
 MARKET, FLUCTUATING MARKET
 VALUES OR PERIODS OF
 ILLIQUIDITY  . . . . . . . . . No market for any of the securities will exist before they are issued. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

                                Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk. Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

BOOK-ENTRY REGISTRATION
 LIMITED LIQUIDITY  . . . . . . Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

LIMIT ON ABILITY TO TRANSFER OR
 PLEDGE . . . . . . . . . . . . Transactions in book-entry securities can be effected only through The Depository Trust
                                Company, its participating organizations, its indirect participants and some banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

DELAYS IN DISTRIBUTIONS . . . . You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

BANKRUPTCY OR INSOLVENCY MAY
 AFFECT THE TIMING AND AMOUNT
 OF DISTRIBUTIONS ON THE
 SECURITIE  . . . . . . . . . . The seller and the depositor intend that the transfers of assets to the depositor and, in turn, to the related trust constitute sales under applicable law rather than pledges to secure indebtedness for insolvency purposes. If the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

                                If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                Federal and state statutory provisions
                                affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

THE PRINCIPAL AMOUNT OF
 SECURITIES MAY EXCEED THE
 MARKET VALUE OF THE TRUST FUND
 ASSETS . . . . . . . . . . . . The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. After an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any such sale, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

   Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 107.

                                 THE TRUST FUND


GENERAL

   The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the "Trust Fund Assets") consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement.(1) The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

   The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Program -- Underwriting Standards" and in the related prospectus supplement. In addition to loans acquired on the closing date, the trust fund may acquire loans during a subsequent funding period specified in the related Agreement. See "The Agreements -- Assignment of Trust Fund Assets -- Conveyance of Subsequent Loans."

   The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called subservicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the depositor, the master servicer, the servicer(s) and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a "Sale and Servicing Agreement") among the trustee, the seller, the issuer, the depositor, the master servicer and the servicer with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan Program" and "The Agreements." With respect to loans serviced by a servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

   As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a "Trust Agreement") between the depositor and the trustee of the trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

---------------
(1) Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass- through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust fund" will refer to one specific trust fund.

   Unless otherwise stated in the applicable prospectus supplement, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the Trust Fund Assets." The obligations of the master servicer or servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Sellers; Repurchases" and "The Agreements -- Subservicing By Sellers" and " -- Assignment of the Trust Fund Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of the securities (the "Detailed Description"). A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

THE LOANS

   General. Loans will consist of single family mortgage loans or home equity loans. For purposes hereof, "home equity loans" includes closed-end loans and revolving credit line loans. If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. Substantially all of the loans will have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

   The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

   o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

   o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

   o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

   o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

   A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of mortgage loans and if specified in the related prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

   Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy").

The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

   The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

   Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

   Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

   o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date;

   o the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements);

   o the original terms to maturity of the loans;

   o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans;

   o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APR's borne by the loans;

   o the maximum and minimum per annum Loan Rates; and

   o the geographical distribution of the loans.

   If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the Detailed Description.

   The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The "Collateral Value" of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

   No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

PARTICIPATION CERTIFICATES

   The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

   o first lien mortgage loans secured by one- to four-family residential properties;

   o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties; or

   o closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

   If those participation certificates were issued by an issuer that is not affiliated with the depositor, the depositor must have acquired them from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act"), or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. If those participation certificates were issued by the depositor or an affiliate of the depositor, they must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

PRIVATE MORTGAGE-BACKED SECURITIES

   Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

   The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the private mortgage-backed securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

   The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

   The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

   o the payment features of the mortgage loans;

   o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

   o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

   o the weighted average term-to stated maturity of the private mortgage-backed securities;

   o the pass-through or certificate rate of the private mortgage-backed securities;

   o the weighted average pass-through or certificate rate of the private mortgage-backed securities;

   o the issuer, the servicer and the trustee of the private mortgage-backed securities;

   o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

   o the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

   o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

   Private mortgage-backed securities included in the trust fund for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act. Private mortgaged-backed securities included in the trust fund for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the Securities Act concurrently with the offering of the securities under the related prospectus supplement.

SUBSTITUTION OF TRUST FUND ASSETS

   Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund
Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.


                             AVAILABLE INFORMATION


   The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http:// www.sec.gov.

   This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed under the name of Aegis Asset Backed Securities Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the Securities and Exchange Commission periodic reports with respect to the trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.


                           REPORTS TO SECURITYHOLDERS


   Periodic and annual reports concerning the trust fund will be forwarded to securityholders. However, these reports will neither be examined nor reported on by an independent public accountant. See "Description of the Securities -- Reports to Securityholders."


                                USE OF PROCEEDS

   The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                                 THE DEPOSITOR


   Aegis Asset Backed Securities Corporation, a Delaware corporation, the depositor, was incorporated on June 3, 2002 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of Aegis Mortgage Corporation, an Oklahoma corporation ("Aegis"). The depositor maintains its principal office at 3250 Briarpark, Suite 400, Houston, Texas 77042. Its telephone number is (713) 787-0100.

   Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.


                                  LOAN PROGRAM

   The loans will have been purchased by the depositor, either directly or through affiliates, from sellers, that may include unaffiliated parties. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

   General Standards for First Lien Mortgage Loans. Aegis' underwriting standards with respect to first lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first lien mortgage loans (the "Guide"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. If an affiliate of the depositor originates the loan directly, the underwriting standards described below will apply to the affiliate's origination process. If a non-affiliated loan broker or correspondent originates the loan, the underwriting standards described below will apply collectively to the originator's and Aegis' origination processes. If groups of loans are acquired by Aegis or an affiliate of Aegis in bulk, the mortgage loans may be reunderwritten by Aegis or by a designated third party on Aegis' behalf. See " -- Qualifications of Unaffiliated Sellers." In such bulk acquisitions, Aegis may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

   Aegis' underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

   The level of review by Aegis, if any, of any mortgage loan acquired in bulk for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

   o factors relating to the experience and status of the seller;

   o characteristics of the specific mortgage loan, including the principal balance, the loan-to-value ratio, the loan type or loan program; and

   o the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to Aegis.

   Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

   Aegis' underwriting standards for first lien mortgage loans are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the adequacy of the Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by Aegis. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances.

   Guide Standards. The following is a brief description of the underwriting standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, Aegis generally requires a verbal verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

   In determining the adequacy of the Property as collateral, an appraisal is made of each Property considered for financing. The appraiser is required to verify that the Property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements.

   Information with respect to the credit scores for the mortgage loans underlying a series of certificates may be supplied in the related prospectus supplement. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, credit scores may be obtained by Aegis after the origination of a mortgage loan if the seller does not provide a credit score to Aegis. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

   The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. For example, a borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

   Once all applicable employment, credit and Property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet their monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and their other financial obligations and monthly living expenses. Aegis will generally underwrite adjustable rate mortgage loans, buy-down mortgage loans, graduated payment mortgage loans and certain other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase, even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an adjustable rate mortgage loan or certain other types of loans to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and note margin. Similarly, the amount of the monthly payment on buy-down mortgage loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either adjustable rate mortgage loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest to the principal balances of the mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to balloon loans, payment of the balloon amount will generally depend on the borrower's ability to obtain refinancing or to sell the Property before the maturity of the balloon loan, and there can be no assurance that the borrower will be able to refinance or sell the Property before the balloon loan matures.

   If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, as set forth in the Guide. These programs permit certain mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the Property may not be required if the refinanced mortgage loan was originated up to approximately 24 months before the refinancing. In addition, the mortgagor's income may not be verified, although continued employment is required to be verified. In certain circumstances, the mortgagor may be permitted to borrow up to 107% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

   The underwriting standards set forth in the Guide will be varied in appropriate cases, including limited or reduced documentation programs. Certain limited documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a limited documentation program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit scoring model.

   In its evaluation of mortgage loans which have more than twelve months of payment experience, Aegis generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans. Mortgage loans seasoned for over twelve months may be underwritten for purchase by Aegis based on the borrower's credit score and payment history, with no current income verification, and under an alternative property valuation method.

   The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders." Aegis' underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

   General Standards for Home Equity Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity loans, but if it does not, each seller will represent and warrant that all home equity loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by home equity lenders generally during the period of origination for similar types of loans.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $150,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   Each seller's underwriting standards will generally permit home equity with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes.

   After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

   In the case of a home equity loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity loan.

   Certain of the types of home equity loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF UNAFFILIATED SELLERS

   Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each such seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation ("FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

   Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. These representations and warranties may include, among other things:

   o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each loan, other than cooperative loans and certain home equity loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

   o that the seller had good title to each loan and the loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

   o that each loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition;

   o that there were no delinquent tax or assessment liens against the Property;

   o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

   o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

   If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

   The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

   o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

   o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

   The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

   Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                         DESCRIPTION OF THE SECURITIES


   Each series of certificates will be issued pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the depositor, the master servicer, the servicer(s) and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by either the master servicer or by a servicer directly pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement, dated as of the related cut-off date, will be among the depositor, the master servicer, the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to Aegis Asset Backed Securities Corporation, 3250 Briarpark, Suite 400, Houston, Texas 77042, Attention: Investor Relations.

GENERAL

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related
Agreement:

   o the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date Principal Balance"));

   o the assets required to be deposited in the related Security Account from time to time; and

   o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

   If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

   Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund

Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

   The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   The purchase, holding or disposition of the securities employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in prohibited transactions, within the meaning of ERISA and the Code. The applicable prospectus supplement will provide for the conditions for transferring a class of securities to an employee benefits plan or other retirement arrangement.
See "ERISA Considerations."

   As to each series, an election may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

   Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

   With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to such class of holders of the securities as allocable to principal and,

   o in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities; and

   o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal including payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement -- Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

SECURITIES SUBJECT TO PURCHASE

   The prospectus supplement may provide that one or more classes of securities of a series may be (i) purchased, in whole or in part, at the option of the depositor, the servicer, the holder of another class of securities of the same series or another designated entity, at specified times and purchase prices, and under particular circumstances, or (ii) subject to redemption, in whole or in part, at the request of the holders of that class, or may be subject to mandatory purchase by the depositor, the servicer or another designated entity. The material terms and conditions of any such optional purchase, redemption or mandatory purchase will be described in the prospectus supplement.

ADVANCES

   To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date (from its own funds, funds advanced by subservicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any subservicer, subject to the servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

   In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

   In the event the servicer or a subservicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a subservicer is entitled to be reimbursed for advances. See "Description of the Securities -- Distributions on Securities."

REPORTS TO SECURITYHOLDERS

   Prior to or concurrently with each distribution on a distribution date the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

   o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in the distribution;

   o the amount of the distribution allocable to interest;

   o the amount of any advance;

   o the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on the distribution date, and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the Senior Securityholders;

   o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

   o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

   o the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

   o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   o if applicable, the amount remaining in any reserve fund at the close of business on the distribution date;

   o if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period;

   o the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

   o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

   o the servicing fee payable to the and any subservicer, if applicable.

   Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to
(a) the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

   The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes that comprise the series by reference to the following categories.

CATEGORIES OF CLASSES                                DEFINITION
---------------------                                ----------
PRINCIPAL TYPES

Accretion Directed...............................    A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Component Securities.............................    A class consisting of "components." The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities.......................    A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs..................    A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

CATEGORIES OF CLASSES                                DEFINITION
---------------------                                ----------
Scheduled Principal Class........................    A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets.
                                                     These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay...................................    Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip............................................    A class that receives a constant proportion, or "strip," of the principal payments on the underlying Trust Fund Assets.

Support Class (also sometimes referred to
   as "companion classes").......................    A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or Scheduled Principal Classes.

Targeted Principal Class or TACs.................    A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

INTEREST TYPES

Fixed Rate.......................................    A class with an interest rate that is fixed throughout the life of the class.

Floating Rate....................................    A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate............................    A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate....................................    A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only....................................    A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class.
                                                     It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                                DEFINITION
---------------------                                ----------
Principal Only...................................    A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual..................................    A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual..........................................    A class that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

 LIBOR

   The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

 LIBO Method

   If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

   Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of:

               o LIBOR as determined on the previous LIBOR determination date, or

               o the reserve interest rate. The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

               o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

               o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

 BBA Method

   If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

   If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

 COFI

   The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI securities") for the Interest Accrual Period commencing in the second following month will be based on the Eleventh
District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

   The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

 Treasury Index

   The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

 Prime Rate

   The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate determination date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

   As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities ("Security Owners") will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in

Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European Depositories"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "securityholders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

   A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

   Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

   Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

   Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax

Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European Depositories.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

   Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a "societe anonyme"). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

   Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000 New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

   On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

   Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

   Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear
Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

   MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and " -- Tax Consequences to Holders of the Notes -- Backup Withholding" in this prospectus and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

   Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial
Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

   DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

   The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if:

   o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor; or

   o after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

   Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

   Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

   The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

   None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT


GENERAL

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated in this prospectus or described in the related prospectus supplement, or any combination of the foregoing. See "The Agreements -- Realization upon Defaulted Loans -- Insurance Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, or only certain classes and such credit enhancement may not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

   If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders ("Senior Securityholders") of one or more other classes of the series (the "Senior Securities") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders ("Subordinated Securityholders") of subordinated securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior
Securities of a series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. In the event that delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

   If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

   As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements -- Termination: Optional Termination."

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

   If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

OVER-COLLATERALIZATION

   If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in over-collateralization.

RESERVE ACCOUNTS

   If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust fund for a series.


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
   The reserve fund for a series will be funded (i) by the deposit of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement.

   Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Permitted Investments" which may include:

     (i) obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

     (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (iii)commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;

     (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

     (vii)repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

     (viii)securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

     (ix) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency;


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
     (x)  securities issued or guaranteed by GNMA, Fannie Mae or Freddie Mac;
          and

     (xi) other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest only payments with respect to the obligations underlying the instrument; and provided, further, that no investment specified in clause (ix) or clause (x) above shall be a Permitted Investment for any pre-funding account or any related Capitalized Interest Account.

   If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

   If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;
(iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the

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
restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

   The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults. Primary Mortgage Insurance Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

   o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

   o failure to construct a Property in accordance with plans and specifications.

   A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

SPECIAL HAZARD INSURANCE POLICIES

   If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

   The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

   o the cost of repair to or replacement of the damaged Property, or


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
   o upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the Property.

   If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

   No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

   So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

   To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

   If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on Lenders."

   To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

CROSS SUPPORT

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

FINANCIAL INSTRUMENTS

   If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

   o to convert the payments on some or all of the mortgage loans, private securities or agency securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

   o to provide payments in the event that any index rises above or falls below specified levels; or

   o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

   If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act.


                      YIELD AND PREPAYMENT CONSIDERATIONS


   The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

   The rate of prepayment on the loans cannot be predicted. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of junior lien home equity loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

   Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and

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
charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

   When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

   Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy

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
and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

   Under certain circumstances, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund upon the occurrence of a specific trigger event, such as the reduction of the principal amount of the loans to a specified percentage of the original balance of the loans, thereby effecting earlier retirement of the related series of securities. See "The Agreements -- Termination; Optional Termination."

   The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.


                                 THE AGREEMENTS


   Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

   Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

   In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan; in general:

   o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

   o the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon, except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that

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
     the original of the Mortgage was delivered to the recording office, and except that such Mortgages may be registered electronically through Mortgage Electronic Registration Systems, Inc. ("MERS"), and for mortgage loans registered through the MERS system, MERS will serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and will not have any interest in any of the mortgage loans; and

   o an assignment of the Mortgage in blank, which assignment (except in the case of a Mortgage registered with MERS) will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior liens on the Property, as may be specified in the related prospectus supplement or the related Agreement.

   Unless otherwise stated in the applicable prospectus supplement, the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

   With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan:

   o the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit;

   o the original security agreement;

   o the proprietary lease or occupancy agreement;

   o the recognition agreement;

   o an executed financing agreement and the relevant stock certificate, together with the related blank stock powers; and

   o any other document specified in the related prospectus supplement.

   The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under "Loan Program -- Representations by Sellers; Repurchases," neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

   Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be

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assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

   Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

   o each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

   o the seller will not select the Subsequent loans in a manner that it believes is adverse to the interests of the securityholders;

   o as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

   o the Subsequent loans will have been approved by any third party provider of credit enhancement, if applicable; and

   o before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

   The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

   Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

   The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iii) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing

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
account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the trustee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

   The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

   o all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

   o all payments on account of interest on the loans, net of applicable servicing compensation;

   o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

   o all proceeds of any loan or Property in respect thereof purchased by the servicer, the depositor or any seller as described under "Loan Program -- Representations by Sellers; Repurchases" or " -- Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under " -- Termination; Optional Termination" below;

   o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under " -- Hazard Insurance" below;

   o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

   o all other amounts required to be deposited in the Security Account pursuant to the Agreement.

   The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes or as otherwise specified in the
Agreement:

   o to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

   o to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

   o to reimburse the servicer for any advances previously made which the master servicer has determined to be nonrecoverable;


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
   o to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

   o to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

   o to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

   o to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

   o to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

   o to clear and terminate the Security Account upon termination of the Agreement.

   In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

   If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement (the "Pre-Funded Amount") on the related Closing Date. The Pre-Funding Account will be with the trustee for the related series of securities and is designed solely to hold funds to be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay to the depositor the purchase price for loans purchased during the Funding Period (the "Subsequent Loans"). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. See "Credit Enhancement -- Reserve Accounts" for a description of the types of investments which may constitute "Permitted Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Prior to or concurrently with each distribution on a distribution date within the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. The depositor will file or cause such statement to be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days after the related distribution date. See "Description of the Securities -- Reports to Securityholders." The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

   In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the Pre-Funding feature as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on

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
deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

SUBSERVICING BY SELLERS

   Each seller of a loan or any other servicing entity may act as the subservicer for the loan pursuant to a subservicing agreement, which will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the subservicer's rights and obligations under the subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES

   The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

   Unless otherwise provided in the Agreement, in any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Legal Aspects of the Loans -- Due-on-Sale Clauses." In connection with the assumption of any loan, the terms of the related loan may not be changed.

   With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

HAZARD INSURANCE

   In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended

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
coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to:

   o the lesser of the maximum insurable value of the improvements securing the loan; or

   o the greater of the outstanding principal balance of the loan and an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

   All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of:

   o the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed; or

   o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

   Because the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

   The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce

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
the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

   If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

   If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."

   The proceeds from any liquidation of a loan will generally be applied in the following order of priority: first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

REALIZATION UPON DEFAULTED LOANS

   Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.


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
SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

   The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will, unless otherwise described in the applicable prospectus supplement, be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the "Servicing Fee"). As compensation for its servicing duties, a subservicer will be entitled to a monthly subservicing fee as described in the related prospectus supplement. In addition, generally, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

   The servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

   Each Agreement will provide, generally, that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related subservicer.

   Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the servicer may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICERS AND THE DEPOSITOR

   The servicer(s) will be identified in the related Prospectus Supplement. The entity(ies) acting as servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may be an affiliate(s) of the depositor and may have normal business relationships with the depositor or the depositor's affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the servicer.


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
   The Agreements will generally provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

   Each Agreement will, in general, further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will, in general, further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

   In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that:

   o that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and

   o the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

   Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable Agreement may provide for other events of default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the "Events of Default" will generally consist of:

   o any failure by the Servicer to deposit in the Security Account or remit to the Trustee any payment required to be made under the terms of the Agreement, which failure shall continue unremedied for one day after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

   o any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Agreement, which failure materially affects the rights of Certificateholders, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee, the Master Servicer, or the Depositor, or to the Servicer and the Trustee by the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates; provided, however,

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
     that the 60-day cure period shall not apply to the initial delivery of the Mortgage File for Delay Delivery Mortgage Loans nor the failure to substitute or repurchase in lieu thereof; or

   o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

   o the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

   o the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

   The applicable Agreement will provide for steps required to be taken if an Event of Default remains unremedied. Generally, so long as an Event of Default under an Agreement remains unremedied, the depositor, the trustee or all of the holders of the class of certificates designated in the prospectus supplement may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class and under such other circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

   Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of the series evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

   Indenture. The applicable Agreement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will generally consist of:

   o a default in the payment of any principal of or interest on any note of the series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

   o failure to perform in any material respect any other covenant of the depositor or the trust fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

   o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

   o any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.


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
   If an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount (or, if the notes of the series affected thereby, or such other class of notes specified in the applicable prospectus supplement, have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of the series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage interests of the notes of the series.

   If, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, unless otherwise provided in the Agreement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, unless:

   o the holders of 100% of the percentage interests of the notes of the series consent to the sale;

   o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

   o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of more than 50% of the percentage interests of the notes of the series.

   In the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby.

AMENDMENT

   The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor and the trustee, without the consent of any of the securityholders, generally:

     (a)  to cure any ambiguity;

     (b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

     (c) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions in it;


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     (d)  to add to the duties of any party thereto; or

     (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement,

provided that the action taken pursuant to clause (e) will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains (a) an opinion of counsel to such effect, or (b) a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

   In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

   The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby or of all classes, if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may:

   o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security, or

   o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

   in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

   If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

   Pooling and Servicing Agreement; Trust Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of:

     (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

     (ii) the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax Consequences" below), or other person specified in the related prospectus supplement from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets.


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
   Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

   Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

   In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

   The trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates. If there is no master servicer named in the related Prospectus Supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the trustee.

THE MASTER SERVICER

   The master servicer under each Agreement will be named in the related Prospectus Supplement. The entity acting as master servicer under each Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related Prospectus Supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.


                           LEGAL ASPECTS OF THE LOANS


   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.


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GENERAL

   Mortgages. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California and other jurisdictions instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.


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FORECLOSURE

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.


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   When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.


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ENVIRONMENTAL RISKS

   Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

   This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of

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petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

   In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

   Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a

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cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

   Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional

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charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SERVICEMEMBERS CIVIL RELIEF ACT

   Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a draftee or who is a member of the National Guard or is in a reserve status at the time of the origination of the loan and is later called to active duty) is entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.


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   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

   The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS

   Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the sellers to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.


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HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

   Some loans and contracts, known as "High Cost Loans," may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or "Homeownership Act," if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust fund, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust fund, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

   In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust fund, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust fund or subsequent holders of the home loans.

   Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


   The following is a general discussion of certain anticipated material federal income tax considerations of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

   This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

   In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.


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   In this discussion, when we use the term:

   o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

   o "Code," we mean the Internal Revenue Code of 1986, as amended;

   o "IRS," we mean the Internal Revenue Service;

   o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

   o "Foreign Person," we mean any person other than a U.S. Person; and

   o "U.S. Person," we mean (i) a citizen or resident of the United States;
     (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

   This discussion addresses the following four types of securities:

   o REMIC certificates;

   o FASIT certificates;

   o notes issued by a trust, including a trust for which a REIT election has been made; and

   o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

   The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

   REMIC Certificates Generally. With respect to each series of REMIC certificates, McKee Nelson LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of
Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

   A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.


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
   We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

   A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

   If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

   To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

   FASIT Certificates Generally. With respect to each series of FASIT certificates, Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

   FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

   Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-

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Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

   The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.

   The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

   Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

   On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would only become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

   Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC or FASIT election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

   With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

   Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC or FASIT election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and

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that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

   When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

   Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

   For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

   The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may

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not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

   To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

   If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

   The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

   The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

   For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

   Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.


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   Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

   Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--Interest Income and OID" above.

   Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

   Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued

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during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

   If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

   Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

   Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

   Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under
Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

   Treatment of Losses. Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such

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Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

   Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

   Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

   Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


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   Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

   Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

   Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person's conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

   If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

   Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

   Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those

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expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

   Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

   For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

   Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

   Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding

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classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

   Basis Rules and Distributions. A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

   A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

   A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

   The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."

   Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

   Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fee"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual certificates should consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

   Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable
AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated

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business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

   In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

   Noneconomic REMIC Residual Certificates. A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

   A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

   All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to

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impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

   Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

   Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, and the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due.

   Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the existing safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distribution on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the AFR. The New Proposed Regulations have a proposed effective date of February 4, 2000.

   Following the issuance of the New Proposed Regulations, the IRS issued Revenue Procedure 2001-12, which creates two additional safe harbors for transfers of non-economic residual interests. Each safe harbor imposes requirements in addition to the two requirements in the existing REMIC regulations. Under the first safe harbor, the transferor is required to comply with the New Proposed Regulations. Under the second safe harbor, the transferee also must be an "eligible corporation" within the meaning of
Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative) having, at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets of more than $100 million and net assets of more than $10 million and that transferee must represent that it will only transfer the residual interest to another domestic "C" corporation. To qualify under this alternative, the facts and circumstances at the time of transfer cannot reasonably indicate that the taxes associated with holding the REMIC residual certificate will not be paid. Moreover, the transferee cannot be a foreign branch of an eligible corporation that would be subject to tax on a net basis in the foreign jurisdiction on the income associated with the REMIC residual certificate.

   The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we recommend that you consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

   Restrictions on Transfers of Residual Certificates to Foreign
Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the

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REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S.
trade or business.

   Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

   Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

   Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on

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its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

   The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning
Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

   Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

FASIT OWNERSHIP CERTIFICATES

   An Ownership certificate represents the residual equity interest in a FASIT. As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

   A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury Regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

   Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.


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   The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

   o the receipt of income derived from assets that are not permitted assets;

   o certain dispositions of permitted assets;

   o the receipt of any income derived from any loan originated by a FASIT;
     and

   o in certain cases, the receipt of income representing a servicing fee or other compensation.

   Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUSTS CERTIFICATES

   For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped
Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

   Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

   Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

   Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

   Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

   For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon

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a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

   A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

   In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

   Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

   For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

   Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a

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result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

   Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

   Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

   Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

PARTNER CERTIFICATES

   If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

   Security Owner's Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

   A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "- Grantor Trust Certificates - Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

   Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security

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Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

   A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

   If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

   Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

   Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

   Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

   Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

   Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

   Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning

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the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under
Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

   Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

   In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

   REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through
(x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

   In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

   REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

   The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the
"SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former
Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under
Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.


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   The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under
Section 856(c)(5)(B) of the Code.

   For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

   As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

   FASIT Regular Certificates. FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates" above.

   Non-REMIC and non-FASIT Debt Securities. Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

   Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

   Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

   Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership

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and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

   Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.


                       STATE AND LOCAL TAX CONSIDERATIONS


   In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

   For example, a REMIC or FASIT or Non-REMIC or Non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.


                              ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

   A Plan's investment in securities may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and

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an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

   Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of securities by a Party in Interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

   The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

   For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

   Among the general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are:

   o The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   o If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the issuer;

   o One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the securities are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

   o The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a "Designated Transaction") by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating Agency");

   o The trustee may not be an affiliate of any other member of the Restricted Group, as defined below other than the underwriter;

   o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

   o The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

   o Where the issuer is an owner trust, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller; and

   o Assets of the type included as assets of the trust fund have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the securities in reliance upon the Exemption.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the
Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

   A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied for that security.

   The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a security may not be purchased by or sold to a Plan in such circumstances other than to an insurance company general account pursuant to Prohibited Transaction Class Exemption ("PTCE") 95-60.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of securities.

   The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the trust fund within the pre-funding period, which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on or before the closing date.

   The Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

   An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.


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
   A "qualified plan investor" is a Plan where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

   In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing
Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;
(e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

   To the extent the securities are notes treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, without regard to whether or not the Non-Equity Securities are treated as equity, the acquisition or holding of Non-Equity Securities by or on behalf of a Plan could still give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Non-Equity Security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as PTCE 84-14, which exempts certain

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
transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   The depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not purchased using the assets of any Plan if any of the depositor, the master servicer, the servicer, the trustee, or underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan unless a prohibited transaction exemption is applicable to this type of transaction.

   Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of securities should consider the federal income tax consequences of that investment.

   Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

   The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.


                                LEGAL INVESTMENT


   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.


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
   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

   All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.


                             METHOD OF DISTRIBUTION


   Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

   o by negotiated firm commitment underwriting and public reoffering by underwriters;

   o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

   o by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations,

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
any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the securities Act of 1933 or will contribute to payments required to be made in respect thereof.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

   If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.


                                 LEGAL MATTERS


   The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Mckee Nelson LLP, 1919 M Street, N.W., Washington, D.C. 20036.


                             FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATINGS


   It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related prospectus supplement.

   A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher

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
or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

   There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

   The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.


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                                    ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

   Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

   Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

   The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

   Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


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
SECONDARY MARKET TRADING


   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

   Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

   Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

   As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

   Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

   Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     (a) borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

   Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS


   A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8 or W-8BEN). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

   Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-
8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding).

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

   The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                PAGE
------------                                                                ----
1986 Act ................................................................    76
accrual class ...........................................................    77
Aegis ...................................................................    21
Agreement ...............................................................    14
Allowable Interest Rate .................................................    97
Allowable Notional Amount ...............................................    97
APR .....................................................................    17
Available Funds .........................................................    28
beneficial owner ........................................................    38
benefit plan investors ..................................................    94
BIF .....................................................................    52
Capitalized Interest Account ............................................    54
CERCLA ..................................................................    67
Class Security Balance ..................................................    28
Clearstream, Luxembourg .................................................    39
Code ....................................................................    28
COFI securities .........................................................    36
Collateral Value ........................................................    18
Combined Loan-to-Value Ratio ............................................    17
Company counsel .........................................................    73
constant yield election .................................................    79
cooperative loans .......................................................    15
cooperatives ............................................................    15
Cut-off Date Principal Balance ..........................................    27
Debt Securities .........................................................    76
debt-to-income ratio ....................................................    25
Definitive Security .....................................................    38
Designated Transaction ..................................................    95
Detailed Description ....................................................    15
DOL .....................................................................    94
DTC .....................................................................    37
Eleventh District .......................................................    35
ERISA ...................................................................    28
European Depositories ...................................................    38
Events of Default .......................................................    59
Exemption ...............................................................    95
EYS Agreement ...........................................................    98
FASIT ...................................................................    74
FASIT regular certificates ..............................................    74
FDIC ....................................................................    25
FHLBSF ..................................................................    35
fiduciary ...............................................................    95
Financial Intermediary ..................................................    38
Fitch ...................................................................    95
Funding Period ..........................................................    54
Garn-St Germain Act .....................................................    69
Grantor Trust ...........................................................    75
Grantor Trust Certificates ..............................................    75
Guide ...................................................................    21
High Cost Loans .........................................................    71
High-Yield Interests ....................................................    74

DEFINED TERM                                                                PAGE
------------                                                                ----
Home equity loans .......................................................     15
Homeownership Act .......................................................     72
Indenture ...............................................................     26
inducement fees .........................................................     83
Insurance Proceeds ......................................................     53
Insured Expenses ........................................................     53
L/C Bank ................................................................     43
L/C Percentage ..........................................................     43
Leveraged ...............................................................     97
Liquidation Expenses ....................................................     53
Liquidation Proceeds ....................................................     53
Loan Rate ...............................................................     15
Loan-to-Value Ratio .....................................................     17
market discount bond ....................................................     78
MERS ....................................................................     51
MGT/EOC .................................................................     40
Moody's .................................................................     44
Mortgage ................................................................     50
National Cost of Funds Index ............................................     36
NCUA ....................................................................    100
New Proposed Regulations ................................................     85
Non-Equity Securities ...................................................     98
non-pro rata security ...................................................     79
OID .....................................................................     76
OID Regulations .........................................................     76
OTS .....................................................................     36
outside reserve fund ....................................................     74
Ownership certificate ...................................................     74
PAC Method ..............................................................     77
Parties in Interest .....................................................     94
Partner Certificates ....................................................     76
Pass-Through Rate .......................................................     14
Permitted Investments ...................................................     44
Plans ...................................................................     94
Policy Statement ........................................................    100
Pool Insurance Policy ...................................................     45
Pool Insurer ............................................................     45
Pooling and Servicing Agreement .........................................     14
Pre-Funded Amount .......................................................     54
Pre-Funding Account .....................................................     54
Primary Mortgage Insurance Policy .......................................     16
Prime Rate ..............................................................     37
Principal Prepayments ...................................................     29
prohibited transactions .................................................     87
Properties ..............................................................     16
PTCE ....................................................................     96
Purchase Price ..........................................................     26
QPAM ....................................................................     98
Qualified Stated Interest ...............................................     76
Rating Agency ...........................................................     95
RCRA ....................................................................     67

DEFINED TERM                                                                PAGE
------------                                                                ----
Record Date .............................................................    27
Refinance Loan ..........................................................    18
regular interests .......................................................    73
REIT ....................................................................    75
Relevant Depositary .....................................................    38
Relief Act ..............................................................    70
REMIC ...................................................................    73
residual Interest .......................................................    73
Retained Interest .......................................................    27
Rules ...................................................................    38
S&P .....................................................................    95
SAIF ....................................................................    52
Sale and Servicing Agreement ............................................    14
SBJPA of 1996 ...........................................................    92
secured creditor exclusion ..............................................    67
Securities Act ..........................................................    18
Security Account ........................................................    52
Security Owners .........................................................    37
Security Register .......................................................    27
Sellers .................................................................    14
Senior Securities .......................................................    42

DEFINED TERM                                                                PAGE
------------                                                                ----
Senior Securityholders ..................................................    42
Servicing Fee ...........................................................    58
significant .............................................................    94
Single Family Properties ................................................    17
SMMEA ...................................................................    99
Stripped Bond Rules .....................................................    88
Subordinated Securities .................................................    42
Subordinated Securityholders ............................................    42
Subsequent Loans ........................................................    54
super-premium class .....................................................    77
Swap ....................................................................    97
Swap Agreement ..........................................................    97
Terms and Conditions ....................................................    40
Tiered REMICs ...........................................................    93
Title V .................................................................    70
Trust Agreement .........................................................    14
Trust Fund Assets .......................................................    14
UCC .....................................................................    66
underwriter .............................................................    95
withholding agent .......................................................    80

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